UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

(Amendment No.     )

Filed by the Registrant	Filed by a Party other than the Registrant

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CDW CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CDW

WE MAKE TECHNOLOGY WORK SO PEOPLE CAN

DO GREAT THINGS

NOTICE OF 2023 ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT

“There are two things we know for sure – technology will continue to be a critical driver of outcomes and CDW will be there for our customers as their trusted technology advisor – to make technology work so people can do great things.”

Dear Fellow Stockholder,

Over the past three years the velocity of digital adoption took a quantum leap as the global pandemic forever altered the role of technology in our lives. Today, technology fuels advancement across every industry and virtually every facet of our lives. It unlocks and amplifies value and is at the epicenter of progress. In an industry defined by relentless change, CDW has always been there for our customers. To help them navigate complexity and achieve their mission. This is at the core of who we are and our value proposition.

As we move into 2023, the macroeconomic environment continues to reflect global uncertainty. There are two things we know for sure – technology will continue to be a critical driver of outcomes and CDW will be there for our customers as their trusted technology advisor – to make technology work so people can do great things.

Annual Meeting Invitation

On behalf of our Board of Directors, I would like to invite you to CDW’s 2023 Annual Meeting of Stockholders. The meeting will be held virtually on Thursday, May 18, 2023, at 10:00 a.m. CDT at www.virtualshareholdermeeting.com/CDW2023. The attached Notice of Annual Meeting of Stockholders and Proxy Statement will serve as your guide to the business conducted at the meeting. Your vote is very important. Whether or not you plan to attend the Annual Meeting, we urge you to vote either via the Internet, by telephone, or by signing and returning a proxy card. Please vote as soon as possible so that your shares will be represented. For more information on CDW and to take advantage of our many stockholder resources and tools, we encourage you to visit our Investor Relations website at investor.cdw.com. Thank you for your continued trust in CDW and investment in our business.

Christine A. Leahy

Chair, President and Chief Executive Officer

April 7, 2023

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When:

THURSDAY, MAY 18, 2023

10:00 a.m. CDT

Where:

Live webcast online at
www.virtualshareholdermeeting.com/CDW2023

REVIEW YOUR PROXY STATEMENT AND VOTE IN ADVANCE OF THE ANNUAL MEETING IN ONE OF FOUR WAYS:

BY INTERNET USING YOUR COMPUTER Visit 24/7 www.proxyvote.com

BY TELEPHONE Dial toll-free 24/7 1-800-690-6903 (registered holders) 1-800-454-8683 (beneficial holders)

BY MAILING YOUR PROXY CARD Cast your ballot, sign your proxy card and return by mail in the postage prepaid envelope

BY INTERNET USING YOUR TABLET OR SMARTPHONE Scan this QR code 24/7 to vote with your mobile device (may require free software)

Please refer to the enclosed proxy materials or the information forwarded by your broker, bank, or other holder of record to see which voting methods are available to you.
NOTICE
of Annual Meeting of Stockholders

WE ARE PLEASED TO INVITE YOU TO THE CDW CORPORATION ANNUAL MEETING OF STOCKHOLDERS.

Items of business:

1.	To elect the ten director nominees named in this proxy statement for a term expiring at the 2024 Annual Meeting of Stockholders;
2.	To approve, on an advisory basis, named executive officer compensation;
3.	To approve, on an advisory basis, the frequency of the advisory vote to approve named executive officer compensation;
4.	To ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023;
5.	To approve the amendment to the Company’s Certificate of Incorporation to allow stockholders the right to call special meetings;
6.	To approve the amendment to the Company’s Certificate of Incorporation to reflect new Delaware law provisions regarding officer exculpation; and
7.	To consider any other matters that may properly come before the meeting or any adjournments or postponements of the meeting.

RECORD DATE

Holders of our common stock at the close of business on March 22, 2023 are entitled to notice of, and to vote at, the Annual Meeting.

HOW TO VOTE

Your vote is important to us. Please see “Voting Information” on page 5 for instructions on how to vote your shares.

These proxy materials are first being distributed on or about April 7, 2023.

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ATTENDING THE VIRTUAL ANNUAL MEETING

This year’s Annual Meeting is being held in a virtual-only format via live audio webcast. To participate in the Annual Meeting online, please visit www.virtualshareholdermeeting.com/CDW2023 and enter the 16-digit control number included on your Notice of Internet Availability of Proxy Materials, proxy card or the instructions that accompanied your proxy materials. You will be able to vote your shares electronically during the Annual Meeting by following the instructions available on the meeting website. For beneficial holders who do not have a control number, please contact your broker, bank or other nominee as soon as possible so that you can be provided with a control number and gain access to the meeting. If you do not have access to a 16-digit control number, you may access the meeting as a guest by going to www.virtualshareholdermeeting.com/CDW2023, but you will not be able to vote during the meeting or ask questions.

By Order of the Board of Directors,

Frederick J. Kulevich

Senior Vice President, General Counsel
and Corporate Secretary

April 7, 2023

Important Notice Regarding Availability of Proxy Materials for the Annual Meeting to be Held on May 18, 2023:
The proxy materials relating to our 2023 Annual Meeting (notice, proxy statement and annual report) are available at www.proxyvote.com.

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TABLE OF CONTENTS

Notice of Annual Meeting of Stockholders	2
Voting Information	5
Proxy Summary	7
Business Overview	7
Our Business Performance	8
Corporate Governance Highlights	10
Board Highlights	11
Executive Compensation Highlights	12
Our Executive Compensation Practices	13
2022 Say-on-Pay Vote	13
Corporate Governance	14
Corporate Governance Highlights	14
Environmental, Social and Governance	15
Adoption of Special Meeting Right in Response to 2022 Written Consent Stockholder Proposal	17
Independence of Our Board of Directors	18
Board of Directors Leadership Structure	19
Lead Independent Director	19
Board and Committee Meetings	20
Board Committees	20
Oversight of Strategy	21
Oversight of Risk	22
Oversight of ESG	22
Oversight of Human Capital Management	22
Code of Business Conduct and Ethics	22
Hedging, Short Sales and Pledging Policies	23
Executive Compensation Policies and Practices	23
Communications with the Board of Directors	23
Compensation Committee Interlocks and Insider Participation	23
Related Person Transactions	24
PROPOSAL 1–Election of Directors	25
Director Nomination Process	25
Director Qualifications	25
2023 Nominees for Election to the Board of Directors	28
Director Compensation	33
Elements of Director Compensation	33
Director Compensation Review	33
Lead Independent Director and Nominating and Corporate Governance Committee Chair Compensation	34
Stock Ownership Guidelines	34
2022 Director Compensation Table	35
Stock Ownership	36
PROPOSAL 2–Advisory Vote to Approve Named Executive Officer Compensation	38
Compensation Discussion and Analysis	39
Our Named Executive Officers	39
Overview	40
What We Pay And Why	43
How We Make Executive Compensation Decisions	49
Compensation Committee Report	51
2022 Executive Compensation	52
2022 Summary Compensation Table	52
2022 Grants of Plan-Based Awards Table	53
2022 Outstanding Equity Awards at Fiscal Year-End Table	54
2022 Option Exercises and Stock Vested Table	55
2022 Nonqualified Deferred Compensation Table	55
2022 Potential Payments Upon Termination or Change in Control	56
Pay Ratio	60
Pay Versus Performance	60
PROPOSAL 3–Advisory Vote on the Frequency of the Advisory Vote to Approve Named Executive Officer Compensation	65
Equity Compensation Plan Information	66
PROPOSAL 4–Ratification of Selection of Independent Registered Public Accounting Firm	67
Engagement of Independent Registered Public Accounting Firm	67
Fees Paid to EY	68
Audit Committee Approval Policies and Procedures	68
Audit Committee Report	69
PROPOSAL 5–Approval of the Amendment to the Company’s Certificate of Incorporation to Allow Stockholders the Right to Call Special Meetings	70
PROPOSAL 6–Approval of the Amendment to the Company’s Certificate of Incorporation to Reflect New Delaware Law Provisions Regarding Officer Exculpation	72
Frequently Asked Questions Concerning the Annual Meeting	73
Additional Company Information	76
Stockholder Proposals for the 2024 Annual Meeting	77
APPENDIX A–Non-GAAP Financial Measure Reconciliations	78
APPENDIX B–Forward-Looking Statements	80
APPENDIX C–Proposed Amendments to the Certificate of Incorporation	81
APPENDIX D–Special Meeting Bylaw Amendments	86

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Voting Information

Who is Eligible to Vote

You are entitled to vote at the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) if you were a stockholder of CDW Corporation (the “Company” or “CDW”) as of the close of business on March 22, 2023, the record date for the Annual Meeting.

Participate in the Future of CDW—Vote Today

Please cast your vote as soon as possible on all of the proposals listed below to ensure that your shares are represented.

Proposal	Topic	More Information	Board Recommendation
Proposal 1	Election of Directors	Page 25	FOR each Director Nominee
Proposal 2	Advisory Vote to Approve Named Executive Officer Compensation	Page 38	FOR
Proposal 3	Advisory Vote on the Frequency of the Advisory Vote to Approve Named Executive Officer Compensation	Page 65	1 YEAR
Proposal 4	Ratification of Selection of Independent Registered Public Accounting Firm	Page 67	FOR
Proposal 5	Approval of the Amendment to the Company’s Certificate of Incorporation to Allow Stockholders the Right to Call Special Meetings	Page 70	FOR
Proposal 6	Approval of the Amendment to the Company’s Certificate of Incorporation to Reflect New Delaware Law Provisions Regarding Officer Exculpation	Page 72	FOR

Virtual Annual Meeting

The Annual Meeting will be held via live audio webcast on Thursday, May 18, 2023, at 10:00 a.m. CDT, in a virtual-only meeting format. There will not be a physical location for the Annual Meeting, and you will not be able to attend the meeting in person.

You are entitled to participate in the Annual Meeting if you were a stockholder as of the close of business on March 22, 2023, the record date. To participate in the Annual Meeting online, please visit www.virtualshareholdermeeting.com/CDW2023 and enter the 16-digit control number included on your Notice of Internet Availability of Proxy Materials, proxy card or the instructions that accompanied your proxy materials. For beneficial holders who do not have a control number, please contact your broker, bank or other nominee as soon as possible so that you can be provided with a control number and gain access to the meeting. If you do not have access to a 16-digit control number, you may access the meeting as a guest by going to www.virtualshareholdermeeting.com/CDW2023, but you will not be able to vote during the meeting or ask questions.

Voting in Advance of the Annual Meeting

Even if you plan to attend our virtual Annual Meeting via webcast, please read this proxy statement with care and vote right away as described in the Notice on p. 2 of this proxy statement. For stockholders of record, have your notice and proxy card in hand and follow the instructions. If you hold your shares through a broker, bank or other nominee, you will receive voting instructions from your broker, bank or other nominee, including whether telephone or Internet options are available.

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Voting at the Annual Meeting

You may vote electronically via webcast at the Annual Meeting by following the instructions available on the meeting website.

Frequently Asked Questions

We provide answers to many frequently asked questions about the meeting and voting under “Frequently Asked Questions Concerning the Annual Meeting” beginning on p. 73 of this proxy statement.

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PROXY SUMMARY

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement and our 2022 Annual Report on Form 10-K carefully before voting at the Annual Meeting of Stockholders. Measures used in this proxy statement that are not based on accounting principles generally accepted in the United States (“non-GAAP”) are each defined and reconciled to the most directly comparable GAAP measure in Appendix A. This proxy statement also contains forward-looking statements; see Appendix B for more information.

Business Overview

We are a market leading multi-brand provider of information technology (“IT”) solutions to over 250,000 small, medium and large business, government, education and healthcare customers in the United States (“US”), the United Kingdom (“UK”) and Canada. We are a Fortune 500 company and member of the S&P 500 Index with approximately 15,100 coworkers. Our broad array of offerings ranges from discrete hardware and software products to integrated IT solutions and services that include on-premise and cloud capabilities across hybrid infrastructure, digital experience, and security.

We are vendor, technology, and consumption model “agnostic,” offering more than 100,000 products, services, and solutions from over 1,000 leading and emerging brands. Our solutions are delivered in physical, virtual, and cloud-based environments through approximately 10,600 customer-facing coworkers, including sellers, highly-skilled technology specialists and advanced service delivery engineers. We are a leading sales channel partner for many original equipment manufacturers, software publishers and cloud providers (collectively, our “vendor partners”), whose products we sell or include in the solutions we offer. We provide our vendor partners with a cost-effective way to reach customers and deliver a consistent brand experience through our established end-market coverage, technical expertise, and extensive customer access.

We simplify the complexities of technology solutions across design, selection, procurement, integration and management for our customers. Our goal is to have our customers, regardless of their size, view us as a trusted adviser and extension of their IT resources. Our multi-brand offering approach across our vendor partners enables us to provide the solutions and services that best address each customer’s specific requirements to enable their desired business outcomes.

We have capabilities to provide integrated IT solutions in more than 150 countries for customers with primary locations in the US, UK, and Canada, which are large and growing markets. According to the International Data Corporation, the total US, UK, and Canadian IT market generated approximately $1.4 trillion in sales in 2022. We believe our addressable markets in the US, UK and Canada represent approximately $460 billion in annual sales. These are highly fragmented markets served by thousands of IT resellers and solutions providers. We believe that demand for IT will continue to outpace general economic growth in the markets we serve fueled by new technologies, including hybrid and cloud computing, virtualization and mobility as well as growing end-user demand for security, efficiency and productivity.

As we have evolved with the IT market, we have built an organization with significant scale, reach and deep intimate knowledge of customer and partner needs. When coupled with our market presence, our broad and deep solutions portfolio, and our large and highly-skilled sales and technical organization, we deliver unique value – for both our customers and our vendor partners.

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Our Business Performance

2022 Business Highlights

Our 2022 performance demonstrated the power of our business model when coupled with our broad and deep portfolio of technology solutions, and reinforced the strength of our strategy.

Percentages are year-over-year. See Appendix A for a reconciliation of each non-GAAP financial measure to the most directly comparable GAAP measure.

There were three main drivers of performance in 2022:

•	First, our balanced portfolio of our diverse customer end-markets, including three US reportable segments - Corporate, Small Business and Public, which is comprised of government, education and healthcare customer channels – and our Other segment, which is comprised of our UK and Canadian operations. Each of the five US sales channels is a meaningful business on its own, with Net sales in 2022 ranging from $1.9 billion to over $10 billion. Within each channel, teams are further segmented to focus on customer end-markets, including geographies, and verticals. We also have our UK and Canadian operations, which together delivered sales of $2.9 billion USD. All segments and channels grew year-over-year, with the exception of the Education channel, which experienced substantial growth in prior years due to extraordinary circumstances in the client devices space. Corporate, healthcare and government led the way, with support from our recent acquisition of Sirius Computer Solutions, Inc. (“Sirius”), a leading provider of secure, mission-critical technology-based solutions, while our international business also contributed strong double-digit growth.

•	Second, the breadth and depth of our technology solutions portfolio of more than 100,000 products from over 1,000 leading and emerging brands. This breadth ensures we are well-positioned to meet our customers’ needs and pivot quickly to trends in customer demand. This was especially important during the fourth quarter when we delivered record profitability, despite unprecedented shifts in customer priorities that impacted client device demand. The past few years have demonstrated that technology is essential to all sectors of the economy and will play an increasingly important role in the future. We have seen customers shift priorities from remote enablement and continuity to strengthening, sustaining, and securing infrastructure, platforms, and end points. We have helped our customers smartly deploy their IT resources, navigate through interconnected and complex solutions, and adopt modern software and infrastructure architectures and practices whether on-premise, hybrid or in the cloud. Our performance reflected the success of past investments, both organic and inorganic, especially in cloud and security, and our ability to help our customers across the full IT solutions stack and lifecycle.

•	Third, we continued to make excellent progress against our three-part strategy for growth: (1) to acquire new customers and capture share, (2) to enhance our solutions capabilities, and (3) to expand our services capabilities. The combination of these three interconnected pillars, with our scope and scale, creates powerful differentiation in the market. We benefited from our strong competitive advantages and value proposition in 2022. Customers turned to CDW as a trusted advisor to help with some of their toughest IT challenges. We continued to invest in high-growth solutions and services capabilities, including integration of Sirius. We remain confident that we have the right strategy to best serve our customers, optimize our productivity, and enhance our competitive position.

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We also made progress against our 2022 capital allocation priorities. These priorities are designed to provide stockholders with a balance between receiving short-term capital returns and long-term value creation. Our first priority is to increase dividends annually. In November 2022, we increased our dividend by 18%, the ninth consecutive year of dividend increases. We returned more than $280 million in cash to stockholders in 2022 via dividends, temporarily pausing share repurchases after completing $1.5 billion in share repurchases in 2021. In 2022, to ensure we have the right capital structure in place, we reduced our borrowings by $936 million. We ended the year with a net leverage ratio of 2.6 times, demonstrating strong growth and excellent cash generation and were within our targeted range after satisfying the commitments we made after the financing of the Sirius acquisition.

2022 CAPITAL ALLOCATION PRIORITIES

PRIORITIES	OBJECTIVES	ACTIONS

Increase Dividends Annually	Target ~25% payout of non-GAAP net income; grow in line with earnings	18% increase in November 2022 to $2.36/share annually

Maintain Net Leverage Ratio(1)	Use FCF After Dividends to Pay Down Debt Until Net Leverage is within Range of 2.5 to 3.0 Times	Currently at 2.6 times(2); down from 3.4x(3) in 2021

Supplement Organic Growth with M&A	Lower Priority on M&A Until Net Leverage Ratio is More Firmly in the Target Range	Acquired Sirius on December 1, 2021, for $2.5 billion

Return Excess Free Cash Flow after Dividends & M&A Through Share Repurchases	Lower Priority on Share Repurchases Until Net Leverage Ratio is More Firmly in the Target Range	$1.5 billion of Share Repurchases in 2021 more than Offset Multiple Years of Incentive Plan Dilution

(1)	Defined as the ratio of total debt at period-end excluding any unamortized discount and/or premium and deferred financing costs, less cash and cash equivalents, to trailing twelve months Non-GAAP operating income plus depreciation and amortization in selling, general and administrative expenses (excluding amortization expenses for acquisition-related intangible assets).
(2)	As of December 31, 2022.
(3)	The Net Leverage Ratio of 3.4 times was a result of CDW issuing $2.5 billion of senior notes on December 1, 2021, to fund the acquisition of Sirius.

For further details about our performance in 2022, please see the Company’s 2022 Annual Report on Form 10-K.

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Long-Term Performance

Over the past 5 years, our cumulative total shareholder return has outpaced the S&P 500 Index, the S&P 500 Information Technology Index, and our 2022 compensation peer group set forth in the “Compensation Discussion and Analysis — Comparison to Relevant Peer Group” section of this proxy statement, and we have returned $4.1 billion to shareholders through dividends and share repurchases over that time period.

The cumulative total shareholder return chart compares the cumulative total shareholder return, including reinvestment of dividends, on $100 invested in CDW common stock for the period from market close on December 31, 2017 through market close on December 31, 2022, with the cumulative total return for the same time period of the same amount invested in the S&P 500 Index, the S&P 500 Information Technology Index and our 2022 compensation peer group set forth in the “Compensation Discussion and Analysis — Comparison to Relevant Peer Group” section of this proxy statement.

Corporate Governance Highlights

   Annual election of all directors

   Lead Independent Director

   All of our directors, other than the Chair of our Board, are independent and the independent directors regularly meet in executive session

   100% independent Audit, Compensation and Nominating and Corporate Governance Committees

   All of our Audit Committee members qualify as “audit committee financial experts” under SEC rules

   15 year Board term limit to promote Board refreshment

   Our Board of Directors has approved a management proposal to allow stockholders the right to call special meetings (Proposal 5 in this proxy statement)

   Proxy access right

   Majority vote to elect directors with resignation policy

   Restrictions on other board service by directors

   Annual Board and Audit, Compensation and Nominating and Corporate Governance Committee evaluations

   No supermajority vote requirements

   No stockholder rights plan or poison pill

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Director Nominee Highlights

Our Board strives to maintain a highly independent, balanced and diverse group of directors that collectively possess the skills and expertise to ensure effective oversight. Over the last five years, the Board has appointed four new directors, all of whom are diverse.

Our Director Nominees

Name & Professional Background	Age	Director Since(1)	Independent	Committee Memberships	Other Public Company Boards
Virginia C. Addicott Retired President & Chief Executive Officer, FedEx Custom Critical	59	2016		▪ Audit ▪ Nominating & Corporate Governance	1
James A. Bell Retired Executive Vice President, Corporate President & Chief Financial Officer, The Boeing Company	74	2015		▪ Audit (Chair) ▪ Nominating & Corporate Governance	1
Lynda M. Clarizio Co-Founder and General Partner of The 98 and Former Executive Vice President, Strategic Initiatives, The Nielsen Company (US), LLC	62	2015		▪ Compensation ▪ Nominating & Corporate Governance	3
Anthony R. Foxx Former United States Secretary of Transportation	51	2021		▪ Compensation ▪ Nominating & Corporate Governance	2
Marc E. Jones Chairman, President and Chief Executive Officer of Aeris Communications, Inc.	64	2023		▪ Audit ▪ Nominating & Corporate Governance	1
Christine A. Leahy Chair, President & Chief Executive Officer, CDW Corporation	58	2019	–	–	1
Sanjay Mehrotra President & Chief Executive Officer, Micron Technology, Inc.	64	2021		▪ Compensation (Chair) ▪ Nominating & Corporate Governance	1
David W. Nelms (Lead Independent Director) Retired Chairman & Chief Executive Officer, Discover Financial Services, Inc.	62	2014		▪ Audit ▪ Nominating & Corporate Governance (Chair)	—
Joseph R. Swedish Retired Chairman, President & Chief Executive Officer, Anthem, Inc.	71	2015		▪ Compensation ▪ Nominating & Corporate Governance	2
Donna F. Zarcone Retired President & Chief Executive Officer, The Economic Club of Chicago	65	2011		▪ Audit ▪ Nominating & Corporate Governance	1

(1)	The time period for service as a director of CDW includes service on the Board of Managers of CDW Holdings LLC, our parent company prior to our initial public offering in 2013.

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Director Nominee Diversity

Executive Compensation Highlights

CEO Pay for Performance

Our executive compensation program is focused on driving sustained meaningful profitable growth and stockholder value creation. The Compensation Committee seeks to foster these objectives through a compensation system that focuses heavily on variable, performance-based incentives that create a balanced focus on our short-term and long-term strategic and financial goals. As shown in the chart, in 2022, approximately 90% of the target compensation of our Chair, President and Chief Executive Officer was variable and is realized only if the applicable financial performance goals are met and/or our stock price increases.

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Our Executive Compensation Practices

Our executive compensation practices include the following, each of which the Compensation Committee believes reinforces our executive compensation objectives:

OUR EXECUTIVE COMPENSATION PRACTICES

Significant percentage of target annual compensation delivered in the form of variable compensation tied to performance	We do not have 280G tax gross-ups
Long-term objectives aligned with the creation of stockholder value	We do not have an enhanced severance multiple upon a change in control
Target total compensation at the competitive market median	We do not have excessive severance benefits
Market comparison of executive compensation against a relevant peer group	We do not pay dividends or dividend equivalents on unearned equity awards under our long-term incentive plan
Use of an independent compensation consultant reporting directly to the Compensation Committee and providing no other services to the Company	We do not allow repricing of underwater stock options under our long-term incentive plan without stockholder approval
Double-trigger vesting for equity awards in the event of a change in control under our long-term incentive plan	We do not allow hedging or short sales of our securities, and we restrict pledging of our securities
Robust stock ownership guidelines
Clawback policy
Annual say-on-pay vote
Limited perquisites
Annual equity awards are granted following the release of the Company’s annual earnings report

Extensive information regarding our executive compensation program in place for 2022 can be found in the “Compensation Discussion and Analysis” section of this proxy statement.

2022 Say-on-Pay Vote

Stockholders continued to show strong support of our executive compensation program, with approval by approximately 94% of the votes cast for the Company’s say-on-pay vote at our 2022 Annual Meeting of Stockholders and, since our initial public offering in 2013 (“IPO”), our stockholders have overwhelmingly supported our executive compensation program, with an average approval of approximately 97% of the votes cast for the Company’s say-on-pay vote at the annual meetings of stockholders since our IPO.

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Corporate Governance

Our success is built on the trust we have earned from our customers, coworkers, business partners, investors and communities, and that trust sustains our success. Part of this trust stems from our commitment to good corporate governance. Our Company is governed by our Board of Directors (“Board of Directors” or “Board”). The Board is responsible for providing oversight of the strategic and operational direction of the Company and supporting the Company’s long-term interests.

To provide a framework for effective governance, our Board has adopted Corporate Governance Guidelines, which outline the operating principles of our Board and the composition and working processes of our Board and its committees. The Nominating and Corporate Governance Committee periodically reviews our Corporate Governance Guidelines and developments in corporate governance and recommends proposed changes to the Board for approval.

Our Corporate Governance Guidelines, along with other corporate governance documents such as committee charters and The CDW Way Code (our code of business conduct and ethics), are available on the Governance section of our Investor Relations website at investor.cdw.com. These documents and any other information available on our website are not part of, or incorporated by reference into, this proxy statement.

Corporate Governance Highlights

Annual Election of Directors. All directors are elected annually.

Lead Independent Director. David W. Nelms serves as our Lead Independent Director.

Independent Board. Our Board of Directors is comprised entirely of independent directors, other than our Chair, who also serves as President and Chief Executive Officer. The independent members of our Board of Directors regularly meet in executive session.

Independent Board Committees. All members of our Audit, Compensation and Nominating and Corporate Governance Committees are independent directors.

Audit Committee Financial Experts. All members of our Audit Committee qualify as “audit committee financial experts” as defined under U.S. Securities and Exchange Commission (“SEC”) rules.

Board Term Limit. Our Corporate Governance Guidelines provide that a director will not be renominated at the next annual meeting of stockholders after 15 years of service on our Board of Directors, absent special circumstances. In 2022, our Board increased the Board term limit from 12 to 15 years to allow for Board stability and continuity, while maintaining a strong refreshment process, ensuring a balance of tenures, perspectives and skill sets.

Stockholder Right to Call Special Meetings. Our Board has approved a management proposal to allow stockholders the right to call special meetings (Proposal 5 in this proxy statement).

Proxy Access. Our Amended and Restated Bylaws (“Bylaws”) permit a stockholder, or a group of up to 20 stockholders, owning at least 3% of our outstanding common stock continuously for at least 3 years to nominate and include in our proxy materials director nominees constituting up to 2 individuals or 20% of the Board, whichever is greater, as further detailed in our Bylaws.

Majority Vote. Directors are elected by majority vote of our stockholders in uncontested elections. We have a resignation policy that applies if a director fails to receive a majority of the votes cast.

Restrictions on Other Board Service. Our Corporate Governance Guidelines restrict the number of public company boards on which our directors may serve. A director who is currently an executive officer of a public company may serve on a total of 2 public company boards (including our Board) and a director who is not currently an executive officer of a public company may serve on a total of 4 public company boards (including our Board).

Annual Board and Committee Evaluations. Our Lead Independent Director leads the annual Board evaluation process by conducting a one-on-one interview with each director to obtain feedback on and discuss Board performance and effectiveness. The results are then discussed by the Nominating and Corporate Governance Committee, which consists of all of our independent directors. Each of the Audit, Compensation and Nominating and Corporate Governance Committees also conducts an annual self-evaluation to discuss Committee performance and effectiveness.

No Supermajority Vote Requirements. Our Sixth Restated Certificate of Incorporation (“Certificate of Incorporation”) and Bylaws may be amended by the affirmative vote of a majority of the Company’s outstanding common stock.

No Stockholder Rights Plan. The Company does not have a stockholder rights plan or poison pill.

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Environmental, Social and Governance

At CDW, we make technology work so people can do great things.

This spirit also drives our commitment to making progress in every area of our Environmental, Social and Governance journey.
We operate our business in a responsible manner and are dedicated to making a positive impact for all our stakeholders and the world we share with them.

We are committed to implementation of a proactive Environmental, Social and Governance (“ESG”) agenda with a focus on topics of highest priority and relevance to CDW and our stakeholders. The Nominating and Corporate Governance Committee of our Board of Directors has oversight responsibility for CDW’s ESG programs and policies.

Our annual ESG reports, disclosures under the Sustainability Accounting Standards Board (SASB) and the Task Force on Climate-related Financial Disclosures (TCFD) frameworks and EEO-1 data are available on the ESG section of our website at cdw.com/esg. We will include our 2022 EEO-1 data on our website once our 2022 EEO-1 report is filed.

We focus our ESG efforts on the topics, challenges and opportunities where CDW is uniquely positioned to make the greatest impact and sustainably add value for our stakeholders:

2022 ESG MILESTONES
ESG Strategy	During 2022, we made significant progress in further refining and formalizing our ESG strategy and program structure. Last year’s milestones included: added a global head of ESG to our team; designated risk and ESG champions across the business; engaged leaders and cross-functional teams throughout the enterprise supporting the ESG strategy development process; expanded the ESG Steering Committee to cover the breadth of our business; and initiated an ESG materiality assessment refresh that will be completed in 2023 and guide our strategic focus in the coming years. We are committed to continuing to engage with our investors, customers, key vendor partners and coworkers as we further build out and implement the strategy globally.
Environmental	In 2022, we enabled online searchable access for customers to our portfolio of environmentally certified products (Energy Star, EPEAT and TCO); expanded our participation in electronics recycling programs; outperformed our waste diversion goal of 90%+ for the fourth year in a row at our two US distribution centers; and created a cross-functional, geographically diverse Climate Task Force to drive climate awareness within CDW and lead the development of the company’s global climate strategy.
Social	We have continued to build our One CDW culture and create a Coworker Experience that meets coworkers at every stage of their careers. Specific coworker efforts include making CDW a premier destination for tech talent and engaging coworkers through our culture of inclusion and belonging, participation in our Business Resource Groups, community involvement, and numerous training and leadership development opportunities. We also have continued to increase our multibillion-dollar spend with certified, small, diverse vendor partners as a member of the Billion Dollar Roundtable; and increased our social impact commitments to address digital equity in schools and communities – based on our belief in the transformative power of technology.
Governance and Ethics	At CDW, we understand that integrity, trust and good corporate governance matter to all our stakeholders. Recent enhancements to support these principles include: continued integration of our risk and audit frameworks and an enhanced information security function under one robust, enterprise-wide organization known as CDW Global Information Security, led by a new Global Chief Information Security Officer. In addition, the company has set forth a proposal to be voted on at this Annual Meeting that would provide stockholders with the right to call a special meeting.

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Ultimately, our ESG impact is made possible by continuing to drive our financial performance and shareholder value. Our demonstrated ability in sustaining a successful business is a key contributor to our continued ESG progress.

Recognitions

Overall ESG Awards	Workplace Awards

2022 Nasdaq 100 ESG, Ranked #11 By RepTrak Silver Rating By EcoVadis America’s Most JUST Companies By JUST Capital	World’s Best Employers 2022 By Forbes 2022 Best Places to Work By Glassdoor	Best Places to Work for 2023 By Built In Best Places to Work in IT 2023 By InsiderPro/ComputerWorld
Business Diversity Awards

DEI Awards

2022 Best Places to Work for LGBTQ+ Equality, 100% Corporate Equality Index
By Human Rights Campaign

Best Companies for Women 2022
By Fairygodboss

Best Technology Companies for Women 2022
By Fairygodboss

2022 Best Place to Work for Disability Inclusion
By Disability Equality Index

Best for Vets 2022 Employer (Gold designation)
By Military Times

2023 Military Friendly Companies (Silver designation)
By Military Friendly

Best of the Best Top Veteran-Friendly Companies 2022
By U.S. Veterans Magazine

Billion Dollar Roundtable

Best of the Best Supplier Diversity Program 2022
DIVERSEability Magazine

Best of the Best Supplier Diversity Program 2022
By Professional Woman’s Magazine

Best Supplier Diversity Program 2022
By Black EOE Journal

Best of the Best Supplier Diversity Program 2022 By HISPANIC Network Magazine America’s Top Corporations for Women’s Business Enterprises By The Women’s Business Enterprise National Council

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Adoption of Special Meeting Right in Response to 2022 Written Consent Stockholder Proposal

CDW values input from our stockholders, and regularly seeks and receives stockholder feedback when reviewing our governance practices or policies. At the 2022 annual meeting, holders of 67.2% of our outstanding shares expressed support for a non-binding stockholder proposal to allow action by written consent without a meeting of stockholders (the “2022 written consent proposal”). Of the votes cast, 78.7% supported the 2022 written consent proposal and 21.3% voted against it.

In 2022, our Board recommended voting against the 2022 written consent proposal for the following key reasons:

•	the written consent process lacks the important protections and advantages that stockholder meetings offer;
•	the written consent process does not promote transparent decision-making and could disenfranchise stockholders; and
•	CDW’s strong corporate governance practices demonstrate responsiveness, provide stockholders with means to express their views, and ensure Board accountability.

The Board remains concerned about the disruptive effects of a stockholder written consent right. For example, stockholder action by written consent could impede CDW and our stockholders’ ability to thoroughly consider significant corporate actions and possible alternatives. In addition, stockholders without full economic interests or voting rights in CDW could force CDW to expend significant company resources, and a small number of stockholders could potentially unduly influence corporate actions.

We view our relationship with our stockholders and other stakeholders as fundamental to good corporate governance practices, and have a strong record of stockholder engagement and responsiveness to stockholder concerns. Our Board appreciates that corporate governance practices are evolving, and consistently monitors trends and developments in corporate governance and compares them against current practices. CDW determined that, in light of these considerations, further engagement with our stockholders would be appropriate, both to understand better the vote results with respect to the 2022 written consent proposal and to allow CDW to incorporate stockholder feedback into its decision-making with respect to the appropriate response to the 2022 proposal.

Following the 2022 annual meeting, management, at the request of the Nominating and Corporate Governance Committee, undertook a robust stockholder outreach campaign. CDW solicited specific feedback from stockholders related to the 2022 written consent proposal to better understand why they did or did not vote for the 2022 written consent proposal and stockholders’ views with respect to potential responses to the 2022 proposal. CDW also sought to understand whether stockholder support for the 2022 written consent proposal represented a desire among stockholders for the right to act by written consent, or if stockholders had instead intended their votes to convey other preferences or priorities (for example, a desire for the right to act between annual meetings outside of informal stockholder engagement, such as a stockholder right to call a special meeting). With respect to the possibility of amending the Certificate of Incorporation and Bylaws to allow stockholders to call a special meeting, CDW management also sought feedback to understand stockholder preferences with respect to the ownership threshold at which such a right would apply.

We reached out to holders of approximately 63% of CDW’s outstanding common stock, and received feedback from holders of approximately 37% of the outstanding common stock, including our three largest stockholders who each own 5% or more of our stock (see “Stock Ownership - Principal Stockholders” in this proxy statement) and nine other of CDW’s 30 largest stockholders. Generally, the stockholders we spoke with indicated an understanding of CDW’s approach to seeking additional feedback and conducting further engagement in response to stockholder support for the 2022 proposal.

During the course of this engagement, CDW’s management heard a few key perspectives from stockholders. Even though approximately 72% of the stockholders that provided feedback stated that they voted for the 2022 written consent proposal, all of them preferred a right for stockholders to call a special meeting over the right for stockholders to act by written consent or were indifferent between the two rights. No stockholder expressed a preference for written consent over a right for stockholders to call a special meeting. Many stockholders expressing a preference for a special meeting right indicated that this approach was desirable because it allows stockholders to act in between annual meetings, but also better facilitates participation of all stockholders to discuss the topic under consideration through an orderly and transparent process. Holders of approximately 91% of the shares that provided feedback indicated that providing stockholders with the right to call a special meeting at a 25% threshold would be responsive to the support of CDW’s stockholders for the 2022 written consent proposal, while the remaining stockholders did not express a view on responsiveness.

In addition to the stockholder feedback described above, our Board also considered, among others, the prevailing corporate governance trends and market practices of S&P 500 companies and actions taken by similarly situated companies and the voting policies and guidelines of CDW’s investors and third-party advisory firms regarding the ability of stockholders to act in between annual meetings.

CDW believes that the right for stockholders to call a special meeting is a better alternative to the right for stockholders to act by written consent. Indeed, according to data collected by FactSet, as of March 20, 2023, only approximately 33.2% of S&P 500 companies allow stockholders to act by written consent (excluding those companies where unanimous written consent is required). In contrast, about 69.8% of S&P 500 companies afford stockholders the right to call a special meeting, usually subject to an ownership threshold (with a slight majority of S&P 500 companies that allow stockholders to call special meetings having an ownership threshold of 25% or greater).

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Based on the extensive analyses and stockholder feedback described above, our Board concluded that the adoption of a stockholder right to act by written consent would not be in the best interests of CDW and our stockholders. Our Board, however, is mindful of being responsive to stockholders’ expressed wishes regarding the ability to act outside the regular annual meeting cycle. In light of the fact that holders of a substantial majority of CDW’s outstanding shares that provided feedback believe that the right for stockholders to call a special meeting would be preferable to the right for stockholders to act by written consent, our Board has unanimously adopted, and recommends that stockholders approve, an amendment to our Certificate of Incorporation to allow stockholders to call special meetings. See “Proposal 5 - Approval of the Amendment to the Company’s Certificate of Incorporation to Allow Stockholders the Right to Call Special Meetings” (“Proposal 5”).

The right for stockholders to call a special meeting entails some concerns similar to those presented by stockholder action by written consent, in particular, a lack of transparency, the risk of stockholder disenfranchisement and the risk that a small group of CDW’s stockholders could use the process in support of actions that are not supported by a broad cross-section of our stockholders, resulting in an inefficient use of corporate resources, a concern that several of our stockholders expressed during our engagement. To address these risks, and subject to the approval by stockholders of Proposal 5, the Board has approved amendments to our Bylaws that include procedural requirements intended to mitigate the potential for abuse, including, among others:

•	a 25% ownership threshold for stockholders to call special meetings;
•	a requirement that the proponent for the special meeting request and such proponent’s affiliates (the “meeting requesting stockholder”) hold their share ownership continuously for one year as of the date of the request for the special meeting, to prevent abuse of the right by stockholders focused on short-term interests;
•	a requirement that the meeting requesting stockholder must first request in writing that the Board fix a record date to determine the stockholders entitled to request the calling of a special meeting;
•	a requirement that the meeting requesting stockholder provide certain information that is the same in all material respects as what would be required when stockholders seek to propose action or nominate directors at a stockholders’ meeting under our advance notice bylaws, in order to ensure that stockholders receive adequate information in connection with the special meeting and to improve transparency; and
•	a time limitation on action initiated within 90 days prior to the first anniversary of the preceding year’s annual meeting and ending on the date of the final adjournment of the next annual meeting of stockholders, to avoid unnecessary waste of resources.

The special meeting right adopted by our Board is consistent with prevailing corporate governance trends and the adopted ownership threshold is supported by a significant number of CDW’s stockholders. Holders of approximately 84% of shares that engaged with us generally supported a 25% ownership threshold to call special meetings, with holders of 9% of shares that engaged with us expressing a preference for a lower threshold and the remaining 7% expressing no preference on the threshold. Moreover, an analysis of market trends showed that 25% is the most prevalent threshold and reflects market practice; according to FactSet, as of March 20, 2023, approximately 50.9% of the S&P 500 companies that provide stockholders the right to call a special meeting have an ownership threshold of 25% or greater.

For all of the reasons described above, CDW determined that it would be consistent with the wishes of the majority of our stockholders, and responsive to the vote on the 2022 proposal, to amend the Certificate of Incorporation and the Bylaws to provide stockholders the right to call special meetings. In view thereof, the Board is presenting to CDW stockholders Proposal 5 to amend CDW’s Certificate of Incorporation to provide stockholders the right to call special meetings. If the proposed amendment is approved by the stockholders, the Bylaws will be amended to specify the procedures for stockholder-requested special meetings, with provisions consistent with feedback from our stockholders and prevailing market trends.

We continue to welcome stockholder feedback on these and other matters of importance to all of our investors and will incorporate such feedback appropriately into our decision-making, actions and approach to stockholder engagement and corporate governance.

Independence of Our Board of Directors

Under our Corporate Governance Guidelines and the listing standards of the Nasdaq Global Select Market (“Nasdaq”), a majority of our Board members must be independent. The Board of Directors annually determines whether each of our directors is independent. In determining independence, the Board follows the independence criteria set forth in the Nasdaq listing standards and considers all relevant facts and circumstances.

Under the Nasdaq independence criteria, a director cannot be considered independent if he or she has one of the relationships specifically enumerated in the Nasdaq listing standards. In addition, the Board must affirmatively determine that a director does not have a relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Board has affirmatively determined that each of our current directors, other than our Chair, President and Chief Executive Officer, Christine A. Leahy, and each of the directors who served during the last completed fiscal year is independent under the applicable listing standards of Nasdaq.

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Board of Directors Leadership Structure

Christine A. Leahy, our President and Chief Executive Officer, was appointed Board Chair effective as of January 1, 2023. David W. Nelms, a non-executive and independent director, was elected by the Nominating and Corporate Governance Committee, which is comprised of all of the Board’s independent directors, to serve as Lead Independent Director. In making the decision to combine the role of Board Chair and Chief Executive Officer of our Company, the Board took into consideration Ms. Leahy’s more than 20 years of leadership at the Company and her extensive knowledge of, and experience with, the Company’s business. The Board believes that the combined role of Board Chair and Chief Executive Officer of our Company, together with the appointment of a Lead Independent Director, the independence of all Board members other than our Chief Executive Officer and the use of regular executive sessions of the independent directors, achieves an appropriate balance between the effective development of key strategic and operational objectives and independent oversight of management’s execution of those objectives.

The Board believes that having the Company’s Chief Executive Officer serve as Board Chair is in the best interest of its stockholders at this time because this structure ensures a seamless flow of communication between management and the Board, in particular with respect to the Board’s oversight of the Company’s strategic direction and risk management, as well as the Board’s ability to ensure management’s focused execution of that strategy. The Board additionally believes that, because the Chief Executive Officer is the director most familiar with the Company’s business, industry and day-to-day operations, she is well-positioned to help the Board focus on those issues of greatest importance to the Company and its stockholders and to assist the Board with identifying the Company’s strategic priorities, as well as the short-term and long-term risks and challenges facing the Company. While independent directors have invaluable experience and expertise from outside the Company and its business, giving them different perspectives regarding the development of the Company’s strategic goals and objectives, the Chief Executive Officer is well-suited to bring Company-specific experience and industry expertise to her discussions with independent directors.

Lead Independent Director

David Nelms LEAD INDEPENDENT DIRECTOR	The primary roles of our Lead Independent Director are to assist the Chair in managing the governance of the Board and to serve as a liaison between the Chair and other directors. The responsibilities of the Lead Independent Director, which are described in the Company’s Corporate Governance Guidelines, include, among others:

RESPONSIBILITY	DESCRIPTION
Board Meetings	Presides at all meetings of the Board at which the Chair is not present, including all executive sessions of the non-management and/or independent directors
Executive Sessions	Has the authority to call meetings of the non-management and/or independent directors
Agendas	Provides input to the Chair on the annual Board calendar, agenda items and schedules for each Board meeting and the materials and information to be presented to the Board
Communicating with Stockholders	Serves as a contact for and may represent the Board in communications with stockholders and other stakeholders who wish to communicate with non-management directors

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Board and Committee Meetings

Under our Corporate Governance Guidelines, our directors are expected to attend meetings of the Board and applicable committees and our annual meetings of stockholders.

In 2022, the Board held four meetings. In 2022, each of the directors attended at least 75% of the aggregate of all meetings of the Board and the committees on which he or she served (during the periods for which he or she served on the Board and such committees). In addition, each of our directors attended our 2022 Annual Meeting of Stockholders.

Board Committees

Our Board has an Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. Our Board has adopted charters for each of these committees, which are available on the Governance section of our Investor Relations website at investor.cdw.com. Under the committees’ charters, the committees report regularly to the Board and as the Board requests. Additional information on each of these committees is set forth below.

All Members Independent	Audit Committee
Primary Responsibilities:
James A. Bell (Chair) Virginia C. Addicott Marc E. Jones David W. Nelms Donna F. Zarcone

Our Audit Committee is responsible for, among other things: (1) appointing, compensating, retaining, evaluating, terminating and overseeing our independent registered public accounting firm; (2) discussing with our independent registered public accounting firm its independence from management; (3) reviewing with our independent registered public accounting firm the scope and results of its audit; (4) preapproving all audit and permissible non-audit services to be performed by our independent registered public accounting firm; (5) overseeing the accounting and financial reporting process and discussing with management and our independent registered public accounting firm the interim and annual financial statements that we file with the SEC; (6) reviewing and monitoring our accounting principles, accounting policies and financial and accounting controls; (7) establishing procedures for the confidential and anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters; (8) reviewing and approving or ratifying related person transactions; (9) overseeing our internal audit function; and (10) reviewing the Company’s compliance and ethics and risk management programs, including with respect to cybersecurity.

Meetings Held in 2022: 8

Independence:

Each member of the Audit Committee meets the audit committee independence requirements of Nasdaq and the rules under the Securities Exchange Act of 1934 (the “Exchange Act”).

The Board has designated each member of the Audit Committee as an “audit committee financial expert.” Each member of the Audit Committee is financially literate, knowledgeable and qualified to review financial statements.

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All Members Independent	Compensation Committee
Sanjay Mehrotra (Chair) Lynda M. Clarizio Paul J. Finnegan Anthony R. Foxx Joseph R. Swedish	Primary Responsibilities:

Our Compensation Committee is responsible for, among other things: (1) reviewing and approving the compensation of our chief executive officer and other executive officers; (2) reviewing and approving employment agreements and other similar arrangements between CDW and our executive officers; (3) administering our stock plans and other incentive compensation plans; (4) periodically reviewing and recommending to the Board any changes to our incentive compensation and equity-based plans; and (5) reviewing trends in executive compensation. The Compensation Committee may form, and delegate authority to, subcommittees when it deems appropriate.

Meetings Held in 2022: 4

Independence:

Each member of the Compensation Committee meets the compensation committee independence requirements of Nasdaq and the rules under the Exchange Act.

All Members Independent	Nominating and Corporate Governance Committee
David W. Nelms (Chair) Virginia C. Addicott James A. Bell Lynda M. Clarizio Paul J. Finnegan Anthony R. Foxx Marc E. Jones Sanjay Mehrotra Joseph R. Swedish Donna F. Zarcone	Primary Responsibilities:

Our Nominating and Corporate Governance Committee is responsible for, among other things: (1) identifying individuals qualified to become members of our Board of Directors, consistent with criteria approved by our Board; (2) evaluating potential nominees for our Board of Directors recommended by our stockholders and maintaining procedures for the submission of stockholder nominees; (3) overseeing the organization and evaluation of our Board to discharge the Board’s duties and responsibilities properly and efficiently and monitoring the outside commitments of directors; (4) identifying best practices and recommending corporate governance principles; (5) developing and recommending to our Board a set of corporate governance guidelines and principles applicable to us; (6) reviewing compliance with The CDW Way Code, our code of business conduct and ethics; (7) reviewing and approving the compensation of our directors; (8) setting performance goals for and reviewing the performance of our chief executive officer; (9) overseeing our ESG programs and policies; (10) executive succession planning; and (11) reviewing stockholder proposals.

Meetings Held in 2022: 4

Independence:

Each member of the Nominating and Corporate Governance Committee meets the nominating and corporate governance committee independence requirements of Nasdaq.

Oversight of Strategy

One of the primary responsibilities of the Board is to oversee management’s development and execution of the Company’s long-term strategy. Strategy is a recurring topic of discussion at Board meetings, with periodic additional in-depth strategic planning sessions. Discussions on strategy include updates on the ongoing strategic planning process, progress against various strategic initiatives, the competitive landscape and potential risks to the Company’s long-term strategy.

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Oversight of Risk

Our Board of Directors, as a whole and through the Audit Committee, oversees our Enterprise Risk Management Program (“ERM Program”), which is designed to drive the identification, analysis, discussion and reporting of our high priority enterprise risks. The ERM Program facilitates constructive dialogue at the senior management and Board levels to proactively identify, prioritize and manage enterprise risks that the Company may face over the short-term, intermediate-term, and long-term. Under the ERM Program, senior management develops a holistic portfolio of enterprise risks by facilitating business and supporting function assessments of strategic, operational, financial, and compliance risks on an ongoing basis, and helps to ensure appropriate response strategies are in place. This includes consulting with outside advisors and experts to anticipate future threats and trends affecting the enterprise risk portfolio.

Our Audit Committee is primarily responsible for overseeing our risk management processes on behalf of the full Board. Enterprise risks are considered in business decision making and as part of our overall business strategy. Our management team, including our executive officers, is primarily responsible for managing the risks associated with the operation and business of our company, covering all categories and types of risk and including both known and newly identified emerging risks. Senior management provides regular updates to the Audit Committee and periodic updates to the full Board on the ERM Program and on any identified high priority enterprise risks. This includes risk assessments from management with regard to cybersecurity, including assessments of the overall threat landscape and strategies and infrastructure investments to monitor and mitigate such threats.

In addition, the Board believes that having a Lead Independent Director enhances the Board’s independent oversight of the Company’s risk management efforts by enabling consultation between the Chair and Lead Independent Director on high priority enterprise risks.

Oversight of ESG

We are committed to implementation of a proactive ESG agenda with a focus on topics of highest priority and relevance to CDW and our stakeholders. Our Nominating and Corporate Governance Committee has oversight responsibility for CDW’s ESG programs and policies. See the “Environmental, Social and Governance” section of this proxy statement for more information regarding our ESG efforts.

Oversight of Human Capital Management

Cultivating a welcoming work environment and inclusive culture that allows all coworkers to feel a sense of belonging, be valued and have the confidence to do great things is fundamental to CDW. We’re a unified team of diverse perspectives, driven by our desire to succeed together. Our Board understands the importance of our inclusive, performance-driven culture to our ongoing success and is actively engaged with our Chair, President and Chief Executive Officer and our Chief People Officer and Senior Vice President, Coworker Success across a broad range of human capital management topics.

On an annual basis, the Board reviews the results of our annual talent review process and succession plans for our Chair, President and Chief Executive Officer and our other executive officers. In addition, talent strategy is regularly discussed with the Board, including culture, diversity and inclusion, recruiting, retention, engagement and talent development. The Compensation Committee also annually reviews compensation trends and developments and the results of a risk analysis of our compensation practices and policies.

Code of Business Conduct and Ethics

We have adopted The CDW Way Code, our code of business conduct and ethics, that is applicable to all of our coworkers and directors. A copy of this code is available on the Governance section of our Investor Relations website at investor.cdw.com. We intend to disclose any substantive amendments to, or any waivers from, The CDW Way Code by posting such information on our website or by filing a Form 8-K, in each case to the extent such disclosure is required by rules of the SEC or Nasdaq.

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Hedging, Short Sales and Pledging Policies

Our Policy on Insider Trading, which applies to all coworkers, Board members and consultants, includes policies on hedging, short sales and pledging of our securities. Our policy prohibits hedging or monetization transactions involving Company securities, such as prepaid variable forwards, equity swaps, collars and exchange funds. It also prohibits short sales of our securities, including sales of securities that are owned with delayed delivery. In addition, it prohibits holding Company securities in a margin account or pledging Company securities as collateral for a loan except in limited circumstances with pre-approval from our General Counsel, which pre-approval will only be granted when such person clearly demonstrates the financial capacity to repay the loan without resort to any pledged securities.

Executive Compensation Policies and Practices

See the “Compensation Discussion and Analysis” for a discussion of the Company’s executive compensation policies and practices. We conducted an assessment of the risks associated with our compensation policies and practices, and determined that risks arising from such policies and practices are not reasonably likely to have a material adverse effect on the Company. In conducting the assessment, we undertook a review of our compensation philosophies, our compensation governance structure and the design and oversight of our compensation programs. Overall, we believe that our programs include an appropriate mix of fixed and variable features, and short- and long-term incentives with compensation-based goals aligning with corporate goals. Centralized oversight helps ensure compensation programs align with the Company’s goals and compensation philosophies and, along with other factors, operate to mitigate against the risk that such programs would encourage excessive risk-taking.

Communications with the Board of Directors

Stockholders who would like to communicate with the Board of Directors or its committees or any individual director may do so by writing to them via the Company’s Corporate Secretary by email at board@cdw.com or by mail at our principal executive offices at CDW Corporation, 200 North Milwaukee Avenue, Vernon Hills, Illinois 60061. Correspondence may be addressed to the collective Board of Directors or to any of its individual members or committees at the election of the sender. Any such communication is promptly distributed to the director or directors named therein unless such communication is considered, either presumptively or in the reasonable judgment of the Company’s Corporate Secretary, to be improper for submission to the intended recipient or recipients. Examples of communications that would presumptively be deemed improper for submission include, without limitation, solicitations, communications that raise grievances that are personal to the sender, communications that relate to the pricing of the Company’s products or services, communications that do not relate directly or indirectly to the Company and communications that are frivolous in nature. In addition, when appropriate, the Lead Independent Director is available for engagement with stockholders.

Compensation Committee Interlocks and Insider Participation

During 2022, our Compensation Committee consisted of Lynda M. Clarizio, Paul J. Finnegan, Sanjay Mehrotra and Joseph R. Swedish. No member of the Compensation Committee was, during 2022 or previously, an officer or employee of the Company or its subsidiaries. In addition, during 2022, there were no compensation committee interlocks required to be disclosed.

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Related Person Transactions

Related Person Transactions Approval/Ratification Procedures

The Company has written procedures regarding the approval and ratification of related person transactions. Under these procedures, our Audit Committee is responsible for reviewing and approving or ratifying all related person transactions. If the Audit Committee determines that approval or ratification of a related person transaction should be considered by the Board, such transaction will be submitted for consideration by all disinterested members of the Board. The Chair of the Audit Committee has the authority to approve or ratify any related person transaction in which the aggregate amount involved is expected to be less than $300,000 and in which the Chair of the Audit Committee has no direct or indirect interest.

For these purposes, a related person transaction is considered to be any transaction that is required to be disclosed pursuant to Item 404 of the SEC’s Regulation S-K, including transactions between us and our directors, director nominees or executive officers, 5% record or beneficial owners of our common stock or immediate family members of any such persons, when such related person has a direct or indirect material interest in such transaction.

Potential related person transactions are identified based on information submitted by our officers and managers and then submitted to our Audit Committee for review. The CDW Way Code, our code of business conduct and ethics, requires that our directors and coworkers identify and disclose any material transaction or relationship that could reasonably be expected to create a conflict of interest and interfere with their impartiality or loyalty to the Company. Further, at least annually, each director and executive officer is required to complete a detailed questionnaire that asks questions about any business relationship that may give rise to a conflict of interest and all transactions in which we are involved and in which the executive officer, a director or a related person has a direct or indirect material interest.

When deciding to approve or ratify a related person transaction, our Audit Committee takes into account all relevant considerations, including without limitation the following:

•	the size of the transaction and the amount payable to or by the related person;
•	the nature of the interest of the related person in the transaction;
•	whether the transaction may involve a conflict of interest;
•	whether the transaction is at arm’s-length, in the ordinary course or on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances; and
•	the purpose of the transaction and any potential benefits to us.

Related Person Transactions

The son of Elizabeth H. Connelly, our Senior Vice President, Healthcare and an executive officer of the Company for a portion of 2022, is an Executive Account Manager (sales coworker) at the Company. In 2022, Mr. Connelly had total compensation, including salary, commissions, bonuses and sales incentives, of approximately $315,000 and was eligible to participate in Company benefit plans available to similarly situated coworkers. There have been no other transactions since January 1, 2022 for which disclosure under Item 404(a) of Regulation S-K is required.

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PROPOSAL 1

Election of Directors

Under our Certificate of Incorporation, the number of Board members is set from time to time by the Board. Our Board presently consists of eleven directors. One of our current directors, Paul J. Finnegan, is retiring from our Board immediately prior to the 2023 Annual Meeting and thus will not stand for reelection at the 2023 Annual Meeting. We thank Mr. Finnegan for his service to the Company. The Board has decreased the size of the Board to ten directors effective immediately prior to the 2023 Annual Meeting. The terms of all of our directors expire on the date of the 2023 Annual Meeting, subject to the election and qualification of their successors.

Director Nomination Process

The Board of Directors is responsible for nominating individuals for election to the Board and for filling vacancies on the Board that may occur between annual meetings of stockholders. The Nominating and Corporate Governance Committee is responsible for identifying and screening potential candidates and recommending qualified candidates to the Board for nomination. Third-party search firms may be and have been retained to identify individuals that meet the criteria of the Nominating and Corporate Governance Committee. Marc E. Jones was recommended to the Nominating and Corporate Governance Committee by a third-party search firm.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders in the same manner in which it evaluates candidates it identified, if such recommendations are properly submitted to the Company. Stockholders wishing to recommend nominees for election to the Board should submit their recommendations in writing to our Corporate Secretary by email at board@cdw.com or by mail at CDW Corporation, 200 North Milwaukee Avenue, Vernon Hills, Illinois 60061. Nominations for the 2024 Annual Meeting of Stockholders must be received no earlier than January 19, 2024 and no later than February 18, 2024. See “Stockholder Proposals for the 2024 Annual Meeting” for additional information regarding the process for submitting nominations.

Our Bylaws also permit qualified stockholders, or groups of up to 20 stockholders, to nominate and include in our proxy materials director nominees, provided that the stockholder(s) and nominee(s) satisfy the requirements specified in our Bylaws. Notice of a proxy access nomination must be received no earlier than November 9, 2023 and no later than December 9, 2023. See “Stockholder Proposals for the 2024 Annual Meeting” for additional information regarding including director nominees in our proxy materials.

Director Qualifications

Our Board is committed to regular refreshment and strives to maintain a highly independent, balanced and diverse group of directors that collectively possess the expertise to ensure effective oversight. In selecting director candidates, the Nominating and Corporate Governance Committee and the Board of Directors consider the qualifications, attributes, skills, and experience of the candidates individually and the composition of the Board as a whole. Under our Corporate Governance Guidelines, the Nominating and Corporate Governance Committee and the Board review the following for each candidate, among other qualifications deemed appropriate, when considering the suitability of candidates for nomination as director:

•	Principal employment, occupation or association involving an active leadership role
•	Qualifications, attributes, skills and/or experience relevant to the Company’s business
•	Ability to bring diversity to the Board, including gender, race/ethnicity and complementary skills and viewpoints
•	Other time commitments, including the number of other boards on which the potential candidate may serve
•	Independence and absence of conflicts of interest as determined by the Board’s standards and policies, the listing standards of Nasdaq and other applicable laws, regulations and rules
•	Financial literacy and expertise
•	Personal qualities, including strength of character, maturity of thought process and judgment, values and ability to work collegially

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Director Nominee Skills Matrix

In considering each director nominee for the Annual Meeting, the Board and the Nominating and Corporate Governance Committee evaluated such person’s qualifications, attributes, skills and experience to serve as a director.

We believe our Board has a well-rounded variety of qualifications, attributes, skills and experience, and represents a mix of deep knowledge of the Company and fresh perspectives. The table below summarizes some of the qualifications, attributes, skills and experience of each director nominee. This summary is not intended to be an exhaustive list of each director nominee’s skills or contributions to the Board. Further information on each director nominee for this Annual Meeting is set forth in the biographies under “Proposal 1 – Election of Directors — 2023 Nominees for Election to the Board of Directors” in this proxy statement.

	Skills							Racial/Ethnic and Gender Diversity
	Senior Leadership	Public Company Board Service	Global	Technology Innovation	Finance, Accounting and Risk Management	People and Culture	Government and Regulatory	Race/ Ethnicity	Gender

Addicott								White	F
Bell								Black	M
Clarizio								White	F
Foxx								Black	M
Jones								Black	M
Leahy								White	F
Mehrotra								Asian	M
Nelms								White	M
Swedish								White	M
Zarcone								White	F
Total	10	10	8	9	10	10	7		4F/6M

SKILL	DESCRIPTION
Senior Leadership	Experience as a senior leader in a complex organization
Public Company Board Service	Service on other public company boards
Global	Broad leadership experience with multinational companies or in international markets
Technology Innovation	Managing technology strategies and driving technological change and innovation within an organization
Finance, Accounting and Risk Management	Experience with finance, accounting, debt or capital markets, M&A, strategic investments or enterprise risk management including cybersecurity
People and Culture	Experience managing a large and/or global workforce and building a high performance culture
Government and Regulatory	Government service or extensive interactions with the government and government agencies

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Diversity of Director Nominees

The balance of age, tenure, race and gender of our director nominees reflects the importance that the Board has placed on the diversity of its members. Over the last five years, the Board has appointed four new directors, all of whom are diverse.

Diversity of Current Board

BOARD DIVERSITY MATRIX

(As of April 7, 2023)

Total number of directors: 11
	Male	Female		Non-Binary	Gender Undisclosed
Number of directors based on gender identity:	7	4		—	—
Number of directors who identify in any of the categories below:
African American or Black	3	—		—	—
Alaskan Native or Native American	—	—		—	—
Asian	1	—		—	—
Hispanic or Latinx	—	—		—	—
Native Hawaiian or Pacific Islander	—	—		—	—
White	3	4		—	—
LGBTQ+			1
Did not disclose demographic background			—

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2023 Nominees for Election to the Board of Directors

Each of the ten director nominees listed below is currently a director of the Company. Each of the director nominees, other than Christine A. Leahy, our Chair, President and Chief Executive Officer, has been determined by the Board to be independent.

The following biographies describe the business experience of each director nominee. Following the biographical information for each director nominee, we have listed the specific qualifications, attributes, skills, and experience of that nominee that strengthen the operation of the Board as a whole. The time period for Ms. Zarcone’s service as a director of CDW includes service on the Board of Managers of CDW Holdings LLC, our parent company prior to our IPO.

If elected, each of the director nominees is expected to serve for a term expiring at the 2024 Annual Meeting of Stockholders, subject to the election and qualification of his or her successor. The Board expects that each of the nominees will be available for election as a director. However, if by reason of an unexpected occurrence one or more of the nominees is not available for election, the persons named in the form of proxy have advised that they will vote for such substitute nominees as the Board may nominate.

PROPOSAL 1: THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING NOMINEES FOR ELECTION AS DIRECTORS.

VIRGINIA C. ADDICOTT	Audit and Nominating and Corporate Governance Committees
INDEPENDENT Director since: 2016 Age 59	Ms. Addicott is the retired President and Chief Executive Officer of FedEx Custom Critical, a North American expedited freight carrier, a position she held from June 2007 to December 2019. Ms. Addicott joined FedEx Custom Critical in 1999 as Division Managing Director, Service and Safety, and in 2001 became Division Vice President, Operations and Customer Service. Prior to joining FedEx Custom Critical, Ms. Addicott spent thirteen years at Roberts Express, Inc. (acquired by FedEx Custom Critical in 1999) in various operations roles.

Other Public Company Directorships:

•  Element Fleet Management Corp.

Selected Directorships and Positions:

•  Board of Directors, Akron Children’s Hospital

•  Board of Directors, Kent State University Foundation

•  Board of Directors, Smithers - Oasis Company

Key Skills and Qualifications: • Senior Leadership • Public Company Board Service • Global • Technology Innovation • Finance, Accounting & Risk Management • People and Culture

JAMES A. BELL	Audit (Chair) and Nominating and Corporate Governance Committees
INDEPENDENT Director since: 2015 Age 74	Mr. Bell is the retired Executive Vice President, Corporate President and Chief Financial Officer of The Boeing Company, an aerospace company and manufacturer of commercial jetliners and military aircraft. Mr. Bell served in that role at Boeing from 2008 to 2012. Previously, he served as Boeing’s Executive Vice President, Finance and Chief Financial Officer from 2003 to 2008; Senior Vice President of Finance and Corporate Controller from 2000 to 2003; and Vice President of Contracts and Pricing for Boeing Space and Communications from 1996 to 2000.
Other Public Company Directorships: • Apple, Inc. Former Public Company Directorships (within the past 5 years): • Dow Inc. • DowDupont Inc. • JPMorgan Chase & Co.
Key Skills and Qualifications: • Senior Leadership • Public Company Board Service • Global • Finance, Accounting & Risk Management • People and Culture • Government and Regulatory

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LYNDA M. CLARIZIO	Compensation and Nominating and Corporate Governance Committees
INDEPENDENT Director since: 2015 Age 62	Ms. Clarizio is a strategic advisor to several businesses with a focus on leveraging digital technology and data to drive growth. She also is Co-Founder and General Partner of The 98, an early stage venture fund investing in tech-enabled businesses led by women. Ms. Clarizio served as Executive Vice President, Strategic Initiatives (September 2017 to January 2018) and President of U.S. Media (August 2013 to September 2017) at The Nielsen Company (US), LLC, a global performance management company that provides a comprehensive understanding of what consumers watch and buy. Prior to joining Nielsen, Ms. Clarizio served as Executive Vice President, Corporate Development and Operations of AppNexus, Inc., a programmatic advertising platform, from November 2012 to April 2013. From 2009 to 2012, Ms. Clarizio served as Chief Executive Officer and President of INVISION, Inc., a provider of multiplatform advertising solutions to the media industry. From 1999 to 2009, she held a variety of executive positions with AOL Inc., a media technology company, including President of Platform-A (AOL’s consolidated advertising businesses) and President of Advertising.com (an AOL subsidiary). Prior to joining AOL, Ms. Clarizio was a partner in the Washington, DC law firm of Arnold & Porter, where she practiced law from 1987 to 1999.

Other Public Company Directorships:

•  Emerald Holding, Inc.

•  Intertek Group plc

•  Taboola.com Ltd.

Selected Directorships and Positions:

•  Board of Directors, Simpli.fi Holdings, Inc.

•  Board of Directors, Cambri Oy

•  Vice-Chair, Board of Directors, Human Rights First

•  Leadership Council, Princeton University School of Engineering and Applied Science

Key Skills and Qualifications: • Senior Leadership • Public Company Board Service • Global • Technology Innovation • Finance, Accounting & Risk Management • People and Culture

ANTHONY R. FOXX	Compensation and Nominating and Corporate Governance Committees
INDEPENDENT Director since: 2021 Age 51	Mr. Foxx was the seventeenth United States Secretary of Transportation from July 2013 to January 2017. Mr. Foxx also served as Chief Policy Officer and Senior Advisor to the President and Chief Executive Officer of Lyft, Inc., a transportation network in the U.S. and Canada, from October 2018 to January 2022 and served as an advisor to Lyft through the end of 2022. Prior to joining Lyft, Mr. Foxx served as a Managing Partner of Related Infrastructure, the infrastructure development group of Related Companies, a real estate firm, from December 2017 to October 2018. Mr. Foxx also served as Mayor of Charlotte, North Carolina from 2009 to 2013 and as a Charlotte City Council Member at-large representative from 2005 to 2009. Mr. Foxx also has held a variety of legal positions in the public and private sectors.

Other Public Company Directorships:

•  Martin Marietta Materials, Inc.

•  NXP Semiconductors N.V.

Former Public Company Directorships
(within the past 5 years):

•  Shelter Acquisition Corporation I

Selected Directorships and Positions:

•  Advisory Board, AutoTech Ventures

•  Director, The Volcker Alliance

•  Senior Fellow, Harvard University Kennedy School’s Belfer Center for Science & International Affairs

•  Executive in Residence, Carnegie Mellon University

Key Skills and Qualifications: • Senior Leadership • Public Company Board Service • Technology Innovation • Finance, Accounting & Risk Management • People and Culture • Government and Regulatory

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MARC E. JONES	Audit and Nominating and Corporate Governance Committees
INDEPENDENT Director since: 2023 Age 64	Marc Jones serves as the Chairman, President and Chief Executive Officer of Aeris Communications, Inc., a provider of machine to machine and Internet of Things communications services. Mr. Jones has served as Chairman of Aeris since 2005 and President and Chief Executive Officer of Aeris since 2008. He also served as Chairman of Visionael Corporation, a network service business software and service provider, from 2004 to 2009 and as President and Chief Executive Officer of Visionael from 1998 to 2004. Prior to joining Visionael, Mr. Jones served as President and Chief Operating Officer of Madge Networks, a supplier of networking hardware, from 1993 to 1997; Senior Vice President, Integrated System Products at Chips and Technologies, Inc., one of the first fabless semiconductor companies, from 1988 to 1992; and Senior Vice President, Corporate Finance at LF Rothschild Unterberg Towbin & Co., a merchant and investment banking firm, from 1986 to 1987.

Other Public Company Directorships:

•  Ingersoll Rand Inc.

Selected Directorships and Positions:

•  Chairman, Board of Directors, Aeris Communications, Inc.

•  Board of Trustees, Stanford University

•  Chairman, Board of Directors, Stanford Health Care

Key Skills and Qualifications:

•  Senior Leadership

•  Public Company Board Service

•  Global

•  Technology Innovation

•  Finance, Accounting & Risk Management

•  People and Culture

•  Government and Regulatory

CHRISTINE A. LEAHY
CHAIR Director since: 2019 Age 58	Ms. Leahy is our Chair, President and Chief Executive Officer. Ms. Leahy has served as President and Chief Executive officer since January 2019 and as Chair since January 2023. Prior to her current role, Ms. Leahy served as our Chief Revenue Officer from July 2017 to December 2018 and was responsible for all customer-facing units of the Company, including its corporate, public, small business, international and integrated technology solutions organizations. Prior to that role, Ms. Leahy served as our Senior Vice President-International from May 2016 to July 2017, where she led the development of the Company’s international strategy and was responsible for the performance of the Company’s international business. Ms. Leahy also was our Chief Legal Officer/General Counsel and Corporate Secretary from January 2002 to July 2017. Prior to joining CDW as the Company’s first general counsel, Ms. Leahy was a corporate partner in the Chicago office of Sidley Austin, an international business law firm, where she practiced law from 1991 to 2002.

Other Public Company Directorships:

•  Target Corporation

Selected Directorships and Positions:

•  Board of Trustees, Children’s Home & Aid

•  Board of Directors, Northwestern Memorial Hospital

•  Board of Directors, Junior Achievement of Chicago

•  Board of Directors, The Economic Club of Chicago

Key Skills and Qualifications:

•  Senior Leadership

•  Public Company Board Service

•  Global

•  Technology Innovation

•  Finance, Accounting & Risk Management

•  People and Culture

•  Government and Regulatory

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SANJAY MEHROTRA	Compensation (Chair) and Nominating and Corporate Governance Committees
INDEPENDENT Director since: 2021 Age 64	Mr. Mehrotra is the President and Chief Executive Officer of Micron Technology, Inc., a producer of memory and storage solutions, a position he has held since May 2017. Prior to joining Micron, Mr. Mehrotra was the President and Chief Executive Officer of SanDisk Corporation, a provider of flash storage solutions, from January 2011 until its May 2016 sale to Western Digital Corp. Mr. Mehrotra co-founded SanDisk in 1988 and held positions of increasing authority prior to his position as President and Chief Executive Officer. Prior to SanDisk, Mr. Mehrotra held design engineering positions at Integrated Device Technology, Inc., SEEQ Technology and Intel Corporation.

Other Public Company Directorships:

•  Micron Technology, Inc.

Former Public Company Directorships
(within the past 5 years):

•  Cavium, Inc.

Selected Directorships and Positions:

•  Board of Directors, Stanford Health Care

•  Engineering Advisory Board, University of California, Berkeley

Key Skills and Qualifications:

•  Senior Leadership

•  Public Company Board Service

•  Global

•  Technology Innovation

•  Finance, Accounting & Risk Management

•  People and Culture

•  Government and Regulatory

DAVID W. NELMS	Audit and Nominating and Corporate Governance (Chair) Committees
LEAD INDEPENDENT DIRECTOR Director since: 2014 Age 62	Mr. Nelms currently serves as the Lead Independent Director of our Board of Directors, a position he has held since January 2023. Mr. Nelms previously served as the Non-Executive Chair from January 2020 and as our Lead Independent Director from January 2019. He is the retired Chairman and Chief Executive Officer of Discover Financial Services, a direct banking and payment services company. Mr. Nelms was named Chief Executive Officer of Discover in 2004 and was elected Chairman in 2009. He retired in September 2018 and continued as Executive Chairman of Discover until December 2018 and as an advisor until March 2019. Mr. Nelms joined Discover in 1998 as President and Chief Operating Officer. Prior to joining Discover, Mr. Nelms was with MBNA America Bank from 1991 to 1998, most recently as Vice Chairman. From 1990 to 1991, Mr. Nelms was a senior product manager for Progressive Insurance and from 1986 to 1990 he was a management consultant with Bain & Company.

Other Public Company Directorships:

•  None

Former Public Company Directorships
(within the past 5 years):

•  Discover Financial Services, Inc.

Selected Directorships and Positions:

•  Executive Board, University of Florida Foundation

•  Board of Directors, Conserving Carolina

Key Skills and Qualifications:

•  Senior Leadership

•  Public Company Board Service

•  Global

•  Technology Innovation

•  Finance, Accounting & Risk Management

•  People and Culture

•  Government and Regulatory

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JOSEPH R. SWEDISH	Compensation and Nominating and Corporate Governance Committees
INDEPENDENT Director since: 2015 Age 71	Mr. Swedish is the retired Chairman, President and Chief Executive Officer of Anthem, Inc., a health benefits provider, now known as Elevance Health, Inc. Mr. Swedish served as President and Chief Executive Officer of Anthem from 2013 to November 2017, became Chairman in 2015 and became Executive Chairman in November 2017. From his retirement in May 2018 to May 2020, Mr. Swedish served as a Senior Advisor to Anthem. Prior to joining Anthem, Mr. Swedish was President and Chief Executive Officer of Trinity Health, an eighteen- state integrated health care delivery system, from 2004 to 2013. From 1993 to 2013, Mr. Swedish held CEO and senior executive leadership positions with Centura Health, Hospital Corporation of America and other healthcare enterprises. Mr. Swedish also is the co-founder and partner of Concord Health Partners, LLC, a private equity firm focused on strategic investing in healthcare portfolio companies.

Other Public Company Directorships:

•  IBM Corporation

•  Chair, Mesoblast Limited

Former Public Company Directorships
(within the past 5 years):

•  Anthem, Inc. (now known as Elevance Health, Inc.)

•  CHP Merger Corp.

Selected Directorships and Positions:

•  Board of Directors, Centrexion Therapeutics Corporation

•  Board of Visitors, Duke University’s Fuqua School of Business

Key Skills and Qualifications: • Senior Leadership • Public Company Board Service • Technology Innovation • Finance, Accounting & Risk Management • People and Culture • Government and Regulatory

DONNA F. ZARCONE	Audit and Nominating and Corporate Governance Committees
INDEPENDENT Director since: 2011 Age 65	Ms. Zarcone is the retired President and Chief Executive Officer of The Economic Club of Chicago, a civic and business leadership organization, a position she held from February 2012 to July 2020. Ms. Zarcone served as Interim President of The Economic Club of Chicago from October 2011 to February 2012. From January 2007 to February 2012, she served as the President and Chief Executive Officer of D.F. Zarcone & Associates LLC, a strategy advisory firm that she founded. Prior to founding D.F. Zarcone & Associates, Ms. Zarcone was President and Chief Operating Officer of Harley-Davidson Financial Services, Inc., a provider of wholesale and retail financing, credit card and insurance services for dealers and customers of Harley-Davidson. After joining Harley-Davidson Financial Services, Inc. in 1994 as Vice President and Chief Financial Officer, Ms. Zarcone was named President and Chief Operating Officer in 1998 and served in that role until 2006. Prior to joining Harley-Davidson Financial Services, Inc., Ms. Zarcone served as Executive Vice President, Chief Financial Officer and Treasurer of Chrysler Systems Leasing, Inc. from 1982 to 1994 and in various management roles at KPMG/Peat Marwick from 1979 to 1982. Ms. Zarcone is a certified public accountant and holds a Certificate in Cybersecurity Oversight from Carnegie Mellon University.

Other Public Company Directorships:

•  Cigna Corporation

Selected Directorships and Positions:

•  Board of Managers, Duchossois Capital Management

•  Board of Directors, Quinnox

•  Advisory Board, The University of Chicago Polsky Center for Entrepreneurship and Innovation

•  National Board of the Smithsonian Institution

•  Directorship Certification, National Association of Corporate Directors

Key Skills and Qualifications: • Senior Leadership • Public Company Board Service • Global • Technology Innovation • Finance, Accounting & Risk Management • People and Culture

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Director Compensation

Elements of Director Compensation

In 2022, each non-employee director received annual compensation in the form of a $112,500 cash retainer and a $177,500 restricted stock unit award, as well as additional retainers for committee chairs. During 2022, David W. Nelms served as Chairman of our Board. Mr. Nelms received an additional restricted stock unit award of $150,000 for service as our Chairman. Christine A. Leahy, our President and Chief Executive Officer and a director in 2022, did not receive any additional compensation for serving as a director. Please see the “2022 Summary compensation Table” for the compensation received by Ms. Leahy with respect to 2022.

All cash retainers are paid quarterly in arrears and, if applicable, are prorated based upon Board or chair service during the calendar year. Board members may defer cash retainers under the CDW Director Deferred Compensation Plan. Amounts credited to the CDW Director Deferred Compensation Plan will be notionally invested, as elected by the director, in the same investment options as available under the Company’s coworker 401(k) plan.

The annual Board and Chairman restricted stock unit grants vest on the first anniversary of the grant date and entitle the director to receive shares of our common stock upon vesting, subject to deferral in five-year increments. In the year of appointment to the Board, a director receives a prorated portion of the annual restricted stock unit grant value based upon the number of months between appointment and the vesting date of the most recent annual grant to incumbent directors, which prorated award vests on the same vesting date as the most recent annual grant to incumbent directors. The annual Board restricted stock unit grant vests on a prorated basis if a director does not stand for re-election or is not re-nominated for election at an annual meeting during the vesting period. The annual Chairman restricted stock unit grant vests on a prorated basis if service as Chairman terminates.

Director Compensation Review

In 2021, the Nominating and Corporate Governance Committee, in consultation with the Compensation Committee, reviewed the design and competitiveness of our non-employee director compensation program. The Nominating and Corporate Governance Committee considered input from the Compensation Committee’s independent compensation consultant and market data for the 2021 peer group of companies that the Compensation Committee used for determining executive compensation. Upon review, the Nominating and Corporate Governance Committee determined that the design of the Company’s non-employee director compensation program continued to be aligned with market trends, but the total compensation was below the median of the peer group. The Nominating and Corporate Governance Committee approved the following increases for 2022 to further align director compensation with the market median range: (1) the cash retainer for Board service was increased by $10,000 to $112,500; (2) the Compensation Committee Chair retainer was increased by $5,000 to $20,000; and (3) the annual restricted stock unit grant value was increased by $25,000 to $177,500. The Nominating and Corporate Governance Committee also approved the deferral of Board cash retainers under the CDW Director Deferred Compensation Plan commencing in 2022.

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Lead Independent Director and Nominating and Corporate Governance Committee Chair Compensation

David W. Nelms served as our Chairman of the Board in 2022 and was appointed as Lead Independent Director effective January 1, 2023 upon the election of Christine A. Leahy as our Chair of the Board. Mr. Nelms also serves as Chair of the Nominating and Corporate Governance Committee. In the beginning of 2023, the Nominating and Corporate Governance Committee, in consultation with the Compensation Committee, approved (1) an additional annual restricted stock unit award of $35,000 for the Lead Independent Director, subject to the same terms as the annual restricted stock unit award for all Board members and with vesting on a prorated basis if service as Lead Independent Director terminates and (2) a $15,000 annual cash retainer for the Chair of the Nominating and Corporate Governance Committee. In determining this compensation, the Nominating and Corporate Governance Committee considered input from the Compensation Committee’s independent compensation consultant and market data for the peer group of companies that the Compensation Committee uses for evaluating executive compensation as set forth in the “Compensation Discussion and Analysis - Comparison to Relevant Peer Group” section of this proxy statement.

Stock Ownership Guidelines

The Board believes that in order to more closely align the interests of directors with the interests of the Company’s other stockholders, each non-employee director should maintain a minimum level of equity interests in the Company’s common stock. The Nominating and Corporate Governance Committee is responsible for periodically reviewing the stock ownership guidelines for non-employee directors and making recommendations to the Board.

Pursuant to our Corporate Governance Guidelines, each non-employee director must hold equity interests in the Company’s common stock equal to at least five times the Board’s annual cash retainer. Until such guidelines are met, a director is required to retain 100% of the after-tax value of all vested equity awards earned under the Company’s non-employee director compensation program. As of the record date for the Annual Meeting, all of our non-employee directors were in compliance with the Company’s stock ownership guidelines.

WHAT COUNTS TOWARD THE GUIDELINE	WHAT DOES NOT COUNT TOWARD THE GUIDELINE
Shares owned by the director, immediate family or director trust	Unvested restricted stock units
Vested restricted stock units for which settlement has been deferred

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2022 Director Compensation Table

The table below summarizes the compensation paid by the Company to our non-employee directors for the fiscal year ended December 31, 2022.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Total ($)
Virginia C. Addicott(3)	125,054	177,500	302,554
James A. Bell(3)	119,946	177,500	297,446
Lynda M. Clarizio	112,500	177,500	290,000
Paul J. Finnegan(4)	112,500	177,500	290,000
Anthony R. Foxx	112,500	177,500	290,000
Sanjay Mehrotra	112,500	177,500	290,000
David W. Nelms	112,500	327,500	440,000
Joseph R. Swedish	132,500	177,500	310,000
Donna F. Zarcone	112,500	177,500	290,000
(1)	Stock Awards. The amounts reported represent the grant date fair value of restricted stock units granted in 2022, calculated based on the closing stock price on the date of grant in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation-Stock Compensation (“ASC 718”). Mr. Nelms’ service as Chairman of our Board ended on December 31, 2022, at which time he became Lead Independent Director. The 2022 Chairman restricted stock units granted to Mr. Nelms in 2022 vested on a pro-rated basis for his service as Chairman through December 31, 2022 in accordance with the terms of the underlying award agreement.
(2)	Outstanding Stock Awards. The following table summarizes outstanding stock awards held by each director on December 31, 2022, including restricted stock units for which settlement has been deferred and restricted stock units acquired through the deemed reinvestment of dividend equivalents:
Name	Restricted Stock Units Outstanding (#)
Virginia C. Addicott	13,552
James A. Bell	16,888
Lynda M. Clarizio	1,048
Paul J. Finnegan	6,308
Anthony Foxx	2,254
Sanjay Mehrotra	2,042
David W. Nelms	26,263
Joseph R. Swedish	2,057
Donna F. Zarcone	18,057
(3)	Ms. Addicott and Mr. Bell each served as Audit Committee Chair for a portion of 2022 and received pro-rated fees for such service.
(4)	In 2022, Mr. Finnegan’s cash compensation for Board service was paid to Madison Dearborn Partners, LLC.

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Stock Ownership

The following tables show information regarding the beneficial ownership of our common stock by:

•	each member of our Board of Directors, each director nominee and each of our named executive officers;
•	all members of our Board and our executive officers as a group; and
•	each person or group who is known by us to own beneficially more than 5% of our common stock.

Beneficial ownership of shares is determined under the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power. Shares of common stock subject to options currently exercisable or exercisable within 60 days of March 1, 2023, and restricted stock units that are currently vested or vesting within 60 days as of March 1, 2023, including vested restricted stock units for which settlement has been deferred, are deemed to be outstanding and beneficially owned by the person. Except as noted by footnote, and subject to community property laws where applicable, we believe based on the information provided to us that the persons and entities named in the table below have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them.

Except as otherwise indicated, all stockholdings are as of March 1, 2023, and the percentage of beneficial ownership is based on 134,454,209 shares of common stock outstanding as of March 1, 2023.

Directors and Executive Officers

Name	Aggregate Number of Shares Beneficially Owned	Percent of Outstanding Shares	Additional Information
Christine A. Leahy	488,414	*	Includes 405,592 shares subject to options currently exercisable or exercisable within 60 days of March 1, 2023. Also includes 17,250 shares indirectly held by the Christine A. Leahy Gift Trust for the benefit of the reporting person’s children.
Albert J. Miralles	23,762	*	Includes 10,882 shares subject to options currently exercisable or exercisable within 60 days of March 1, 2023 and 8,082 restricted stock units that are currently vested or vesting within 60 days of March 1, 2023.
Sona Chawla	97,837	*	Includes 85,872 shares subject to options currently exercisable or exercisable within 60 days of March 1, 2023.
Christina M. Corley	322,567	*	Includes 260,031 shares subject to options currently exercisable or exercisable within 60 days of March 1, 2023.
Frederick J. Kulevich	77,651	*	Includes 57,813 shares subject to options currently exercisable or exercisable within 60 days of March 1, 2023.
Virginia C. Addicott	13,552	*	Includes 13,552 restricted stock units that are currently vested or vesting within 60 days of March 1, 2023.
James A. Bell	20,473	*	Includes 16,888 restricted stock units that are currently vested or vesting within 60 days of March 1, 2023.
Lynda M. Clarizio	11,964	*	Includes 1,048 restricted stock units that are currently vested or vesting within 60 days of March 1, 2023.
Paul J. Finnegan	23,589	*	Includes 6,308 restricted stock units that are currently vested or vesting within 60 days of March 1, 2023. Also includes 8,141 shares indirectly owned by Glen Lake Partners L.P. Mr. Finnegan is the trustee of Glen Lake Partners Management Trust I, a general partner of Glen Lake Partners, L.P. Mr. Finnegan’s wife, Mary M. Finnegan, is the trustee of Glen Lake Partners Management Trust II, the other general partner of Glen Lake Partners.
Anthony R. Foxx	2,254	*	Includes 2,254 restricted stock units that are currently vested or vesting within 60 days of March 1, 2023.
Marc E. Jones	145	*	Includes 145 restricted stock units that are currently vested or vesting within 60 days of March 1, 2023.
Sanjay Mehrotra	2,042	*	Includes 2,042 restricted stock units that are currently vested or vesting within 60 days of March 1, 2023.

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Name	Aggregate Number of Shares Beneficially Owned	Percent of Outstanding Shares	Additional Information
David W. Nelms	26,132	*	Includes 26,132 restricted stock units that are currently vested or vesting within 60 days of March 1, 2023.
Joseph R. Swedish	14,614	*	Includes 2,057 restricted stock units that are currently vested or vesting within 60 days of March 1, 2023.
Donna F. Zarcone	18,057	*	Includes 18,057 restricted stock units that are currently vested or vesting within 60 days of March 1, 2023.
All directors and executive officers as a group (16 persons)	1,143,054	*	Includes 96,566 restricted stock units that are currently vested or vesting within 60 days of March 1, 2023. Also includes 820,190 shares subject to options currently exercisable or exercisable within 60 days of March 1, 2023.
*	Denotes less than 1.0%

Principal Stockholders

Name	Aggregate Number of Shares Beneficially Owned	Percent of Outstanding Shares
The Vanguard Group(1) 100 Vanguard Boulevard Malvern, Pennsylvania 19355	16,238,051	12.1%
BlackRock, Inc.(2) 55 East 52nd Street New York, New York 10055	10,689,019	7.9%
Select Equity Group, L.P.(3) George S. Loening 380 Lafayette Street 6th Floor New York, New York 10003	6,780,830	5.0%
(1)	This information is based on a Schedule 13G/A filed by The Vanguard Group with the SEC on February 9, 2023 reporting beneficial ownership as of December 30, 2022. The Vanguard Group reported that it has shared voting power with respect to 202,251 shares of our common stock, sole dispositive power with respect to 15,666,959 shares of our common stock and shared dispositive power with respect to 571,092 shares of our common stock.
(2)	This information is based on a Schedule 13G/A filed by BlackRock, Inc. with the SEC on February 3, 2023 reporting beneficial ownership as of December 31, 2022. BlackRock, Inc. reported that it has sole voting power with respect to 9,694,397 shares of our common stock and sole dispositive power with respect to 10,689,019 shares of our common stock.
(3)	This information is based on a Schedule 13G/A filed by Select Equity Group, L.P. and George S. Loening with the SEC on February 14, 2023 reporting beneficial ownership as of December 31, 2022. George S. Loening is the majority owner of Select Equity Group, L.P. and managing member of its general partner. Select Equity Group, L.P. and George S. Loening reported that they have shared voting power with respect to 6,780,830 shares of our common stock and shared dispositive power with respect to 6,780,830 shares of our common stock.

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PROPOSAL 2

Advisory Vote to Approve Named Executive Officer Compensation

We are offering our stockholders an opportunity to cast an advisory vote to approve the compensation of our named executive officers, as disclosed in this proxy statement, pursuant to Section 14A of the Exchange Act (commonly referred to as a “say-on-pay” vote). Although the vote is non-binding, we value continuing and constructive feedback from our stockholders on compensation and other important matters and we expect to hold this vote on an annual basis for the foreseeable future (see “Proposal 3 - Advisory Vote on the Frequency of the Advisory Vote to Approve Named Executive Officer Compensation” in this proxy statement). The Board of Directors and the Compensation Committee will consider the voting results when making future compensation decisions. At our 2022 Annual Meeting of Stockholders, approximately 94% of the votes cast by our stockholders approved the compensation of our named executive officers as disclosed in the 2022 proxy statement.

In deciding how to vote on this proposal, we encourage you to review the “Compensation Discussion and Analysis” and “2022 Executive Compensation” sections of this proxy statement for a detailed description of our executive compensation program.

As described in the Compensation Discussion and Analysis, the Compensation Committee has designed our executive compensation program with the objective of driving sustained meaningful profitable growth and stockholder value creation through its focus on three long-standing CDW compensation philosophies:

■	Pay for Performance. A significant percentage of an executive’s compensation should be directly aligned with Company performance, with a balance between short-term and long-term performance.
■	Align with Stockholder Interests. Executives’ interests should be aligned with stockholder interests through the risks and rewards of CDW equity ownership.
■	Attract and Retain the Right Talent. Executive compensation should be market-competitive in order to attract and retain highly motivated talent with a performance- and service-driven mindset.
PROPOSAL 2: THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL ON AN ADVISORY BASIS OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THE COMPENSATION DISCUSSION AND ANALYSIS, THE SUMMARY COMPENSATION TABLE AND THE OTHER RELATED DISCLOSURE AND TABLES IN THIS PROXY STATEMENT.

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Compensation Discussion and Analysis

Our Named Executive Officers

Christine A. Leahy	Albert J. Miralles	Sona Chawla	Christina M. Corley	Frederick J. Kulevich
Chair, President and Chief Executive Officer	Senior Vice President and Chief Financial Officer	Chief Growth and Innovation Officer	Chief Commercial and Operating Officer	Senior Vice President, General Counsel & Corporate Secretary

Our Compensation Discussion and Analysis (“CD&A”) is divided into three sections:

Overview	•	2022 Business Highlights
	•	Long-Term Performance
	•	Our Executive Compensation Program
	•	Our Executive Compensation Practices
	•	2022 Say-on-Pay Vote
What We Pay And Why	•	2022 Executive Compensation Decisions
	•	Alignment of Executive Compensation Program with Operational Performance and Stakeholder Interests
	•	Base Salary
	•	Annual Cash Incentive Awards
	•	Long-Term Incentive Program
	•	Other Elements of Our 2022 Executive Compensation Program
How We Make Executive Compensation Decisions	•	Our Executive Compensation Philosophies and Objectives
	•	Role of the Board, Compensation Committee and our Executive Officers
	•	Guidance from Independent Compensation Consultant
	•	Comparison to Relevant Peer Group

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Overview

2022 Business Highlights

Our 2022 performance demonstrated the power of our business model when coupled with our broad and deep portfolio of technology solutions, and reinforced the strength of our strategy.

Percentages are year-over-year. See Appendix A for a reconciliation of each non-GAAP financial measure to the most directly comparable GAAP measure.

For additional information regarding 2022 business highlights, please see the “Proxy Summary.”

Long-Term Performance

Over the past 5 years, our cumulative total shareholder return has outpaced the S&P 500 Index, the S&P 500 Information Technology Index, and our 2022 compensation peer group set forth below under “Comparison to Relevant Peer Group,” and we have returned $4.1 billion to shareholders through dividends and share repurchases over that time period.

(1)	The cumulative total shareholder return chart compares the cumulative total shareholder return, including reinvestment of dividends, on $100 invested in CDW common stock for the period from market close on December 31, 2017 through market close on December 31, 2022, with the cumulative total return for the same time period of the same amount invested in the S&P 500 Index, the S&P 500 Information Technology Index and our 2022 compensation peer group set forth below under “Comparison to Relevant Peer Group”.

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Our Executive Compensation Program

Our executive compensation program is designed to drive above-market results. The program is built upon our performance-driven culture and long-standing executive compensation philosophies and objectives, as described below under “Our Executive Compensation Philosophies and Objectives,” which we believe have been key contributors to our long-term success. The table below outlines each of the principal elements of the Company’s executive compensation program:

The chart to the right illustrates the pay-for-performance design of our 2022 executive compensation program. For 2022, approximately 90% of the target compensation of our Chair, President and Chief Executive Officer was variable and is realized only if the applicable financial performance goals are met and/or our stock price increases.

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Our Executive Compensation Practices

The Compensation Committee reviews on an ongoing basis the Company’s executive compensation program to evaluate whether it supports the Company’s executive compensation philosophies and objectives and is aligned with stockholder interests. Our executive compensation practices include the following, each of which the Compensation Committee believes reinforces our executive compensation objectives:

OUR EXECUTIVE COMPENSATION PRACTICES

Significant percentage of target annual compensation delivered in the form of variable compensation tied to performance	We do not have 280G tax gross-ups
Long-term objectives aligned with the creation of stockholder value	We do not have an enhanced severance multiple upon a change in control
Target total compensation at the competitive market median	We do not have excessive severance benefits
Market comparison of executive compensation against a relevant peer group	We do not pay dividends or dividend equivalents on unearned equity awards under our long-term incentive plan
Use of an independent compensation consultant reporting directly to the Compensation Committee and providing no other services to the Company	We do not allow repricing of underwater stock options under our long-term incentive plan without stockholder approval
Double-trigger vesting for equity awards in the event of a change in control under our long-term incentive plan	We do not allow hedging or short sales of our securities, and we restrict pledging of our securities
Robust stock ownership guidelines
Clawback policy
Annual say-on-pay vote
Limited perquisites
Annual equity awards are granted following the release of the Company’s annual earnings report

2022 Say-on-Pay Vote

As noted above, in its compensation review process, the Compensation Committee considers whether the Company’s executive compensation program is aligned with the interests of the Company’s stockholders. Our stockholders have overwhelmingly supported our executive compensation program, with an average approval of approximately 97% of the votes cast for the Company’s say-on-pay vote at the annual meetings of stockholders since our IPO in 2013. As part of its review of the Company’s executive compensation program, the Compensation Committee considered the approval by approximately 94% of the votes cast for the Company’s say-on-pay vote at our 2022 Annual Meeting of Stockholders. The Compensation Committee determined that the Company’s executive compensation philosophies and objectives and compensation elements continued to be appropriate and did not make any changes to the Company’s executive compensation program in response to the 2022 say-on-pay vote.

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What We Pay and Why

2022 Executive Compensation Decisions

Consistent with our pay-for-performance philosophy and executive compensation program objectives described below, in determining the 2022 pay mix and target executive compensation levels for each Named Executive Officer, the Compensation Committee and our Chair, President and Chief Executive Officer (in making recommendations regarding Named Executive Officer compensation other than her own) considered, as applicable:

•	each Named Executive Officer’s prior performance, tenure and leadership, including leadership on ESG initiatives, including those related to diversity, equity and inclusion;
•	Company performance;
•	the compensation levels paid to similarly situated executive officers at the Company;
•	the competitive median of the market to provide a perspective on external practices, with adjustments made to more closely align compensation with the median of the market data for executives with similar positions; and
•	input from the Compensation Committee’s independent compensation consultant.

Specifically, with respect to 2022, compensation adjustments were driven by a particularly strong labor market and the Company’s desire to invest in a transformative leadership team and make compensation decisions to support the Company’s executive succession planning strategy. In determining compensation adjustments, the Compensation Committee took actions to further emphasize the Company’s long-term strategy, enhance talent retention, and bolster alignment between management and investors.

Consistent with the Company’s long-standing compensation philosophy, a significant portion of each Named Executive Officer’s 2022 annual target cash compensation was at risk to provide a strong connection between pay and performance and a majority of total target direct compensation was delivered in the form of long-term incentive awards to align the Named Executive Officers’ interests with stockholders through the risks and rewards of equity ownership and to further support the execution of the Company’s long-term strategy.

Alignment of Executive Compensation Program with Operational Performance and Stakeholder Interests

Our executive compensation program is designed to drive sustained meaningful profitable growth and stockholder value creation by paying-for-performance, aligning with stockholder interests through the risks and rewards of equity ownership and attracting and retaining the right talent. A fundamental design of our executive compensation program is to align all members of senior management around common performance goals. The Compensation Committee selects performance goals that it believes are core drivers of the Company’s performance and success and are aligned with the interests of our various stakeholders, including coworkers, customers, partners and stockholders. By using performance goals under the Company’s incentive programs that are based on operating income, earnings per share and free cash flow, as adjusted in accordance with the terms of the awards, as well as market share gains, the Compensation Committee believes that the program reflects an appropriate balance with respect to incentivizing top-line growth, profitability and cash flow generation.

To drive performance against program goals, when communicating the goals to the senior management team, the Company includes extensive communications on what members of senior management, together with their teams, can do on a daily basis to impact achievement of these goals. We believe this understanding of the link between individual/team performance and the achievement of the Company’s performance goals helps the entire organization focus on those actions that have the greatest potential to drive sustained meaningful profitable growth and stockholder value creation.

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Base Salary

The Compensation Committee generally sets base salaries for executives, including our Named Executive Officers, below the competitive market median of salaries for executives in similar positions. For each of the Named Executive Officers other than Mr. Miralles (who joined the Company in September 2021), the Compensation Committee approved increases in the annual base salary levels over the 2021 levels based on the factors described above under “2022 Executive Compensation Decisions.” The table below sets forth the 2022 annual base salary level for each of our Named Executive Officers:

Named Executive Officer	2022 Base Salary
Christine A. Leahy	$1,000,000
Albert J. Miralles	$650,000
Sona Chawla	$675,000
Christina M. Corley	$675,000
Frederick J. Kulevich	$500,000

Annual Cash Incentive Awards

We provide our senior management with an opportunity to earn short-term incentive compensation through our annual cash incentive bonus program, the Senior Management Incentive Plan (“SMIP”). In general, the SMIP opportunity represents a majority of a Named Executive Officer’s total target cash compensation opportunity.

Setting the Target Opportunity under SMIP

Because our Named Executive Officer base salary levels historically have been targeted to be below the competitive market median, the Compensation Committee uses an above-median target SMIP opportunity to bring targeted total cash compensation within the median range. For each of the Named Executive Officers other than Mr. Miralles (who joined the Company in September 2021), SMIP target opportunities in 2022 were increased as compared to the 2021 SMIP target opportunities based on the factors described above under “2022 Executive Compensation Decisions.”

2022 SMIP Pay for Performance Alignment

Each year, the Compensation Committee undertakes a rigorous review and analysis to establish annual performance goals under SMIP that require above-market performance. The Compensation Committee used the same methodology it had in prior years to set 2022 SMIP targets, with 2021 performance as a baseline from which to measure growth. Factors considered by the Compensation Committee in establishing the performance goals included U.S. IT market growth rate expectations and our market share gain expectations, as well as assumptions regarding our productivity gains and investments, with each of the expectations and assumptions based on the operating environment at the time.

For 2022, the Compensation Committee established the following goals and payout levels under the 2022 SMIP:

•	Consistent with the 2021 SMIP design, the Compensation Committee chose non-GAAP operating income and market share growth (based upon sales growth relative to market) as the 2022 SMIP performance goals. The Compensation Committee chose this combination of non-GAAP operating income and market share growth as performance goals because together they take into account not only the Company’s absolute performance but also performance relative to the market.
•	The non-GAAP operating income performance goal was set at $1,961.8 million, which was based on the Company’s operating plan at the time and on a growth rate above U.S. IT market growth rate expectations. The Company’s operating plan included expected contributions from Sirius Computer Solutions, which had been acquired by the Company in December 2021. When establishing the performance goals under SMIP, the Compensation Committee determined to exclude the items set forth in the non-GAAP operating income reconciliation included in Appendix A. In addition, the Compensation Committee determined to exclude from the payout calculations the effect of currency fluctuations as well as the positive impact on non-GAAP operating income of other items that were viewed as outside of the control of SMIP participants.
•	No formulaic payout unless 2022 non-GAAP operating income at or above final 2021 non-GAAP operating income results.
•	Formulaic payout range from 0% to 200% of target awards for performance against the non-GAAP operating income performance goal.
•	Market share governor would reduce operating income-based payouts at all performance levels unless the Company gained market share.

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The threshold, target and maximum payout opportunities under the 2022 SMIP formulaic payout curve are set forth below:

	Non-GAAP Operating Income performance goal(2)		Market share governor(3)
Payout opportunity(1)	Non-GAAP Operating Income (in millions)	% attainment of performance goal	Grow (% of target bonus)	Constant/Decline (% of target bonus)
Maximum	$2,158.0	110%	200%	180%
Non-GAAP Operating Income Target	$1,961.8	100%	100%	90%
Threshold	$1,645.4	84%	25%	15%
(1)	Payouts are determined based on various performance achievement levels for non-GAAP operating income and market share changes. Payouts are determined based on various performance achievement levels, including but not limited to threshold, target and maximum, with payouts for performance between these various performance achievement levels calculated using straight line interpolation.
(2)	Non-GAAP operating income is defined as operating income, adjusted for the items set forth in the Company’s earnings releases, which may include, among other items, charges related to the amortization of acquisition-related intangible assets, equity-based compensation and related payroll taxes, and acquisition and integration expenses.
(3)	Market share changes were measured based on data from four industry surveys and reports and two gross domestic product (GDP) reports.

2022 SMIP Results and Payouts

Based on the methodology described above, our 2022 Non-GAAP operating income measured for SMIP purposes was $2,050.2 million, and the Compensation Committee determined that we had achieved 104.5% of our Non-GAAP operating income performance goal. In addition, based upon industry and GDP surveys and reports (see footnote (3) above), the Compensation Committee determined that our market share grew. The SMIP payout percentage for the Named Executive Officers therefore was 145% of their 2022 SMIP targets.

The table below sets forth the 2022 SMIP bonus targets and payouts to each of our Named Executive Officers based upon 2022 performance.

Named Executive Officer	SMIP Bonus Target	2022 SMIP Payout
Christine A. Leahy	$2,000,000	$2,900,000
Albert J. Miralles	$800,000	$1,160,000
Sona Chawla	$825,000	$1,196,250
Christina M. Corley	$825,000	$1,196,250
Frederick J. Kulevich	$550,000	$797,500

Long-Term Incentive Program

Under our long-term incentive program, the Compensation Committee has the authority to award various forms of long-term incentive grants, including stock options, performance-based awards and RSUs. The Compensation Committee’s objectives for the 2022 long-term incentive awards were to:

•	Focus executives on key performance metrics aligned with long-term stockholder value creation and the Company’s long-term strategic plan and capital allocation plan.
•	Establish a direct link between compensation and the achievement of longer-term financial objectives.
•	Retain the services of executives through multi-year vesting provisions.

For 2022, the annual long-term incentive grant was delivered in the form of performance share units (“PSUs”) and stock options, with the following key elements to drive Company performance and align with stockholder interests:

PSUs	•	50% of target long-term incentive opportunity
	•	2022-2024 performance period with 0% - 200% payout curve (threshold payout of 25%)
	•	Vest at the end of the performance period based upon attainment of (1) cumulative annual adjusted free cash flow (“adjusted FCF”) and (2) cumulative annual Non-GAAP net income per diluted share (“adjusted EPS”) performance goals, each calculated independently as described below and weighted equally
Stock Options	•	50% of target long-term incentive opportunity
	•	Only have value if CDW stock price increases
	•	Vest in 1/3 annual increments with 10 year maximum term

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2022 Long-Term Incentive Program Pay for Performance Alignment

For 2022, 100% of the long-term incentive awards granted to the Named Executive Officers consisted of performance-based equity awards. Stock options have value to an award recipient only if our stock price appreciates, while PSUs have value if and only to the extent that the pre-established quantitative performance metrics relating to adjusted FCF and adjusted EPS, as described below and weighted equally, are achieved during the three-year performance period. The Compensation Committee selected adjusted FCF and adjusted EPS as the metrics for the PSUs because it believes successful performance against these measures promotes the creation of long-term stockholder value. In selecting these metrics, the Compensation Committee focused on cash flow and earnings as critical measures of operational success and value creation, but distinguished the PSU metrics from the SMIP metric (Non-GAAP operating income). By including interest and taxes in both metrics and working capital in adjusted FCF, the Compensation Committee intends to provide a stronger linkage to longer-term growth in stockholder value.

The Compensation Committee established the PSU performance goals to encourage strong, focused performance. Given the economic and market conditions at the time the targets were set, the target payout levels were designed to be challenging but achievable, while payouts at the maximum levels were designed to be stretch goals.

Under the PSU agreements, adjusted EPS and adjusted FCF are generally calculated as follows:

(1)	The adjusted EPS performance goals and adjusted EPS results under the 2022 PSU awards will be determined on a constant currency basis as the Compensation Committee believed that compensation should not be based on factors outside of the control of program participants.
(2)	Non-GAAP net income is defined as net income, adjusted for the items set forth in the Company’s earnings releases which may include, among other items, amortization of intangibles, non-cash equity-based compensation and associated taxes, losses or gains from the extinguishment of debt and acquisition and integration expenses. Free cash flow is defined as net cash from operating activities minus capital expenditures plus or minus net change in accounts payable–inventory financing each year during the performance period.
(3)	Other non-recurring and unanticipated events not already adjusted for in non-GAAP net income.

Setting Award Levels under 2022 Long-Term Incentive Program

In determining the 2022 annual long-term incentive award levels for Named Executive Officers, the Compensation Committee compared the target total direct compensation of each Named Executive Officer to the competitive market median and increased 2022 award levels as compared to 2021 award levels based on the factors described above under “2022 Executive Compensation Decisions.”

The table below sets forth the target award value, as of the date of grant, of the annual long-term incentive awards received by each Named Executive Officer under our 2022 long-term incentive program, which was delivered 50% in PSUs and 50% in stock options:

Executive	Amount
Christine A. Leahy	$7,000,000
Albert J. Miralles	$2,200,000
Sona Chawla	$2,850,000
Christina M. Corley	$2,850,000
Frederick J. Kulevich	$1,550,000

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2020 Long-Term Incentive Program Results and Payouts

Under the terms of the PSUs granted as part of the 2020 long-term incentive program, 2022 represented the final year of the three-year performance period for the 2020 PSUs. The 2020 PSUs vested based on the attainment of cumulative performance goals relating to adjusted FCF and adjusted EPS during the 2020-2022 performance period, with each goal weighted equally in the determination of the vesting level. These performance goals were set in February 2020 based on the Company’s strategic plans at the time and the Compensation Committee did not make any discretionary adjustments to the performance goals or results to adjust for the COVID-19 pandemic. Based on performance, participants were eligible to receive a payout ranging from 0% - 200% of target, with a threshold payout opportunity equal to 25% of target if threshold performance for only one performance goal is achieved and 50% of target if threshold performance for both goals is achieved.

The threshold, target and maximum payout opportunities under the 2020 PSU payout curve are set forth below:

2020-2022 PERFORMANCE GOALS(1)
	Adjusted Earnings Per Share				Adjusted Free Cash Flow
Payout opportunity(2)	Payout (% of target)		Adjusted Earnings Per Share	% attainment of performance goal	Adjusted Free Cash Flow (in millions)		% attainment of performance goal
Maximum	200%		$25.63	115.0%	$2,985.8		115.0%
Target	100%		$22.29	100.0%	$2,596.4	(4)	100.0%
Threshold	50	%(3)	$19.99	89.7%	$2,206.9		85.0%
(1)	Under the terms of the 2020 PSU agreements, adjusted EPS and adjusted FCF were each weighted equally and calculated as described above with respect to the 2022 PSU awards.
(2)	Payouts are determined based on various performance achievement levels for adjusted EPS and adjusted FCF. Payouts are determined based on various performance achievement levels, including but not limited to threshold, target and maximum, with payouts for performance between these various performance achievement levels calculated using straight line interpolation.
(3)	Threshold payout for purposes of this table assumes that threshold performance of each goal is achieved. If threshold performance for only one goal is achieved, then the payout, as a percentage of target, would be 25%.
(4)	Under the payout curve, the Compensation Committee established a range of $2,518.5 million to $2,674.3 million (97.0% to 103.0% of target) for the achievement levels that would have resulted in a target payout for the adjusted FCF performance goal.

For the 2020-2022 performance period, the Company achieved cumulative adjusted EPS and cumulative adjusted FCF of $24.31 and $3,113 million, respectively, resulting in the vesting level for the 2020 PSU awards at 180% of target.

The table below sets forth the target number of 2020 PSUs and the number of shares earned based on actual performance during the 2020-2022 performance period:

Named Executive Officer	2020 Target PSUs (#)	Shares Earned under 2020 PSUs (#)(1)
Christine A. Leahy	20,874	37,617
Albert J. Miralles	—	—
Sona Chawla	10,182	18,349
Christina M. Corley	12,728	22,937
Frederick J. Kulevich	2,927	5,275
(1)	Pursuant to the terms of the award agreements, participants are eligible to receive dividend equivalents with respect to dividends paid prior to the settlement of the award. The earned shares reported in this table do not include additional shares acquired through the deemed reinvestment of dividend equivalents prior to settlement of the award. The earned shares, including shares acquired through the deemed reinvestment of dividends through December 31, 2022, are reported in the 2022 Option Exercises and Stock Vested Table. PSU award recipients receive fractional shares upon settlement; however, for purposes of this table, share numbers have been rounded to the nearest whole share.

Other Elements of Our 2022 Executive Compensation Program

Employment Arrangements

The Company generally executes an offer of employment before an executive joins the Company. This offer describes the basic terms of the executive’s employment, including his or her initial base salary, SMIP target and long-term incentive award target. The terms of the executive’s employment are based thereafter on sustained good performance and the executive’s compensation protection agreement (the “Compensation Protection Agreement”) described below. The terms of the offer letter are determined after considering the compensation levels paid to similarly situated executive officers at the Company, the competitive median of the market data to provide a perspective on external practices, input from the Compensation Committee’s independent compensation consultant and the compensation deemed necessary to induce the executive to join the Company.

Severance Arrangements

During 2022, each of the Named Executive Officers were each subject to a Compensation Protection Agreement that provided for severance benefits upon certain qualifying terminations of employment with the Company. The Compensation Committee

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believes that these severance benefits: (1) help secure the continued employment and dedication of our Named Executive Officers; (2) enhance the Company’s value to a potential acquirer because our Named Executive Officers have noncompetition, nonsolicitation and confidentiality provisions that apply after any termination of employment, including after a change in control of the Company; and (3) are important as a recruitment and retention device, as many of the companies with which we compete for executive talent have similar agreements in place for their senior management. Consistent with market practices, the Compensation Protection Agreements do not include change in control-related tax gross-ups and are for a three-year fixed term (which was scheduled to expire on January 1, 2023 and renewed until January 1, 2026 in November 2022), with certain term extensions in the event of a “potential change in control” or “change in control” during the term.

Additional information regarding the employment arrangements with each of our Named Executive Officers, including, with respect to each of our Named Executive Officers, a quantification of benefits that would have been received by each such Named Executive Officer had his or her employment terminated on December 31, 2022, is provided under “2022 Potential Payments upon Termination or Change in Control.”

Nonqualified Deferred Compensation Plan

In May 2021, the Company adopted the CDW LLC Nonqualified Deferred Compensation Plan, effective as of July 1, 2021 (the “NQDC Plan”). The NQDC Plan allows coworkers who meet the plan eligibility requirements, including the Named Executive Officers, to elect to defer the receipt of a portion of their base salaries and bonuses. The NQDC Plan permits the crediting by the employer of additional amounts to the deferral accounts of participants, although no such additional contributions were made for 2022. The Compensation Committee believes that the adoption of the NQDC Plan supports the Company’s compensation objectives of attracting and retaining talent. Consistent with our performance-based culture, we do not offer a service-based defined benefit pension plan to our coworkers. Additional information regarding the NQDC Plan is provided under “2022 Nonqualified Deferred Compensation.”

Other Benefits

Our Named Executive Officers participate in our corporate-wide benefit programs. Our Named Executive Officers are offered benefits that generally are commensurate with the benefits provided to all of our full-time coworkers, which includes participation in our qualified defined contribution plan.

The Company also maintains an executive health program for members of the Company’s executive committee, including each of the Named Executive Officers, pursuant to which the Named Executive Officers are each eligible to receive an executive physical exam. The Compensation Committee believes that providing executive physical exams is in the interests of the Company and its stockholders and, as in the case of the NQDC Plan, supports the Company’s compensation objectives of attracting and retaining talent. In addition, with respect to 2022, the Compensation Committee approved the use of chartered aircraft and reimbursed commercial flights along with the reimbursement of taxes for such travel with respect to Ms. Leahy for certain personal travel. While the Company generally limits supplemental benefits provided to senior executives, the Compensation Committee believes that this benefit serves the interests of the Company and its stockholders by allowing for continued travel in a safe manner and increasing her efficiency and availability to attend to Company matters. This benefit is reflected as a supplemental benefit provided by the Company in the “2022 Summary Compensation Table.”

Clawback Policy

The Compensation Committee adopted a clawback policy in the event the Company is required to prepare an accounting restatement due to material non-compliance with a financial reporting requirement under the federal securities laws. If a current or former executive officer engaged in intentional misconduct that caused or partially caused the need for the restatement, the Compensation Committee may, in its discretion and to the full extent permitted by governing law, require reimbursement of that portion of any cash bonus paid to, or PSUs earned by, such executive officer during the three-year period preceding the date on which the Company is required to prepare the restatement, which is in excess of what would have been paid or earned by such executive officer had the financial results been properly reported. The Company will review and modify the policy as necessary to reflect the final Nasdaq listing rules adopted to implement the compensation recovery requirements under the Dodd-Frank Wall Street Reform and Consumer Protection Act.

Stock Ownership Guidelines

The Compensation Committee believes that, in order to more closely align the interests of executives with the interests of the Company’s other stockholders, all executives should maintain a minimum level of equity interests in the Company’s common stock. Until this minimum level is met, an executive officer is required to retain 50% of the after-tax shares acquired upon exercise of stock options and vesting of performance shares/units and restricted shares/units. The charts below show the salary multiple guidelines and the equity holdings that count towards these guidelines. As of the record date, all of our Named Executive Officers were in compliance with the Company’s stock ownership guidelines.

Named Executive Officer	Guideline
Chair, President and Chief Executive Officer	6x salary
Chief Commercial and Operating Officer	5x salary
Chief Growth and Innovation Officer	5x salary
Other Executive Officers	3x salary

WHAT COUNTS TOWARD THE GUIDELINE	WHAT DOES NOT COUNT TOWARD THE GUIDELINE
Shares owned by the executive, immediate family or executive trust	Vested and unvested stock options
Shares owned through the Company’s Coworker Stock Purchase Plan	Unvested RSUs and PSUs

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Hedging, Short Sales and Pledging Policies

Our executive officers are prohibited from hedging and short sales transactions with respect to our securities. In addition, our executive officers are prohibited from pledging our securities except in limited circumstances with pre-approval. For a further description of these policies, please see “Corporate Governance - Hedging, Short Sales and Pledging Policies.”

How We Make Executive Compensation Decisions

Our Executive Compensation Philosophies and Objectives

The Compensation Committee believes that our executive compensation program should reward actions and behaviors that drive sustained meaningful profitable growth and stockholder value creation. The Compensation Committee seeks to foster these objectives through a compensation system that focuses heavily on variable, performance-based incentives that create a balanced focus on our short-term and long-term strategic and financial goals. The Compensation Committee’s goal has been to implement an executive compensation program that continues to drive above-market results and that is built upon our long-standing executive compensation philosophies and objectives, as outlined below, which we believe have been key contributors to our long-term success:

Sustained Meaningful Profitable Growth and Stockholder Value Creation

Pay-for-Performance. A significant percentage of an executive’s compensation should be directly aligned with Company performance, with a balance between short-term and long-term performance.	Align with Stockholder Interests. Executives’ interests should be aligned with stockholder interests through the risks and rewards of CDW equity ownership.	Attract and Retain the Right Talent. Executive compensation should be market-competitive in order to attract and retain highly motivated talent with a performance- and service-driven mindset.

Role of the Board, Compensation Committee and our Executive Officers

The Compensation Committee is responsible for determining the compensation of our Chair, President and Chief Executive Officer and each of our other executive officers. In setting the compensation of our Chair, President and Chief Executive Officer, the Compensation Committee takes into account the Nominating and Corporate Governance Committee’s review of our Chair, President and Chief Executive Officer’s performance. In setting the compensation of our other executive officers, the Compensation Committee takes into account our Chair, President and Chief Executive Officer’s review of each executive officer’s performance and her recommendations with respect to their compensation. The Compensation Committee’s responsibilities regarding executive compensation are further described in the “Corporate Governance” section of this proxy statement.

Guidance from Independent Compensation Consultant

Frederic W. Cook & Co., Inc. (the “Compensation Consultant”) provides executive compensation consulting services to the Compensation Committee. With respect to 2022, the Compensation Consultant provided services related to the review of 2022 compensation adjustments, including a review of peer group compensation data, awards under our long-term incentive program, the setting of performance goals in our variable incentive plans including the payout leverage for results above and below the target performance levels, trends and tax and regulatory developments with respect to executive compensation, our compensation peer group and assistance with this proxy statement. The Compensation Consultant is retained by and reports to the Compensation Committee and, at the request of the Compensation Committee, participates in committee meetings. Other than services provided to the Compensation Committee, the Compensation Consultant did not provide any services to the Company with respect to 2022. The Compensation Committee reviewed the independence of the Compensation Consultant under Nasdaq and SEC rules and concluded that the work of the Compensation Consultant has not raised any conflict of interest.

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Comparison to Relevant Peer Group

To obtain a broad view of competitive practices among industry peers and competitors for executive talent, the Compensation Committee reviews market data for peer group companies as well as a general industry survey. In selecting companies for our peer group, the Compensation Committee considers all publicly traded companies in the US or Canada classified in a broad range of industries that meet one or more of the following peer group selection criteria established by the Compensation Committee:

Similar size in terms of revenue and/or market capitalization
Operates in a business-to-business distribution environment
Similar customers (i.e., business, government, healthcare, and education)
Services and/or solutions provider
Similar margins
Meaningful percentage of international sales
The Company is frequently identified as a peer by the other peer companies or the leading proxy advisory firms

During 2021, the Compensation Consultant presented, and the Compensation Committee approved, a revised peer group to better reflect the Company’s evolving business model as a distributor with a significant services and solutions presence, to improve the Company’s relative positioning on various size and performance measures as compared to the peer group, and to reflect the acquisition of several peer group companies during 2020 and 2021. The revised peer group consists of the same peer group that was used to establish the initial 2021 compensation levels, but with (i) the removal of Anixter International, Inc., Patterson Companies, Inc., and Tech Data Corporation, and (ii) the addition of Accenture plc, Best Buy Co., Inc., Flex, Hewlett Packard Enterprise Company, and Jabil Inc. Based on data compiled by the Compensation Consultant at the time the peer group was approved, our revenues were between the median and 75th percentile of our peer group, and our market capitalization was between the 75th and 100th percentile of our peer group. This peer group was used for evaluating 2022 compensation decisions with respect to the Named Executive Officers.

* Synnex Corporation at time of approval of peer group

The Compensation Consultant provides competitive data utilizing peer group proxy data and Aon provides revenue size-adjusted competitive data from their general industry database. In reviewing the size-adjusted competitive data from the Aon general industry database, the Compensation Committee does not review data from the specific companies included in the databases. For Ms. Leahy, the peer group was the primary market data source for evaluating 2022 base salary, annual cash incentive award opportunity and long-term incentive opportunity, given the availability of chief executive officer compensation data in public filings, with the compensation survey data providing a supplemental viewpoint. For our other Named Executive Officers, the Compensation Committee reviewed both peer group data and compensation survey data when evaluating the 2022 base salary, annual cash incentive award opportunities and long-term incentive opportunities. For purposes of this CD&A, the peer group data and compensation survey data are collectively referred to as “market data.”

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Compensation Committee Report

Our Compensation Committee has reviewed and discussed the section entitled “Compensation Discussion and Analysis” with our management. Based upon this review and discussion, the Compensation Committee recommended to the Board of Directors that the section entitled “Compensation Discussion and Analysis” be included in this proxy statement, which will be incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

Respectfully submitted by the Compensation Committee of the Board of Directors.

Lynda M. Clarizio

Paul J. Finnegan

Anthony R. Foxx*

Sanjay Mehrotra, Chair

Joseph R. Swedish

*Appointed to the Compensation Committee as of February 17, 2023

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2022 Executive Compensation

2022 Summary Compensation Table

The following table provides information regarding the compensation earned by our Named Executive Officers for fiscal year ended December 31, 2022 and, to the extent required under the SEC executive compensation disclosure rules, the fiscal years ended December 31, 2021 and 2020.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Christine A. Leahy Chair, President and Chief Executive Officer	2022	985,288	—	3,500,002	3,536,819	2,900,000	193,713	11,115,822
	2021	925,000	—	2,750,029	2,823,088	2,430,900	14,886	8,943,903
	2020	910,577	—	2,050,036	2,049,505	1,318,125	14,431	6,342,674
Albert J. Miralles Senior Vice President and Chief Financial Officer	2022	650,000	—	1,099,917	1,111,551	1,160,000	13,094	4,034,562
	2021	185,000	300,000	3,249,987	359,179	1,401,600	4,295	5,500,061

Sona Chawla Chief Growth and Innovation Officer	2022	645,577	—	1,425,045	1,439,969	1,196,250	17,114	4,723,955
	2021	525,000	—	1,350,068	1,385,861	1,270,200	251,128	4,782,257
	2020	482,596	500,000	1,499,932	999,762	688,750	—	4,171,040
Christina M. Corley Chief Commercial and Operating Officer	2022	645,577	—	1,425,045	1,439,969	1,196,250	21,020	4,727,861
	2021	525,000	—	1,350,068	1,385,861	1,270,200	14,584	4,545,713
	2020	522,981	—	1,250,017	1,249,703	688,750	14,129	3,725,580

Frederick J. Kulevich General Counsel & Corporate Secretary	2022	485,288	—	774,961	783,132	797,500	19,600	2,860,481

(1)	Bonus. The amounts reported in this column for Mr. Miralles and Ms. Chawla represent cash sign-on bonuses, which were subject to repayment in the event that the executive voluntarily resigned from the Company or if the Company terminated the executive’s employment for cause within one year of the executive’s start date.
(2)	Stock awards. The amounts reported in this column represent the grant date fair value of PSUs and RSUs granted in the applicable year, calculated in accordance with ASC 718. The amounts included in 2022 for the PSU awards are calculated based on the closing stock price and the probable satisfaction of the performance conditions for such awards as of the date of grant. Assuming the highest level of performance is achieved for the 2022 PSU awards, the maximum value of these awards at the grant date would be as follows: Ms. Leahy-$7,000,004; Mr. Miralles-$2,199,834; Ms. Chawla-$2,850,090; Ms. Corley-$2,850,090; and Mr. Kulevich-$1,549,922.
(3)	Option awards. The amounts reported in this column represent the grant date fair value of stock option awards granted in the applicable year, calculated in accordance with ASC 718. See Note 13 to the Audited Financial Statements included in our Form 10-K for the fiscal year ended December 31, 2022 (the “Audited Financial Statements”) for a discussion of the relevant assumptions used in calculating these amounts.
(4)	Non-equity incentive plan compensation. The amounts reported for 2022 represent cash awards paid to the Named Executive Officers under the SMIP. Please see the CD&A for further information regarding the 2022 SMIP.
(5)	All other compensation. “All Other Compensation” for 2022 consists of (i) Company-paid supplemental disability premiums, (ii) the costs associated with an executive physical, which for healthcare privacy reasons each Named Executive Officer has been attributed a cost of $4,295 regardless of whether such benefit was used, (iii) matching and profit sharing contributions to 401(k) accounts, (iv) for Ms. Corley, a service recognition gift provided to all coworkers upon certain service anniversaries, a gift received at a sales event by all event attendees, and a product purchased with wellness credits redeemed through the Company’s health insurer, (v) for Mr. MIralles, a gift received at a sales event by all event attendees; and (vi) for Ms. Leahy, a gift received at a sales event by all attendees and reimbursements for certain personal travel in the amount of $174,396, including $42,754 for the reimbursement of taxes for such travel. Ms. Leahy’s personal travel expenses reported in this column were valued on the basis of aggregate incremental cost to the Company and represent the amount accrued for payment or paid directly to the third-party vendor from which the Company leases corporate aircraft or reimbursed to Ms. Leahy, as applicable.

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2022 Grants of Plan-Based Awards Table

The following table provides information regarding the possible payouts to our Named Executive Officers in 2022 under the SMIP and the equity awards received by our Named Executive Officers in 2022 under the CDW Corporation 2021 Long-Term Incentive Plan (“2021 LTIP”).

		Estimated Possible Payouts Under Non-equity Incentive Plan Awards(1)			Estimated Possible Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number	All Other Option Awards: Number of	Exercise or Base	Grant Date Fair Value
Name	Grant date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	of Shares of Stock or Units (#)	Securities Underlying Options (#)(3)	Price of Option Awards ($)	of Stock and Option Awards ($)(4)
Christine A. Leahy	—	300,000	2,000,000	4,000,000	—	—	—	—	—	—	—
	2/24/2022	—	—	—	5,108	20,432	40,864	—	—	—	3,500,002
	2/24/2022	—	—	—	—	—	—	—	82,137	171.30	3,536,819
Albert J. Miralles	—	120,000	800,000	1,600,000	—	—	—	—	—	—	—
	2/24/2022	—	—	—	1,605	6,421	12,842	—	—	—	1,099,917
	2/24/2022	—	—	—	—	—	—	—	25,814	171.30	1,111,551
Sona Chawla	—	123,750	825,000	1,650,000	—	—	—	—	—	—	—
	2/24/2022	—	—	—	2,080	8,319	16,638	—	—	—	1,425,045
	2/24/2022	—	—	—	—	—	—	—	33,441	171.30	1,439,969
Christina M. Corley	—	123,750	825,000	1,650,000	—	—	—	—	—	—	—
	2/24/2022	—	—	—	2,080	8,319	16,638	—	—	—	1,425,045
	2/24/2022	—	—	—	—	—	—	—	33,441	171.30	1,439,969
Frederick J. Kulevich	—	82,500	550,000	1,100,000	—	—	—	—	—	—	—
	2/24/2022	—	—	—	1,131	4,524	9,048	—	—	—	774,961
	2/24/2022	—	—	—	—	—	—	—	18,187	171.30	783,132
(1)	These amounts represent threshold, target and maximum cash award levels set in 2022 under the SMIP. The amount actually paid to each Named Executive Officer under the SMIP is reported as Non-Equity Incentive Plan Compensation in the 2022 Summary Compensation Table.
(2)	These amounts represent the threshold, target and maximum PSUs granted under the 2021 LTIP. Because the performance goals are measured independently, the threshold PSUs reported in this table reflect payout for threshold performance with respect to only one of the performance goals. PSU award recipients receive fractional shares upon settlement; however, for purposes of this table, share numbers have been rounded to the nearest whole share. For actively employed executives, these PSUs are scheduled to vest on December 31, 2024, subject to the achievement of the threshold performance goals relating to adjusted FCF and adjusted EPS over the 2022-2024 performance period. The number of units subject to a PSU award increases as a result of the deemed reinvestment of dividend equivalents prior to settlement of the award and such additional units are subject to the same vesting conditions as the underlying PSUs. Please see the CD&A for further information regarding this award.
(3)	These amounts represent stock options granted under the 2021 LTIP. For actively employed executives, these options vest in one-third increments on each of the first through third year anniversaries of the date of grant.
(4)	The amounts reported represent the grant date fair value associated with the grant of these PSUs and stock option awards, as computed in accordance with ASC 718. In the case of the PSUs, the grant date fair value is calculated based on the closing stock price on the date of grant and the probable satisfaction of the performance conditions for such awards as of the date of grant. See Note 13 to the Audited Financial Statements for a discussion of the relevant assumptions used in calculating these amounts.

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2022 Outstanding Equity Awards at Fiscal Year-End Table

The following table summarizes outstanding option awards and unvested stock awards held by each Named Executive Officer on December 31, 2022.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(5)	Market Value of Shares or Units of Stock That Have Not Vested ($)(8)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights that Have Not Vested (#)(5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)(8)
Christine A. Leahy	17,509	—	37.79	2/19/2025	—	—	—	—
	33,928	—	39.79	3/2/2026	—	—	—	—
	40,917	—	58.90	2/28/2027	—	—	—	—
	41,230	—	73.49	2/27/2028	—	—	—	—
	91,739	—	95.57	2/25/2029	—	—	—	—
	70,831	35,416(1)	98.21	3/9/2030	—	—	—	—
	23,321	46,644(2)	154.47	3/9/2031	—	—	18,189(9)	3,248,217
	—	82,137(3)	171.30	2/24/2032	—	—	20,677(10)	3,692,567
Albert J. Miralles	2,278	4,557(4)	201.25	9/7/2031	11,619(6)	2,074,987	1,768(9)	315,726
	—	25,814(3)	171.30	2/24/2032	—	—	6,498(10)	1,160,434
Sona Chawla	34,552	17,276(1)	98.21	3/9/2030	1,268(7)	226,482	—	—
	11,448	22,898(2)	154.47	3/9/2031	—	—	8,930(9)	1,594,644
	—	33,441(3)	171.30	2/24/2032	—	—	8,419(10)	1,503,451
Christina M. Corley	23,816	—	37.79	2/19/2025	—	—	—	—
	24,504	—	39.79	3/2/2026	—	—	—	—
	34,779	—	58.90	2/28/2027	—	—	—	—
	30,923	—	73.49	2/27/2028	—	—	—	—
	47,180	—	95.57	2/25/2029	—	—	—	—
	43,190	21,595(1)	98.21	3/9/2030	—	—	—	—
	11,448	22,898(2)	154.47	3/9/2031	—	—	8,930(9)	1,594,644
	—	33,441(3)	171.30	2/24/2032	—	—	8,419(10)	1,503,451
Frederick J. Kulevich	13,743	—	73.49	2/27/2028	—	—	—	—
	14,416	—	95.57	2/25/2029	—	—	—	—
	9,933	4,967(1)	98.21	3/9/2030	—	—	—	—
	4,346	8,693(2)	154.47	3/9/2031	—	—	3,390(9)	605,379
	—	18,187(3)	171.30	2/24/2032	—	—	4,578(10)	817,600
(1)	These stock options were awarded on March 9, 2020, and vest in one-third increments on each of the first through third year anniversaries of the date of grant.
(2)	These stock options were awarded on March 9, 2021, and vest in one-third increments on each of the first through third year anniversaries of the date of grant.
(3)	The stock options were awarded on February 24, 2022, and vest in one-third increments on each of the first through third year anniversaries of the date of grant.
(4)	These stock options were awarded on September 7, 2021, and vest in one-third increments on each of the first through third year anniversaries of the date of grant.
(5)	RSU and PSU award recipients receive fractional shares upon settlement; however, for purposes of this table, share numbers have been rounded to the nearest whole share.
(6)	These RSUs were awarded on September 7, 2021, and vest as follows: (i) on March 15, 2023 with respect to 8,082 RSUs; and (ii) on March 15, 2024 with respect to 3,537 RSUs. The amount reported includes RSUs acquired through the deemed reinvestment of dividend equivalents.
(7)	These RSUs were awarded on January 21, 2020, and vest in one-third increments on the first through third anniversaries of the date of grant. The amount reported includes RSUs acquired through the deemed reinvestment of dividend equivalents.
(8)	The market value of shares or units of stock that have not vested reflects a stock price of $178.58, our closing stock price on December 30, 2022.
(9)	These PSUs were awarded on March 9, 2021 (with the exception of the PSUs for Mr. Miralles, which were awarded on September 7, 2021) and vest on December 31, 2023, subject to the achievement of the threshold performance goals relating to adjusted FCF and adjusted EPS over the 2021-2023 performance period. The amounts reported in this column are based on target achievement of the applicable performance goals and include PSUs acquired through the deemed reinvestment of dividend equivalents.
(10)	These PSUs were awarded on February 24, 2022 and vest on December 31, 2024, subject to the achievement of the threshold performance goals relating to adjusted FCF and adjusted EPS over the 2022-2024 performance period. The amounts reported in this column are based on target achievement of the applicable performance goals and include PSUs acquired through the deemed reinvestment of dividend equivalents.

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2022 Option Exercises and Stock Vested Table

The following table provides information concerning the exercise of stock options and vesting of stock awards during 2022 for each of the Named Executive Officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Christine A. Leahy			38,945	6,954,830
Albert J. Miralles			3,003	517,440
Sona Chawla			20,250	3,623,875
Christina M. Corley			23,747	4,240,737
Frederick J. Kulevich			5,461	975,222
(1)	In the case of each of the Named Executive Officers other than Mr. Miralles, the shares reported in this column represent shares acquired upon the vesting of PSU awards granted on March 9, 2020 and which vested on December 31, 2022 based on the achievement of performance goals relating to adjusted FCF and adjusted EPS over the 2020-2022 performance period, including shares acquired through the deemed reinvestment of dividend equivalents. The shares reported in this column with respect to Mr. Miralles represent shares acquired upon the vesting of RSUs granted on September 7, 2021 and which vested on March 15, 2022, including shares acquired through the deemed reinvestment of dividend equivalents. The shares reported in this column with respect to Ms. Chawla represent both (i) shares acquired upon the vesting of PSU awards as described above, and (ii) shares acquired upon the vesting of RSUs granted on January 21, 2020 and which vested on January 21, 2022, including shares acquired through the deemed reinvestment of dividend equivalents. PSU and RSU award recipients receive fractional shares upon settlement; however, for purposes of this table, share numbers have been rounded to the nearest whole share.
(2)	The market value for the PSU and RSU awards that vested during 2022 is based upon the closing stock price on the applicable date.

2022 Nonqualified Deferred Compensation Table

Pursuant to the NQDC Plan, certain executives, including each of the Named Executive Officers, may defer base salary and amounts payable under the SMIP. Executives may elect to defer up to 50% of their base salary and up to 90% of their SMIP payout. Under the terms of the NQDC Plan, company matching or employer contributions may be credited to the plan, although no such matching or employer contributions were made for 2022. Any matching or employer contributions are subject to vesting in 20% increments over five years. Participants may elect to have amounts paid upon a termination of employment or specified date, with the payout period ranging from five to 15 years, subject to earlier payout upon death or disability. Amounts credited to the NQDC Plan are notionally invested, as elected by the participant, in the same investment options as available under the Company’s 401(k) plan.

2022 Nonqualified Deferred Compensation Table

The following table provides information concerning participation in the NQDC Plan during 2022.

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)(2)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last FYE ($)(2)
Christine A. Leahy	—	—	(110,790)	—	776,245
Albert J. Miralles	232,000	—	—	—	232,000
Sona Chawla	—	—	—	—	—
Christina M. Corley	—	—	—	—	—
Frederick J. Kulevich	—	—	—	—	—
(1)	Represents amounts credited in early 2023 with respect deferrals of the 2022 SMIP payout. These amounts are also reported in the “Non-equity incentive plan compensation” column for 2022 in the 2022 Summary Compensation Table.
(2)	Because amounts were credited to Mr. Miralles’s account after December 31, 2022, there were no earnings notionally credited to his account with respect to 2022.
(3)	Amounts in this column include the following amounts that were previously reported in the Summary Compensation Table as compensation for 2021 and 2020: Ms. Leahy, 2021 - $887,035; 2020 - $0.

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2022 Potential Payments Upon Termination or Change in Control

During 2022, the Named Executive Officers were each subject to a Compensation Protection Agreement that provided for certain severance benefits upon a qualifying termination of employment. These severance arrangements have a three-year fixed term (which was scheduled to expire on January 1, 2023 and renewed until January 1, 2026 in November 2022), with certain term extensions in the event of a “potential change in control” or “change in control” during the term. Each Named Executive Officer is also a participant in the Company’s equity award program, which provides for accelerated vesting of outstanding equity awards upon certain termination events or a sale of the Company.

A description of the material terms of each of the employment and service arrangements that were in effect on December 31, 2022 and the equity award program as well as estimates of the payments and benefits each Named Executive Officer would receive upon a termination of employment or sale of the Company, are set forth below. The estimates have been calculated assuming a termination date on December 31, 2022 and the closing price of a share of our common stock on December 30, 2022. The amounts reported below are only estimates and actual payments and benefits to be paid upon a termination of a Named Executive Officer’s employment with the Company or sale of the Company under these arrangements can only be determined at the time of termination or sale of the Company.

Compensation Protection Arrangements

For purposes of determining severance benefits under the Named Executive Officers’ Compensation Protection Agreements, a qualifying termination means termination of the Named Executive Officer’s employment (1) by the Company other than (A) for “cause,” (B) the Named Executive Officer’s death or (C) the Named Executive Officer’s disability, or (2) by the Named Executive Officer for “good reason.”

If the employment of a Named Executive Officer is terminated for any reason other than a qualifying termination of employment, the Named Executive Officer is entitled to receive his or her “accrued obligations.” Accrued obligations include the following: (1) accrued and unpaid base salary; (2) any SMIP bonus, deferred compensation and other cash compensation accrued by the Named Executive Officer to the extent not paid as of the date of termination; and (3) vacation pay, expense reimbursements and other cash entitlements accrued by the Named Executive Officer to the extent not paid as of the date of termination. If the employment of a Named Executive Officer is terminated due to retirement under a retirement plan of the Company or by resignation of the executive other than for Good Reason, the Named Executive Officer also may, in the discretion of the Compensation Committee, be awarded an annual incentive bonus, prorated through the effective date of the Named Executive Officer’s termination of employment. If the employment of a Named Executive Officer is terminated due to the Named Executive Officer’s death or disability, the Named Executive Officer or his or her estate, as applicable, also is entitled to receive an annual incentive bonus (based on the target bonus under the Company’s SMIP), prorated through the effective date of the Named Executive Officer’s termination of employment.

If the employment of a Named Executive Officer is terminated due to a qualifying termination, the Named Executive Officer is entitled to receive the following payments and benefits under his or her Compensation Protection Agreement: (1) accrued obligations as defined above; (2) the portion of the unpaid SMIP bonus that the Named Executive Officer would have received had he or she remained employed by the Company for the full year in which the termination occurs, based on actual performance and prorated through the date of termination; (3) continuation in accordance with the Company’s regular payroll practices of two times the Named Executive Officer’s base salary; (4) payment of two times the Named Executive Officer’s SMIP bonus that would have been earned had the Named Executive Officer remained employed by the Company for the full year in which the termination occurs, based on actual performance (provided that if the termination occurs after a change in control, the SMIP bonus will be equal to two times the Named Executive Officer’s average SMIP bonus for each of the three fiscal years ending prior to the change in control); (5) continuation of certain health and welfare benefits for two years or, if earlier, the date that the Named Executive Officer becomes eligible for each such type of insurance coverage from a subsequent employer (provided, however, that if the Company is unable to provide such continuation benefits to the Named Executive Officer, the Company will instead provide a cash payment, subject to any applicable withholding taxes, that is sufficient to purchase comparable benefits); and (6) outplacement services of up to $20,000 (increased to $30,000, effective January 1, 2023). The Compensation Protection Agreements for Ms. Leahy and Ms. Chawla (and, effective January 1, 2023, Ms. Corley) provide that in the event of a termination of employment for any reason other than a termination by the Company for “cause,” then upon the expiration of any continued medical coverage period under her Compensation Protection Agreement and the COBRA continuation coverage period, the executive and her spouse and dependents are entitled to continued access to the Company’s medical plan until the executive and her spouse become eligible for Medicare (or the earlier occurrence of certain other events specified in the executive’s Compensation Protection Agreement), with the full cost of such continued coverage to be paid by the executive. The receipt of all of the payments and benefits above, except payment of accrued obligations, is conditioned upon the Named Executive Officer’s execution of a general release agreement in which he or she waives all claims that he or she might have against the Company and certain associated individuals and entities.

Under the terms of the Compensation Protection Agreements, if the payments and benefits to a Named Executive Officer under his or her respective Compensation Protection Agreement or another plan, arrangement or agreement would subject the Named Executive Officer to the excise tax imposed by Section 4999 of the Internal Revenue Code, then such payments will be reduced by the minimum amount necessary to avoid such excise tax, but only if such reduction will result in the Named Executive Officer receiving a higher net after-tax amount.

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Outstanding Equity Awards

Under the terms of the 2022, 2021 and 2020 option awards, the options will become 100% vested upon (i) a termination of employment due to death or disability, (ii) a termination of employment by the Company without cause or by the Named Executive Officer for good reason within two years following a change in control or (iii) a change in control pursuant to which the option awards are not effectively assumed or continued in such transaction. In addition, in the event of the Named Executive Officer’s retirement after the six month anniversary of the date of grant, the options will continue to vest in accordance with the vesting schedule set forth in the award agreement so long as the Named Executive Officer continues to comply with restrictive covenants relating to noncompetition, nonsolicitation and confidentiality through the vesting period.

With respect to the outstanding PSU awards, upon a termination of employment due to death or disability, then the PSUs will become fully vested, with the performance goals deemed satisfied at target levels (in the event of a death or termination for disability occurring prior to the 24-month anniversary of the first day of the performance period) or based on the projected level of performance through the end of the performance period (in the event of a death or termination for disability occurring on or after the 24-month anniversary of the first day of the performance period). Upon a termination of employment due to retirement after the six month anniversary of the date of grant, the Named Executive Officer will be entitled to a prorated award based on actual performance through the end of the performance period, subject to the Named Executive Officer’s continued compliance with restrictive covenants relating to noncompetition, nonsolicitation and confidentiality. In the event of a change in control prior to the 24-month anniversary of the first day of the performance period, the performance goals will be deemed to have been satisfied at target performance. If, however, the change in control occurs on or after the 24-month anniversary of the first day of the performance period, the performance goals will be determined by the Compensation Committee based on the projected level of performance through the end of the performance period. In the event of a change in control in which the awards are not effectively assumed, the awards will be settled within 70 days of such change in control. For awards effectively assumed in a change in control, the settlement of the awards will be accelerated if the Named Executive Officer’s employment is terminated without cause or due to good reason within 24 months following the change in control.

With respect to Ms. Chawla’s and Mr. Miralles’ outstanding RSU awards, the RSUs will become 100% vested upon (i) a termination of employment due to death or disability, (ii) a termination of employment by the Company without cause or by the Named Executive Officer for good reason within two years following a change in control or (iii) a change in control pursuant to which the RSUs are not effectively assumed or continued in such transaction.

For purposes of the Company’s equity plans, a change in control generally occurs upon (1) an unapproved change in the majority composition of the Board during a 24-month period, (2) certain acquisitions of 35% or more of the Company’s outstanding voting securities, or (3) certain corporate transactions, including certain mergers, dissolutions, liquidations or the sale of substantially all of the Company’s assets.

With respect to each equity award under the Company’s equity plans, retirement means the Named Executive Officer’s termination of employment after the six month anniversary of the date of grant of the applicable equity award and at a time when (1) the Named Executive Officer has attained age 55 and (2) the sum of the Named Executive Officer’s age and years of employment with or service to the Company or its subsidiaries equals or exceeds 65.

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Potential Payments Upon a Qualifying Termination of Employment Absent a Change in Control(1)

Name	Severance Payment ($)(2)	Value of Accelerated Equity Awards ($)	Welfare Benefits ($)(3)	Outplacement ($)(4)	Aggregate Payments ($)
Christine A. Leahy	7,800,000	—	44,832	20,000	7,864,832
Albert J. Miralles	3,620,000	—	44,188	20,000	3,684,188
Sona Chawla	3,742,500	—	39,666	20,000	3,802,166
Christina M. Corley	3,742,500	—	48,508	20,000	3,811,008
Frederick J. Kulevich	2,595,000	—	44,638	20,000	2,659,638
(1)	A qualifying termination means termination of the Named Executive Officer’s employment (1) by the Company other than (A) for “cause,” (B) the Named Executive Officer’s death or (C) the Named Executive Officer’s disability, or (2) by the Named Executive Officer for “good reason.”
(2)	Amounts reported in this column represent two times the sum of (i) the Named Executive Officer’s base salary and (ii) the Named Executive Officer’s annual incentive bonus target for 2022 multiplied by the 2022 SMIP payout percentage. Under the Compensation Protection Agreements, the Named Executive Officers are also entitled to a pro rata bonus based on the Company’s actual performance for the year in which termination occurs. Because the SMIP bonus is considered earned as of December 31, 2022, amounts related to the pro rata bonus have been excluded from this table and are reported in the 2022 Summary Compensation Table as 2022 compensation.
(3)	Represents the estimated value of continued welfare benefits that all Named Executive Officers would be entitled to receive upon a qualifying termination of employment.
(4)	Represents the maximum value of outplacement services that all Named Executive Officers would be entitled to receive upon a qualifying termination of employment.

Potential Payments Upon Death or Disability Table

Name	Severance Payment ($)(1)	Value of Accelerated Equity Awards ($)(2)	Aggregate Payments ($)
Christine A. Leahy	—	11,509,711	11,509,711
Albert J. Miralles	—	3,739,073	3,739,073
Sona Chawla	—	5,508,571	5,508,571
Christina M. Corley	—	5,629,207	5,629,207
Frederick J. Kulevich	—	2,164,166	2,164,166
(1)	The Named Executive Officers are entitled to a pro rata bonus based on target for the year in which termination occurs upon death or a termination due to disability. Because the SMIP bonus is considered earned as of December 31, 2022, amounts related to the pro rata bonus have been excluded from this table and are reported in the 2022 Summary Compensation Table as 2022 compensation.
(2)	Represents the value of the accelerated vesting of the 2022, 2021 and 2020 stock option awards and the 2022 and 2021 PSUs, assuming target achievement of the applicable performance goals upon death or a termination due to disability. The value of the accelerated vesting of the equity awards reported in this table is based upon our closing stock price of $178.58 on December 30, 2022. Excluded from this column are the 2020 PSUs that vested based upon Company performance and continued service of the Named Executive Officer through December 31, 2022 and which are reflected in the 2022 Option Exercises and Stock Vested Table.

Potential Payments Upon Retirement Table(1)

Name	Severance Payment ($)(2)	Value of Accelerated Equity Awards ($)(3)	Aggregate Payments ($)
Christine A. Leahy	—	7,965,261	7,965,261
Albert J. Miralles	—	—	—
Sona Chawla	—	—	—
Christina M. Corley	—	—	—
Frederick J. Kulevich	—	1,417,307	1,417,307
(1)	As noted above, the terms of our outstanding equity awards include retirement vesting provisions and, as of December 31, 2022, Ms. Leahy and Mr. Kulevich were eligible for retirement vesting under such equity awards.
(2)	The Named Executive Officers may receive, at the Compensation Committee’s discretion, a pro rata bonus for the year of retirement. Because the SMIP bonus is considered earned as of December 31, 2022, amounts related to the pro rata bonus have been excluded from this table and are reported in the 2022 Summary Compensation Table as 2022 compensation.
(3)	Represents the value of the continued vesting of the 2022, 2021 and 2020 stock option awards and the pro rata vesting of the 2022 and 2021 PSUs, assuming target achievement of the applicable performance goals upon retirement and continued compliance with noncompetition, nonsolicitation and confidentiality restrictive covenants during the vesting period. The value of the vesting of the equity awards reported in this table is based upon our closing stock price of $178.58 on December 30, 2022. Excluded from this column are the 2020 PSUs that vested based upon Company performance and continued service of the Named Executive Officer through December 31, 2022 and which are reflected in the 2022 Option Exercises and Stock Vested Table.

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Potential Payments Upon a Qualifying Termination of Employment Following a Change in Control(1)

Name	Severance Payment ($)(2)	Value of Accelerated Equity Awards ($)(3)	Welfare Benefits ($)(4)	Outplacement ($)(5)	Aggregate Payments ($)
Christine A. Leahy	5,712,357	11,509,711	44,832	20,000	17,286,900
Albert J. Miralles	4,103,200	3,739,073	44,188	20,000	7,906,461
Sona Chawla	3,308,950	5,508,571	39,666	20,000	8,877,187
Christina M. Corley	3,369,500	5,629,207	48,508	20,000	9,067,215
Frederick J. Kulevich	2,122,333	2,164,166	44,638	20,000	4,351,137
(1)	A qualifying termination means termination of the Named Executive Officer’s employment following a change in control (1) by the Company other than (A) for “cause,” (B) the Named Executive Officer’s death or (C) the Named Executive Officer’s disability, or (2) by the Named Executive Officer for “good reason.” Under the terms of the Compensation Protection Agreements, if the payments and benefits to a Named Executive Officer under his or her respective Compensation Protection Agreement or another plan, arrangement or agreement would subject the Named Executive Officer to the excise tax imposed by Section 4999 of the Internal Revenue Code, then such payments will be reduced by the minimum amount necessary to avoid such excise tax, if such reduction would result in the Named Executive Officer receiving a higher net after-tax amount. The amounts reflected in this table do not reflect the application of any reduction in compensation or benefits pursuant to the terms of the Compensation Protection Agreements.
(2)	Amounts reported in this column represent two times the sum of (i) the Named Executive Officer’s base salary and (ii) the Named Executive Officer’s average SMIP bonus for each of the three fiscal years ending prior to the change in control (or such shorter period of time if the Named Executive Officer has been employed by the Company for less than three full calendar years or target opportunity if the Named Executive Officer has been employed for less than one year). Under the Compensation Protection Agreements, the Named Executive Officers are also entitled to a pro rata bonus based on the Company’s actual performance for the year in which termination occurs. Because the SMIP bonus is considered earned as of December 31, 2022, amounts related to the pro rata bonus have been excluded from this table and are reported in the 2022 Summary Compensation Table as 2022 compensation.
(3)	Represents the value of equity awards that would become vested upon a qualifying termination of employment within two years following a change in control or upon a change in control in which the outstanding awards are not effectively assumed, assuming target achievement of the applicable performance goals. The value of the accelerated vesting of the equity awards reported in this table is based upon our closing stock price of $178.58 on December 30, 2022.
(4)	Represents the estimated value of continued welfare benefits that all Named Executive Officers would be entitled to receive upon a qualifying termination of employment.
(5)	Represents the maximum value of outplacement services that all Named Executive Officers would be entitled to receive upon a qualifying termination of employment.

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Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Company is providing the following disclosure about the relationship of the annual total compensation of our coworkers to the annual total compensation of Ms. Leahy, our Chair, President and Chief Executive Officer. SEC rules for identifying the median employee and calculating the pay ratio allow companies to apply various methodologies and assumptions and, as a result, the pay ratio reported by us may not be comparable to the pay ratio reported by other companies. Given the leverage of our executive compensation program towards performance-based elements, we expect that our pay ratio disclosure will fluctuate year-to-year based on the Company’s performance against the pre-established performance goals.

Ratio

For 2022,

•	The median of the annual total compensation of all of our coworkers, other than Ms. Leahy, was $107,403.
•	Ms. Leahy’s annual total compensation, as reported in the Total column of the 2022 Summary Compensation Table, was $11,115,822.
•	Based on this information, the ratio of the annual total compensation of Ms. Leahy to the median of the annual total compensation of all coworkers is estimated to be 103 to 1. We believe this ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

Identification of Median Coworker

As permitted under the SEC executive compensation disclosure rules, we are electing to use the same median employee that we used for purposes of preparing our 2021 pay ratio disclosure. Since December 1, 2021 (the date used to select the 2021 median employee), there have been no changes in the Company’s employee population or employee compensation arrangements that we believe would significantly impact the pay ratio disclosure. For purposes of identifying the median coworker from our 2021 coworker population base of approximately 13,800 coworkers, we considered the gross cash compensation of all of our coworkers, as compiled from our payroll records. We selected gross cash compensation as it represents the principal form of compensation delivered to all of our coworkers and is readily available in each country. In addition, we measured compensation for purposes of determining the median coworker using the 12-month period ending December 1, 2021. Compensation paid in foreign currencies was converted to U.S. dollars based on a weighted average exchange rate for the relevant period.

Pay Versus Performance

Provided below is the Company’s “Pay Versus Performance” disclosure as required pursuant to Item 402(v) of Regulation S-K under the Exchange Act. As required by Item 402(v), we have included:

•	A list of the most important measures that our Compensation Committee used in 2022 to link pay calculated in accordance with Item 402(v) (referred to as “Compensation Actually Paid” or “CAP”) to Company performance;
•	A table that compares the total compensation of our Named Executive Officers as presented in the Summary Compensation Table (“SCT”) for each year to CAP and that compares CAP to specified performance measures; and
•	Graphs and narratives that describe:
—	the relationship between our cumulative total shareholder return (“TSR”) and the TSR of the S&P 500 Information Technology Index (“Peer Group TSR”); and
—	the relationship between CAP and our TSR;
—	the relationship between CAP and adjusted EPS, which is our Company Selected Measure (“CSM”); and
—	the relationship between CAP and Net Income.

This disclosure has been prepared in accordance with Item 402(v) and does not necessarily reflect value actually realized by the Named Executive Officers or how the Compensation Committee evaluates compensation decisions in light of Company or individual performance. In particular, the Compensation Committee does not use CAP as a basis for making compensation decisions. Please refer to the CD&A section of this proxy statement for a discussion of our executive compensation program objectives and the ways in which we design our program to align executive compensation with Company performance.

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Performance Measures Used to Link Company Performance and CAP to the Named Executive Officers

The following is a list of financial performance measures, which in our assessment represent the most important measures used by the Company to link CAP for the Named Executive Officers in 2022. Please see the CD&A for a further description of these metrics, including how they are calculated for incentive purposes, and how they are used in the Company’s executive compensation program, including the SMIP and 2022 long-term incentive program.

Measure

CDW Stock Price
Adjusted EPS
Adjusted FCF
Non-GAAP Operating Income

Pay Versus Performance Table

			Average Summary	Average	Value of Initial Fixed $100 Investment Based On:(4)
Year(1)	Summary Compensation Table Total for PEO ($)(2)	Compensation Actually Paid to PEO ($)(3)	Compensation Table Total for Non-PEO Named Executive Officers ($)(2)	Compensation Actually Paid to Non-PEO Named Executive Officers ($)(3)	Total Shareholder Return ($)	Peer Group Total Shareholder Return ($)(5)	Net Income ($) (In Millions)	Adjusted EPS ($)(6)
2022	11,115,822	8,181,554	4,086,715	3,226,746	129.37	134.82	1,114.5	9.86
2021	8,943,903	30,941,939	4,110,659	10,533,615	146.60	189.64	988.6	7.96
2020	6,342,674	8,005,224	2,621,777	3,104,330	93.45	142.21	788.5	6.59
(1)	Ms. Leahy has served as the Principal Executive Officer (“PEO”) for the entirety of 2022, 2021 and 2020 and our other Named Executive Officers for the applicable years were as follows:
•	2022: Albert J. Miralles; Sona Chawla; Christina M. Corley; and Frederick J. Kulevich.
•	2021: Albert J. Miralles; Sona Chawla; Christina M. Corley; Elizabeth H. Connelly; and Collin B. Kebo.
•	2020: Collin B. Kebo; Sona Chawla; Christina M. Corley; Douglas E. Eckrote; Mark C. Chong; and Elizabeth H. Connelly
(2)	Amounts reported in this column represent (i) the total compensation reported in the SCT for the applicable year in the case of Ms. Leahy and (ii) the average of the total compensation reported in the SCT for the applicable year for our other Named Executive Officers reported for the applicable year other than Ms. Leahy.
(3)	To calculate CAP, adjustments were made to the amounts reported in the SCT for the applicable year. The primary difference between the calculation of SCT total compensation and CAP relates to the calculation of stock and option awards:

SCT CALCULATION IS BASED ON:	COMPANY CAP CALCULATION IS BASED ON:
Grant date fair value of stock and option awards granted during the year	Year over year change in the fair value of stock and option awards that are unvested as of the end of the year, or vested or were forfeited during the year

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A reconciliation of the adjustments for Ms. Leahy and for the average of the other Named Executive Officers is set forth in the table below.

Year	Summary Compensation Table Total ($)(a)	(Minus) Grant Date Fair Value of Stock Option and Stock Awards Granted in Fiscal Year ($)(b)	Plus Fair Value at Fiscal Year-End of Outstanding and Unvested Stock Option and Stock Awards Granted in Fiscal Year ($)(c)	Plus/(Minus) Change in Fair Value of Outstanding and Unvested Stock Option and Stock Awards Granted in Prior Fiscal Years ($)(d)	Plus Fair Value at Vesting of Stock Option and Stock Awards Granted in Fiscal Year that Vested During Fiscal Year ($)(e)	Plus/(Minus) Change in Fair Value as of Vesting Date of Stock Option and Stock Awards Granted in Prior Years for which Applicable Vesting Conditions were Satisfied During Fiscal Year ($)(f)	(Minus) Fair Value as of Prior Fiscal Year-End of Stock Option and Stock Awards Granted in Prior Fiscal Years that Failed to Meet Applicable Vesting Conditions During Fiscal Year ($)(g)	Equals Compensation Actually Paid ($)
PEO
2022	11,115,822	7,036,821	9,036,522	(2,226,247)	—	(2,707,722)	—	8,181,554
2021	8,943,903	5,573,117	12,199,333	11,574,105	—	3,797,715	—	30,941,939
2020	6,342,674	4,099,541	6,618,206	379,714	—	(1,235,829)	—	8,005,224
Other Named Executive Officers (Average)(h)
2022	4,086,715	2,374,897	3,051,560	(774,976)	—	(761,656)	—	3,226,746
2021	4,110,659	2,348,185	4,364,838	3,546,967	—	859,335	—	10,533,615
2020	2,621,777	1,488,976	2,351,071	56,279	—	(435,820)	—	3,104,330
(a)	Represents Total Compensation as reported in the SCT for the indicated fiscal year. For the other Named Executive Officers, amounts shown represent averages.
(b)	Represents the grant date fair value of the stock option and stock awards granted during the indicated fiscal year, calculated in accordance with ASC718. See Note 13 to the Audited Financial Statements included in our Form 10-K for the fiscal year ended December 31, 2022 for a discussion of the relevant assumptions used in calculating these amounts.
(c)	Represents the fair value as of the indicated fiscal year-end of the outstanding and unvested option awards and stock awards granted during such fiscal year, calculated in accordance with the methodology used for financial reporting purposes, including the value associated with the accrual of any dividend equivalent rights.
(d)	Represents the change in fair value during the indicated fiscal year of each option award and stock award that was granted in a prior fiscal year and that remained outstanding and unvested as of the last day of the indicated fiscal year, calculated in accordance with the methodology used for financial reporting purposes and, for awards subject to performance-based vesting conditions, based on an estimate of the probable outcome of such performance-based vesting conditions as of the last day of the fiscal year, including the value associated with the accrual of any dividend equivalent rights.
(e)	Represents the fair value at vesting of the option awards and stock awards that were granted and vested during the indicated fiscal year, calculated in accordance with the methodology used for financial reporting purposes, including the value associated with the accrual of any dividend equivalent rights.
(f)	Represents the change in fair value, measured from the prior fiscal year-end to the vesting date, of each option award and stock award that was granted in a prior fiscal year and which vested during the indicated fiscal year, calculated in accordance with the methodology used for financial reporting purposes, including the value associated with the accrual of any dividend equivalent rights.
(g)	Represents the fair value as of the last day of the prior fiscal year of the option award and stock awards that were granted in a prior fiscal year and which failed to meet the applicable vesting conditions in the indicated fiscal year, calculated in accordance with the methodology used for financial reporting purposes.
(h)	See footnote 1 above for the Named Executive Officers included in the average for each year.

(4)	Pursuant to rules of the SEC, the comparison assumes $100 was invested on December 31, 2019. Historic stock price performance is not necessarily indicative of future stock price performance.
(5)	The TSR Peer Group consists of S&P 500 Information Technology Index.
(6)	The Company determined that adjusted EPS is the most important financial performance measure used to link CAP to Company performance given it impacts the vesting of 50% of the PSUs and also encompasses Non-GAAP operating income performance, the sole financial measure under our SMIP. In addition, we believe that over the long-term, our earnings per share is the most significant driver of CDW’s stock price performance, which impacts the value of equity awards granted to the Named Executive Officers, the largest component of our executive compensation program. Adjusted EPS is defined as non-GAAP net income plus/minus extraordinary, non-recurring items divided by the weighted average common shares outstanding on a diluted basis. For purposes of determining adjusted EPS, non-GAAP net income is defined as net income, adjusted for the items set forth in the Company’s earnings releases which may include, among other items, amortization of intangibles, non-cash equity-based compensation and associated taxes, losses or gains from the extinguishment of debt and acquisition and integration expenses. The amount reported for each reporting year in this table represents the adjusted EPS, as calculated for the first year of the PSU performance cycle that commenced in the applicable reporting year.

Relationship Between Pay and Performance

As discussed in our CD&A, our executive compensation program is designed to drive sustained meaningful profitable growth and stockholder value creation. We believe our executive compensation programs are well designed and aligned to shareholder interests. The CAP for each of our Named Executive Officers is reflective of our stock price performance over time as well as varying levels of achievement under our annual and long-term incentive programs.

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1. TSR: Company versus Peer Group

As shown in the chart below, the Company’s 3-year cumulative TSR for the period of 2020-2022 is less than the 3-year cumulative TSR for companies included in our peer group TSR. However, the Company’s TSR performance for the 5-year TSR (2018-2022) outperformed the peers, which is also illustrated in our 2022 10-K performance graph.

2. CAP Versus TSR

As shown in the chart below, the PEO’s and other Named Executive Officers’ CAP amounts align with the Company’s TSR over the three-year period reported in the chart. This is due primarily to the Company’s use of long-term incentives, particularly a significant weighting in stock options, the value of which are tied directly to stock price.

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3. CAP Versus Adjusted EPS (Company Selected Measure)

The chart below demonstrates the relationship between CAP amounts for our PEO and our other Named Executive Officers and our adjusted EPS for the applicable fiscal year. Variations in the CAP amounts for our PEO and other Named Executives Officers are due in large part to the significant emphasis the Company places on long-term incentives, the value of which fluctuates most significantly based on the vesting level of our PSU awards and changes in stock price over time. Adjusted EPS is viewed as the most important financial measure to link CAP and Company performance given it impacts the vesting of 50% of the PSUs and it also encompasses Non-GAAP operating income performance, the sole financial measure under our SMIP. In addition, we believe that over the long-term, our earnings per share is the most significant driver of CDW’s stock price performance, which impacts the value of equity awards granted to the PEO and other Named Executive Officers, the largest component of our executive compensation program.

4. CAP Versus Net Income

The chart below demonstrates the relationship between CAP amounts for our PEO and our other Named Executive Officers and our net income. Variations in the CAP amounts for our PEO and other Named Executives Officers are due in large part to the significant emphasis the Company places on long-term incentives, the value of which fluctuates most significantly based on the vesting level of our PSU awards and changes in stock price over time.

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PROPOSAL 3

Advisory Vote on the Frequency of the Advisory Vote to Approve Named Executive Officer Compensation

Pursuant to Section 14A of the Exchange Act, we are offering our stockholders an opportunity to cast an advisory vote on the frequency of the non-binding stockholder advisory vote to approve named executive officer compensation. The options are to hold the advisory vote to approve named executive officer compensation every year, every two years or every three years. When this advisory vote was last held in 2017, stockholders indicated their support for the non-binding advisory vote to approve named executive officer compensation to be held every year and the Company continued to hold this non-binding advisory vote every year. Although the vote is non-binding, we value continuing and constructive feedback from our stockholders on executive compensation and other important matters. The Board of Directors and the Compensation Committee will take into consideration the voting results when determining how often a non-binding stockholder advisory vote to approve the compensation of our named executive officers should occur in the future.

The Board continues to believe that holding an advisory vote to approve named executive officer compensation every year is the best approach for the Company at this time based on a number of considerations. These considerations include that this frequency aligns with the interests of stockholders, provides more consistent and direct communication and reflects sound corporate governance principles. While the Board recommends an annual advisory vote to approve named executive officer compensation, the proxy card provides stockholders with four choices with respect to this proposal: (1) 1 year; (2) 2 years; (3) 3 years; or (4) abstaining from voting on the proposal.

PROPOSAL 3: THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR 1 YEAR AS THE FREQUENCY OF THE NON-BINDING ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION.

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Equity Compensation Plan Information

The following table provides information as of December 31, 2022 regarding the number of shares of our common stock that may be issued under our equity compensation plans.

December 31, 2022	A		B		C
Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column A)
Equity Compensation Plans Approved by Stockholders	5,131,740	(1)	$104.23	(2)	8,114,678	(3)
Equity Compensation Plans Not Approved by Stockholders	—		—		—
Total	5,131,740		$104.23		8,114,678
(1)	Includes 3,499,301 shares issuable pursuant to outstanding stock options, 510,289 shares issuable pursuant to outstanding RSUs (includes 77,153 vested RSUs on which settlement into shares has been deferred by certain of our non-employee directors and shares issuable pursuant to RSUs acquired through the deemed reinvestment of dividend equivalents) and 1,122,150 shares issuable pursuant to outstanding PSUs (assumes maximum achievement of the applicable performance goals (equivalent to 627,888 PSUs at target) and includes shares issuable pursuant to PSUs acquired through the deemed reinvestment of dividend equivalents).
(2)	Excludes RSUs and PSUs that convert to shares of common stock from determination of Weighted Average Exercise Price.
(3)	Includes 870,676 shares available under our Coworker Stock Purchase Plan (“CSPP”). The CSPP provides the opportunity for eligible coworkers to acquire shares of our common stock at a 5% discount. There is no compensation expense associated with the CSPP.

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PROPOSAL 4

Ratification of Selection of Independent Registered Public Accounting Firm

Engagement of Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors is responsible for the appointment, compensation, evaluation, retention and oversight of the work performed by the Company’s independent registered public accounting firm (“Independent Auditor”). The Audit Committee approved the appointment of Ernst & Young LLP (“EY”) as the Company’s Independent Auditor for 2023. EY has served as the Company’s Independent Auditor since 2011. The Audit Committee reviews the performance and independence of the Independent Auditor annually.

The Audit Committee and the Board believe that the continued retention of EY to serve as the Company’s Independent Auditor is in the best interests of the Company and its stockholders. Although the Company is not required to seek stockholder approval or ratification of this appointment, the Board believes that doing so is consistent with good corporate governance practices. If the appointment is not ratified, the Audit Committee will explore the reasons for stockholder rejection and will reconsider the appointment. Even if the appointment is ratified, the Audit Committee may, in its discretion, direct the appointment of a different Independent Auditor if the Audit Committee determines that such a change would be in the best interests of the Company and its stockholders. Representatives of EY are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to questions.

In determining whether to reappoint the Independent Auditor, the Audit Committee annually considers several factors, including:
•	Technical expertise;
•	The quality and efficiency of work performed;
•	The quality of discussions and feedback;
•	Management’s input on EY’s overall performance;
•	The mandatory rotation of the Independent Auditor’s lead engagement partner every five years;
•	Data related to audit quality and performance, including recent PCAOB inspection reports on the firm;
•	Independence and objectivity; and
•	Reasonableness of fees

In conjunction with the mandated rotation of the Independent Auditor’s lead engagement partner, the Audit Committee Chair and management are involved in the selection of EY’s lead engagement partner.

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Fees Paid to EY

The following is a summary and description of fees for services provided by EY in 2022 and 2021.

Global Fees

(In thousands)

	Years Ended December 31,
Service	2022	2021
Audit fees	$4,247	$4,172
Audit-related fees	33	645
Tax fees	593	18
Total fees	$4,873	$4,835

Audit Fees. Consists principally of fees related to the integrated audit of the Company’s consolidated financial statements and internal control over financial reporting, and the review of the consolidated financial statements included in the Company’s quarterly reports on Form 10-Q. Also includes services and procedures performed in connection with the Company’s securities offerings as well as other SEC filings, and statutory audits.

Audit-Related Fees. Consists of fees related to employee benefit plans and financial due diligence.

Tax Fees. Consists principally of fees related to tax advice, tax compliance and tax due diligence.

Audit Committee Approval Policies and Procedures

Pursuant to its charter, the Audit Committee is responsible for pre-approving all audit and permissible non-audit services provided to the Company by its independent registered public accounting firm, subject to any exceptions in the Exchange Act. The Audit Committee may delegate to one or more of its members the authority to grant such pre-approvals, provided that any decisions of such member or members to grant pre-approvals must be presented to the full Audit Committee at its next scheduled meeting.

The services provided by EY were pre-approved by the Audit Committee. The Audit Committee has considered whether the provision of the above-noted services is compatible with maintaining the independence of the Independent Auditor and has determined, consistent with advice from EY, that the provision of such services has not adversely affected EY’s independence.

PROPOSAL 4: THE BOARD OF DIRECTORS AND THE AUDIT COMMITTEE RECOMMEND A VOTE FOR RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2023.

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Audit Committee Report

The Audit Committee is comprised of five independent directors. The Committee operates under a written charter adopted by the Board, which is available on the Governance section of the Company’s Investor Relations website at investor.cdw.com.

Management is responsible for the Company’s financial statements and overall financial reporting process, including the Company’s internal controls. Management also is responsible for reporting on the effectiveness of the Company’s internal control over financial reporting. The Independent Auditor is responsible for conducting an independent audit in accordance with generally accepted auditing standards and issuing an opinion on the accuracy of the Company’s consolidated financial statements. The independent registered public accounting firm also is responsible for issuing an attestation report on the effectiveness of the Company’s internal control over financial reporting based upon its audit. The Audit Committee is responsible for monitoring and oversight of these processes.

As part of its oversight responsibilities, the Audit Committee discusses with, and receives regular status reports from, the Independent Auditor and the head of the Company’s internal audit function (the “Internal Auditor”) on the overall scope and plans for their audits of the Company, including their scope and plans for evaluating the effectiveness of internal control over financial reporting. The Audit Committee meets with the Independent Auditor, with and without management present, and with the Company’s Chief Financial Officer, Controller and Chief Accounting Officer, Internal Auditor, General Counsel, Chief Technology Officer and other members of management to discuss, among other things, the items noted below; the results of EY and the Internal Auditor’s audits of the Company; the quality of the financial reporting process; the performance of the Independent Auditor and the Internal Auditor; the Company’s compliance and ethics programs; enterprise risk management; and cybersecurity.

Prior to the filing of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 with the SEC, the Audit Committee:

•	Reviewed and discussed with management the Company’s audited consolidated financial statements included in the Form 10-K and considered management’s view that the financial statements present fairly, in all material respects, the Company’s financial condition and results of operations.
•	Reviewed and discussed with management and the Independent Auditor, the effectiveness of the Company’s internal control over financial reporting, including management’s report and the Independent Auditor’s attestation report on that topic.
•	Discussed with the Independent Auditor the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC and matters related to the fair presentation of the Company’s financial condition and results of operations, including critical accounting estimates and judgments.
•	Received the written disclosures and the letter from the Independent Auditor required by applicable requirements of the PCAOB regarding the Independent Auditor’s communications with the Audit Committee concerning independence, and has discussed with the Independent Auditor the Independent Auditor’s independence. In considering the independence of the Independent Auditor, the Audit Committee took into consideration the amount and nature of the fees paid to the firm for non-audit services, as described above.

In reliance on the review and discussions described above, the Audit Committee has recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, for filing with the SEC.

Respectfully submitted by the Audit Committee of the Board of Directors.

Virginia C. Addicott

James A. Bell, Chair

Marc E. Jones*

David W. Nelms

Donna F. Zarcone

*Appointed to the Committee as of February 6, 2023

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PROPOSAL 5

Approval of the Amendment to the Company’s Certificate of Incorporation to Allow Stockholders the Right to Call Special Meetings

After careful consideration, our Board has unanimously adopted, and recommends that our stockholders approve, an amendment (the “Proposed Special Meeting Right Amendment”) to our Certificate of Incorporation to enable the adoption of a special meeting right for stockholders. If stockholders approve the Proposed Special Meeting Right Amendment, as described in more detail below, the Company’s Bylaws will be amended to specify the procedures for calling a special meeting. The Proposed Special Meeting Right Amendment is set forth in Article Eight of the Certificate of Incorporation attached as Appendix C, with deleted text indicated by red strikethroughs and new text underlined in red. This summary of the Proposed Special Meeting Right Amendment is qualified in its entirety by reference to Appendix C.

The Proposed Special Meeting Right Amendment

Delaware law does not grant stockholders of a corporation the absolute right to call or to request that the corporation call a special meeting. Rather, it provides that special meetings of stockholders may be called by the board of directors or by such person or persons as may be authorized by the certificate of incorporation or by the bylaws of the corporation. The Certificate of Incorporation currently allows special meetings of stockholders to be called by or at the direction of the Board pursuant to a written resolution adopted by the affirmative vote of the majority of the total number of directors. If this Proposed Special Meeting Right Amendment is approved by stockholders, special meetings may also be called by the Board or the Chair of the Board upon the written request of stockholders holding at least 25% of our outstanding shares of common stock and who otherwise comply with the requirements set forth in the Bylaws. The Proposed Special Meeting Right Amendment will not affect our Board’s existing authority to call special meetings of stockholders.

Purpose and Effect of the Proposed Special Meeting Right Amendment

Provisions disallowing stockholders to call special meetings are intended to serve the best interests of stockholders as a whole by avoiding the potential for abuse of the right by a small minority of shareholders for self-interested actions and the associated substantial expenses and business disruption. The Board recognizes that convening a special meeting can result in substantial expenses to CDW and the diversion of significant time and attention of our Board and management away from their primary focus of operating our business and creating long-term stockholder value. However, following the 2022 annual meeting, where stockholders expressed support for a non-binding stockholder proposal to allow action by written consent without a meeting, the Board recognizes that stockholders consider the ability to act in between annual meetings to be an important right. To balance these interests, the Board is submitting the Proposed Special Meeting Right Amendment to stockholder vote, which, together with the proposed changes to the Bylaws, would allow a significant minority of shareholders to call special meetings that they deem necessary to discuss critical, time-sensitive issues that cannot wait until our next annual meeting.

To better inform the Board’s recommendation, CDW sought feedback from stockholders during the robust engagement effort launched following the 2022 annual meeting, including their preferences for the ownership threshold required to exercise the right. While our stockholders expressed a variety of preferences and ranges, either in the engagement or in their published policies, we found broad support for a 25% ownership threshold, which was a significant factor in driving the Proposed Special Meeting Right Amendment. See “Adoption of Special Meeting Right in Response to 2022 Written Consent Stockholder Proposal” for more information regarding our engagement and the feedback we received from our stockholders regarding this matter.

Additionally, a 25% ownership threshold is consistent with market practice. According to data collected by FactSet, as of March 20, 2023, approximately 50.9% of the S&P 500 companies that afford a Special Meeting Request Right have set the ownership threshold at or greater than 25%. The Board believes that such a threshold, together with certain procedural requirements described further below, strikes an appropriate balance between enhancing stockholder rights, by ensuring that special meetings can be called to act on extraordinary and urgent matters, and protecting the long-term interests of CDW and our stockholders, by minimizing the risk that one or a small minority of stockholder(s) will pursue special interests that are not aligned with our stockholders more broadly and cause us to unduly incur substantial costs and distractions.

In light of these considerations, and upon recommendation of the Nominating and Corporate Governance Committee, the Board adopted resolutions declaring it advisable to amend the Certificate of Incorporation to enable the adoption of the Special Meeting Right, and resolved to submit the Proposed Special Meeting Right Amendment to our stockholders for consideration.

Additional Information

The Proposed Special Meeting Right Amendment is binding. If stockholders approve the Proposed Special Meeting Right Amendment by the requisite vote, CDW will file with the Secretary of State of the State of Delaware a Certificate of Amendment to the Certificate of Incorporation setting forth the Proposed Special Meeting Right Amendment, shortly following the annual

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meeting, to incorporate the approved amendment. The Proposed Special Meeting Right Amendment will become effective upon the effectiveness of the Certificate of Amendment with the Secretary of State of the State of Delaware. The Special Meeting Bylaw Amendments described below will also become effective at such time.

If stockholders do not approve the Proposed Special Meeting Right Amendment by the requisite vote, then the Certificate of Amendment setting forth the Proposed Special Meeting Right Amendment will not be filed with the Secretary of State of the State of Delaware, the Special Meeting Bylaw Amendments will not become effective and holders of our common stock will not have the ability to require the Company to call a special meeting of stockholders.

PROPOSAL 5: THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT OF THE CERTIFICATE OF INCORPORATION TO ALLOW STOCKHOLDERS THE RIGHT TO CALL SPECIAL MEETINGS.

Overview of Related Changes to the Bylaws

If the Proposed Special Meeting Right Amendment is approved by the stockholders, the Bylaws will be amended to specify the procedures for stockholder-requested special meetings by adding the language substantially in the form attached as Appendix D (the “Special Meeting Bylaw Amendments”), with deleted text indicated by red strikethroughs and new text underlined in red. Set forth below is a summary of the Special Meeting Bylaw Amendments. This summary of the Special Meeting Bylaw Amendments is qualified in its entirety by reference to Appendix D.

Ownership Provisions

The Special Meeting Bylaw Amendments require CDW to call a special meeting of stockholders upon the written request of one or more stockholders who own shares representing at least 25% of the voting power of our outstanding common stock. The proponent for the special meeting request and such proponent’s affiliates must have continuously held the shares included in meeting the 25% ownership for at least one year prior to the special meeting request and must comply with other requirements set forth in the Bylaws.

To request the calling of a special meeting, a stockholder of record must first submit a request in writing that the Board fix a record date for the purpose of determining stockholders entitled to request the calling of a special meeting. The Board shall fix a record date within 10 days after the receipt of a record date request in accordance with the requirements of the Bylaws. Multiple special meeting requests will be considered together for purposes of the 25% ownership threshold if they identify substantially the same purpose and are dated and received within 60 days of the earliest dated request that was properly submitted. Under the Special Meeting Bylaw Amendments, any reduction in the number of shares that count toward the 25% ownership threshold would be treated as a revocation of a special meeting request with respect to those shares.

Information Provisions

The Special Meeting Bylaw Amendments provide that any proponent for the special meeting and such proponent’s affiliates must furnish information that is the same in all material respects as what would be required when stockholders seek to propose action or nominate directors at a stockholders’ meeting under our advance notice bylaws. This is intended to promote transparency and to provide CDW and stockholders comparable information about matters that a stockholder seeks to present for a stockholder vote, whether the stockholder is seeking to use the advance notice process or special meeting right.

Additional Provisions

A special meeting called pursuant to the Special Meeting Bylaw Amendments would have to be held not more than 90 days after the Company receives a valid special meeting request. The Special Meeting Bylaw Amendments set forth certain procedural requirements that the Board believes are appropriate to avoid duplicative or unnecessary special meetings. Under these provisions, a special meeting request would not be valid if it:

•	does not comply with the requirements pertaining to special meeting requests set forth in the Bylaws or applicable law;

•	relates to an item of business that is not the proper subject of stockholder action under applicable law;

•	relates to an item of business that did not appear on the written request that resulted in the determination of the record date;

•	is delivered during the period commencing 90 days prior to the first anniversary of the preceding year’s annual meeting and ending on the date of the final adjournment of the next annual meeting of stockholders;

•	relates to an item of business that is identical or substantially similar to any item of business (a “Similar Item”) that was presented at a stockholders’ meeting held within 120 days before the special meeting request is delivered; and

•	the Board has called or calls for an annual or special meeting of stockholders to be held within 90 days after the special meeting request is delivered and the Board determines that the business of such meeting relates to a Similar Item.

The Special Meeting Bylaw Amendments would specify that the business to be transacted at a stockholder-requested special meeting would be limited to the business stated in a valid special meeting request and any additional business that the Board determines to include in the notice for such special meeting.

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PROPOSAL 6

Approval of the Amendment to the Company’s Certificate of Incorporation to Reflect New Delaware Law Provisions Regarding Officer Exculpation

After careful consideration, our Board has unanimously adopted, and recommends that our stockholders approve, an amendment to our Certificate of Incorporation to provide for the elimination or limitation of monetary liability of certain officers of the Company for certain actions (the “Proposed Exculpation Amendment”). Our Certificate of Incorporation currently limits the monetary liability of our directors in certain circumstances pursuant to, and consistent with, Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”). Effective August 1, 2022, Section 102(b)(7) of the DGCL was amended to permit a corporation’s certificate of incorporation to include a provision eliminating or limiting monetary liability for certain senior corporate officers for certain breach of fiduciary duty actions.

The Proposed Exculpation Amendment

In light of this update of the DGCL, we are proposing to amend the Company’s Certificate of Incorporation to add a provision exculpating certain of the Company’s officers from liability in specific circumstances, as permitted by Delaware law. As amended, Section 102(b)(7) of the DGCL only permits, and our Proposed Exculpation Amendment would only permit, exculpation for direct claims (as opposed to derivative claims made by stockholders on behalf of the Company) and would not apply to breaches of the duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or any transaction in which the officer derived an improper personal benefit. Furthermore, the Proposed Exculpation Amendment would not eliminate officers’ monetary liability for breach of fiduciary duty claims brought by the Company itself. The rationale for so limiting the scope of liability is to strike a balance between stockholders’ interest in accountability and their interest in the Company being able to attract and retain talented officers to work on its behalf.

Purpose and Effect of the Proposed Exculpation Amendment

The Nominating and Corporate Governance Committee believes that there is a need for directors and officers to remain free of the risk of financial ruin as a result of an unintentional misstep. Therefore, taking into account the narrow class and type of claims for which officers’ liability would be exculpated, and the benefits the Nominating and Corporate Governance Committee believes would accrue to the Company and its stockholders in the form of an enhanced ability to attract and retain talented officers, the Nominating and Corporate Governance Committee recommended to the Board an amendment to the Certificate of Incorporation to provide such exculpation to the extent permitted by Delaware law. Based on this recommendation, the Board determined that it is in the best interests of the Company and our stockholders to amend the Certificate of Incorporation as described herein.

The full text of the Proposed Exculpation Amendment is set forth in Article Seven of the Certificate of Incorporation attached as Appendix C, with deleted text indicated by red strikethroughs and new text underlined in red. This summary of the Proposed Exculpation Amendment is qualified in its entirety by reference to Appendix C.

Effect of Approval and Required Vote

The affirmative vote of the holders of a majority of the voting power of all of the outstanding shares entitled to vote at the Annual Meeting is required to approve the Proposed Exculpation Amendment. If stockholders approve the Proposed Exculpation Amendment by the requisite vote, CDW will file with the Secretary of State of the State of Delaware a Certificate of Amendment to the Certificate of Incorporation setting forth the Proposed Exculpation Amendment, shortly following the annual meeting, to incorporate the approved amendment. The Proposed Exculpation Amendment will become effective upon the effectiveness of the Certificate of Amendment with the Secretary of State of the State of Delaware.

PROPOSAL 6: THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE PROPOSAL TO AMEND THE COMPANY’S CERTIFICATE OF INCORPORATION TO REFLECT NEW DELAWARE LAW PROVISIONS REGARDING OFFICER EXCULPATION.

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Frequently Asked Questions Concerning the Annual Meeting

Why did I receive these proxy materials?

These proxy materials are first being distributed on or about April 7, 2023 to stockholders of the Company in connection with the solicitation by our Board of Directors of proxies to be voted at the Annual Meeting of Stockholders on May 18, 2023, at 10:00 a.m. CDT, in a virtual-only meeting format at www.virtualshareholdermeeting.com/CDW2023, and any postponement or adjournment thereof. This proxy statement describes the matters on which you, as a stockholder of the Company, are entitled to vote. It also includes information that we are required to provide to you under SEC rules and that is designed to assist you in voting your shares.

Why did I receive a Notice of Internet Availability of Proxy Materials instead of printed proxy materials?

The SEC permits companies to furnish proxy materials to stockholders by providing access to these documents over the Internet instead of mailing printed copies, which can reduce costs of printing and impact on the environment. Accordingly, we mailed a Notice of Internet Availability of Proxy Materials (a “Notice”) to our stockholders. All stockholders may access our proxy materials on the Internet website referred to in the Notice.

If you received a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for obtaining such materials included in the Notice. If you own shares of our common stock in more than one account, such as individually and also jointly with your spouse, you may receive more than one Notice relating to these proxy materials.

What is “householding” and how does it affect me?

In addition to furnishing proxy materials over the Internet, the Company takes advantage of the SEC’s “householding” rules to reduce the costs of printing and delivery and impact on the environment. Under such rules, only one Notice or, if paper copies are requested, only one proxy statement and annual report, will be delivered to multiple stockholders sharing an address unless the Company has received contrary instructions from one or more of the stockholders. If you are a stockholder who resides in the same household with another stockholder and you wish to receive a separate proxy statement and annual report or Notice for each account, please contact Broadridge Financial Solutions toll free at 1-866-540-7095. You may also write to Broadridge Financial Solutions, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. Any stockholder making such request will promptly receive a separate copy of the proxy materials, and separate copies of all future proxy materials. Any stockholder currently sharing an address with another stockholder, but nonetheless receiving separate copies of the materials, may request delivery of a single copy in the future by contacting Broadridge by telephone or mail as indicated above.

What is the purpose of the Annual Meeting?

At the Annual Meeting, stockholders will be asked to vote (1) to elect directors, (2) to approve, on an advisory basis, the compensation of our named executive officers, (3) to advise on the frequency of the advisory vote on named executive officer compensation, (4) to ratify the selection of the Company’s independent registered public accounting firm, (5) to approve the amendment to the Company’s Certificate of Incorporation to allow stockholders the right to call special meetings and (6) to approve the amendment to the Company’s Certificate of Incorporation to reflect new Delaware law provisions regarding officer exculpation. See the sections entitled “Proposal 1—Election of Directors,” “Proposal 2—Advisory Vote to Approve Named Executive Officer Compensation,” “Proposal 3—Advisory Vote on the Frequency of the Advisory Vote to Approve Named Executive Officer Compensation”, “Proposal 4—Ratification of Selection of Independent Registered Public Accounting Firm”, “Proposal 5—Approval of the Amendment to the Company’s Certificate of Incorporation to Allow Stockholders the Right to Call Special Meetings” and “Proposal 6 – Approval of the Amendment to the Company’s Certificate of Incorporation to Reflect New Delaware Law Provisions Regarding Officer Exculpation.” The Board of Directors does not know of any other matters to be brought before the Annual Meeting.

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Who can attend the Annual Meeting?

Holders of our common stock as of the close of business on the record date, which was March 22, 2023, or their duly appointed proxies, are invited to attend the Annual Meeting. To participate in the Annual Meeting online, please visit www.virtualshareholdermeeting.com/CDW2023 and enter the 16-digit control number included on your Notice of Internet Availability of Proxy Materials, proxy card or the instructions that accompanied your proxy materials. For beneficial holders who do not have a control number, please contact your broker, bank, or other nominee as soon as possible so that you can be provided with a control number and gain access to the meeting. If you do not have access to a 16-digit control number, you may access the meeting as a guest by going to www.virtualshareholdermeeting.com/CDW2023, but you will not be able to vote during the meeting or ask questions.

A list of stockholders entitled to vote at the Annual Meeting will be available to stockholders for examination 10 days prior to the Annual Meeting. To review the list of stockholders, please contact Investor Relations at InvestorRelations@CDW.com. The stockholder list will also be available during the Annual Meeting on the meeting website.

Online check-in will begin at 9:45 a.m. CDT. We encourage you to access the Annual Meeting prior to the start time, leaving ample time for the check-in process. We will post a recording of the entire meeting, including appropriate questions received during the meeting and the Company’s answers, on our Investor Relations website at investor.cdw.com as soon as practicable after the Annual Meeting.

May stockholders ask questions at the Annual Meeting?

Yes. Stockholders will have the ability to submit questions during the Annual Meeting by using the directions on the meeting website. We intend to answer questions submitted during the meeting which are pertinent to the Company and the meeting matters, as time permits. Guidelines for submitting questions during the meeting will be available at www.virtualshareholdermeeting.com/CDW2023.

What if I have technical difficulties or trouble accessing the Annual Meeting?

Beginning 15 minutes prior to the start of and during the Annual Meeting, we will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting. If you encounter any difficulties accessing the virtual Annual Meeting or during the meeting time, please call the technical support number that will be posted on the meeting website.

Who is entitled to vote at the Annual Meeting?

Holders of our common stock as of the close of business on the record date, which was March 22, 2023, are entitled to notice of, and to vote at, the Annual Meeting. As of March 22, 2023, there were 135,136,297 shares of our common stock outstanding and entitled to vote at the Annual Meeting, with each share entitled to one vote.

How do I vote at the Annual Meeting?

Stockholders of record can vote in one of four ways:

•	By telephone— Prior to the Annual Meeting, if you received printed copies of the proxy materials, you may use the toll-free telephone number shown on your proxy card;

•	Via the Internet—Prior to the Annual Meeting, you may visit the Internet website indicated on your Notice or proxy card and follow the on-screen instructions;

•	By mail—Prior to the Annual Meeting, you may date, sign and promptly return your proxy card by mail in a postage prepaid envelope; or

•	During the meeting—If you attend the virtual Annual Meeting using your 16-digit control number, you may vote during the meeting.

Voting instructions for stockholders of record are provided on the Notice or proxy card. The telephone and Internet voting procedures are designed to authenticate stockholder identities, to allow stockholders to give voting instructions and to confirm that stockholders’ instructions have been recorded properly. A control number, located on the Notice and the proxy card, will identify stockholders, allow them to submit their proxies and confirm that their voting instructions have been properly recorded, and allow them to access the virtual Annual Meeting. Costs associated with telephone and electronic access, such as usage charges from telephone companies and Internet access providers, must be borne by the stockholder. If you submit your proxy by telephone or via the Internet, it will not be necessary to return your proxy card. The deadline for voting by telephone or via the Internet is 11:59 p.m. EDT on Wednesday, May 17, 2023.

If your shares are held through a broker, bank or other nominee, please follow the voting instructions on the form you receive from such institution. In such situations, the availability of telephone and Internet voting will depend on your institution’s voting procedures.

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What if I do not vote or do not indicate how my shares should be voted on my proxy card?

If a stockholder of record does not return a signed proxy card or submit a proxy by telephone or via the Internet, and does not attend the virtual meeting and vote via webcast, his or her shares will not be voted. Shares of our common stock represented by properly executed proxies received by us or proxies submitted by telephone or via the Internet, which are not revoked, will be voted at the meeting in accordance with the instructions contained therein.

If you submit a properly completed proxy but do not indicate how your shares should be voted on a proposal, the shares represented by your proxy will be voted as the Board of Directors recommends on such proposal.

How can I change my votes or revoke my proxy after I have voted?

Any proxy signed and returned by a stockholder or submitted by telephone or via the Internet may be revoked or changed at any time before it is exercised at the Annual Meeting or any adjournments or postponements thereof by:

•	Mailing written notice of revocation or change to our Corporate Secretary at CDW Corporation, 200 North Milwaukee Avenue, Vernon Hills, Illinois 60061;

•	Delivering a later-dated proxy (either in writing, by telephone or via the Internet); or

•	Voting via webcast at the meeting.

Attendance at the meeting will not, in and of itself, constitute revocation of a proxy.

Will my votes be publicly disclosed?

No. As a matter of policy, stockholder proxies, ballots and tabulations that identify individual stockholders are not publicly disclosed and are available only to the inspector of election and certain employees, who are obligated to keep such information confidential.

Who will count the votes?

A representative of Broadridge Investor Communication Solutions will serve as the inspector of election for the Annual Meeting and will count the votes.

What if other matters come up during the Annual Meeting?

The Board of Directors has no knowledge of any other matter to be submitted at the Annual Meeting. If any other matters properly come before the meeting, including a question of adjourning or postponing the meeting, the persons named in the proxies or their substitutes acting thereunder will have discretion to vote on such matters in accordance with their best judgment.

What constitutes a quorum at the Annual Meeting?

The presence at the Annual Meeting, via webcast or represented by proxy, of the holders of a majority in voting power of the outstanding capital stock entitled to vote at the Annual Meeting is required to constitute a quorum to transact business at the Annual Meeting. Abstentions and broker non-votes will be counted toward the establishment of a quorum.

What if my shares are held for me by a broker?

If you are the beneficial owner of shares held for you by a broker, your broker must vote those shares in accordance with your instructions. If you do not provide voting instructions to your broker, whether your broker can vote your shares will depend on the type of item being considered for vote:

•	Non-Discretionary Items. The election of directors, the advisory vote to approve named executive officer compensation, the advisory vote on the frequency of the advisory vote to approve named executive officer compensation, the vote to approve the amendment to the Company’s Certificate of Incorporation to allow stockholders the right to call special meetings and the vote to approve the amendment to the Company’s Certificate of Incorporation to reflect new Delaware law provisions regarding officer exculpation may not be voted on by your broker if it has not received voting instructions.

•	Discretionary Items. The ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm is a discretionary item. Generally, brokers that do not receive voting instructions from beneficial owners may vote on this proposal in their discretion.

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How many votes are required to approve each matter to be considered at the Annual Meeting?

Proposal 1: Election of ten director nominees named in this proxy statement. A majority of the votes cast at the meeting is required to elect each director nominee, which means that a nominee for director will be elected to the Board of Directors if the votes cast “FOR” the nominee’s election exceed the votes cast “AGAINST” such nominee’s election. Abstentions and broker non-votes are not considered votes cast for the foregoing purpose, and will have no effect on the election of nominees. If a director nominee fails to receive “FOR” votes representing at least a majority of votes cast and is an incumbent director, our Certificate of Incorporation requires the director to promptly tender his or her resignation to our Board of Directors, subject to acceptance by our Board. The Nominating and Corporate Governance Committee of our Board will then recommend to our Board, and our Board will decide, whether to accept or reject the tendered resignation, or whether other action should be taken.

Proposal 2: Advisory vote to approve named executive officer compensation. The affirmative vote of a majority of the shares of common stock present and entitled to vote thereon is required to approve, on an advisory, non-binding basis, the compensation paid to our named executive officers. Abstentions will be counted as present and entitled to vote on the proposal and will therefore have the effect of a negative vote. Broker non-votes will not be counted as present and entitled to vote on the proposal and will therefore have no effect on the outcome of the proposal.

Proposal 3: Advisory vote on the frequency of the advisory vote to approve named executive officer compensation. The advisory, non-binding vote with respect to the determination as to whether the advisory vote to approve named executive officer compensation shall occur every one, two or three years shall be decided by a plurality of the votes cast among the three alternatives. This means that the alternative receiving the most votes will be considered to be the expressed preference of the stockholders, even if those votes do not constitute a majority of the votes cast. Abstentions and broker non-votes will have no effect on the outcome of the proposal.

Proposal 4: Ratification of the selection of Ernst & Young LLP as the company’s independent registered public accounting firm. The affirmative vote of a majority of the shares of common stock present and entitled to vote thereon is required to ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2023. Abstentions will be counted as present and entitled to vote on the proposal and will therefore have the effect of a negative vote. We do not expect there to be any broker non-votes with respect to the proposal.

Proposal 5: Approval of the amendment to the Company’s Certificate of Incorporation to allow stockholders the right to call special meetings. The affirmative vote of the holders of a majority of the voting power of all of the outstanding shares entitled to vote thereon is required to approve the amendment to the Company’s Certificate of Incorporation to allow stockholders the right to call special meetings. Abstentions will be counted as present and entitled to vote on the proposal and will therefore have the effect of a negative vote. Broker non-votes will be counted as present and entitled to vote on the proposal and will therefore have the effect of a negative vote.

Proposal 6: Approval of the amendment to the Company’s Certificate of Incorporation to reflect new Delaware law provisions regarding officer exculpation. The affirmative vote of the holders of a majority of the voting power of all of the outstanding shares entitled to vote thereon is required to approve the amendment to the Company’s Certificate of Incorporation to reflect new Delaware law provisions regarding officer exculpation. Abstentions will be counted as present and entitled to vote on the proposal and will therefore have the effect of a negative vote. Broker non-votes will be counted as present and entitled to vote on the proposal and will therefore have the effect of a negative vote.

Who pays to prepare, mail and solicit the proxies?

We will bear the costs of solicitation of proxies for the Annual Meeting of Stockholders, including preparation, assembly, printing and mailing of the Notice, this proxy statement, the annual report, the proxy card and any additional information furnished to stockholders. We have engaged Innisfree M&A Incorporated (“Innisfree”) to assist us in the solicitation of proxies. We will pay Innisfree a base fee of $20,000 plus customary costs and expenses for these services.

We also may reimburse persons representing beneficial owners of common stock for their costs of forwarding any solicitation materials to such beneficial owners. However, we do not reimburse or pay additional compensation to our own directors, officers or other employees for soliciting proxies.

Additional Company Information

A copy of our 2022 Annual Report on Form 10-K is being furnished to stockholders concurrently herewith.

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Stockholder Proposals for the 2024 Annual Meeting

Proposals that stockholders wish to submit for inclusion in our proxy statement for our 2024 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must be received by our Corporate Secretary at CDW Corporation, 200 North Milwaukee Avenue, Vernon Hills, Illinois 60061 no later than December 9, 2023, unless the date of our 2024 Annual Meeting is more than 30 days before or after May 18, 2024, in which case the proposal must be received a reasonable time before we begin to print and mail our proxy materials for our 2024 Annual Meeting. Any stockholder proposal submitted for inclusion in our proxy statement must be eligible for inclusion in our proxy statement in accordance with the rules and regulations promulgated by the SEC.

With respect to proposals submitted by a stockholder for consideration at our 2024 Annual Meeting but not for inclusion in our proxy statement for such Annual Meeting, timely notice of any stockholder proposal must be received by us in accordance with our Bylaws no earlier than January 19, 2024 nor later than February 18, 2024, unless the date of our 2024 Annual Meeting is more than 30 days before or after May 18, 2024, in which case notice by the stockholder to be timely must be so delivered by the later of (1) the tenth day following the first public announcement of the date of the 2024 Annual Meeting and (2) the date which is 90 days prior to the date of the 2024 Annual Meeting. Such notice must contain the information required by our Bylaws.

Our Bylaws permit a stockholder, or a group of up to 20 stockholders, who have held at least 3% of our outstanding common stock continuously for at least 3 years to nominate and include in our proxy materials director nominees, constituting up to two individuals or 20% of our Board, whichever is greater, if the stockholder(s) and nominee(s) satisfy the requirements specified in our Bylaws. With respect to nominations submitted by a stockholder for inclusion in our proxy materials for our 2024 Annual Meeting of Stockholders, timely notice of a proxy access nomination must be received by us in accordance with our Bylaws no earlier than November 9, 2023 and no later than December 9, 2023, unless the date of our 2024 Annual Meeting is more than 30 days before or after May 18, 2024, in which case notice by the stockholder to be timely must be so delivered by the later of (1) the tenth day following the first public announcement of the date of the 2024 Annual Meeting and (2) the date which is 150 days prior to the date of the 2024 Annual Meeting. Such notice must contain the information required by our Bylaws.

In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 19, 2024.

It is important that your proxy be returned promptly, whether by mail, by telephone or via the Internet. The proxy may be revoked at any time by you before it is exercised as described in this proxy statement. If you attend the virtual meeting via webcast, you may withdraw any proxy (including a telephonic or Internet proxy) and vote your own shares as described in this proxy statement.

By Order of the Board of Directors,

Frederick J. Kulevich

Senior Vice President, General Counsel
and Corporate Secretary
April 7, 2023

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Appendix A

Non-GAAP Financial Measure Reconciliations

We have included reconciliations of Non-GAAP operating income, Non-GAAP operating income margin, Non-GAAP income before income taxes, Non-GAAP net income, Non- GAAP net income per diluted share and Free cash flow for the years ended December 31, 2022 and 2021 below. Non-GAAP operating income excludes, among other things, charges related to the amortization of acquisition-related intangible assets, equity-based compensation and the associated payroll taxes, and acquisition and integration expenses. Non-GAAP operating income margin is defined as Non-GAAP operating income as a percentage of Net sales. Non-GAAP income before income taxes and Non-GAAP net income exclude, among other things, charges related to acquisition-related intangible asset amortization, equity-based compensation, acquisition and integration expenses, and the associated tax effects of each. Free cash flow is defined as cash flows from operating activities less capital expenditures, adjusted for the net change in accounts payable - inventory financing and other financed purchases. Non-GAAP operating income, Non-GAAP operating income margin, Non-GAAP income before income taxes, Non-GAAP net income, Non-GAAP net income per diluted share and Free cash flow are considered non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance or financial condition that either excludes or includes amounts that are not normally included or excluded in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles in the United States of America (“US GAAP”). Non-GAAP measures used by management may differ from similar measures used by other companies, even when similar terms are used to identify such measures.

We believe that Non-GAAP operating income, Non-GAAP operating income margin, Non-GAAP net income and Non-GAAP net income per diluted share provide analysts, investors and management with helpful information regarding the underlying operating performance, as they remove the impact of items that management believes are not reflective of underlying operating performance. Management uses these measures to evaluate period-over-period performance as management believes they provide a more comparable measure of the underlying business. We also present Free cash flow as we believe this measure provides more information regarding our liquidity and capital resources. Certain non-GAAP financial measures are also used to determine certain components of performance-based compensation.

Non-GAAP Operating Income

	Year Ended December 31,
(dollars in millions) (unaudited)	2022	2021
Operating income, as reported	$1,735.2	$1,419.0
Amortization of intangibles(a)	167.9	94.9
Equity-based compensation	91.1	72.6
Acquisition and integration expenses	48.3	54.3
Other adjustments	8.0	4.6
Non-GAAP operating income	$2,050.5	$1,645.4
Non-GAAP operating income margin	8.6%	7.9%

(a)	Includes amortization expense for acquisition-related intangible assets, primarily customer relationships, customer contracts, and trade names.

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Non-GAAP Net Income And Non-GAAP Net Income Per Diluted Share

	Year Ended December 31, 2022				Year Ended December 31, 2021
(dollars in millions) (unaudited)	Income before income taxes	Income tax expense(a)	Net income	Effective tax rate	Income before income taxes	Income tax expense(a)	Net income	Effective tax rate
US GAAP, as reported	$1,487.8	$(373.3)	$1,114.5	25.1%	$1,297.8	$(309.2)	$988.6	23.8%
Amortization of intangibles(b)	167.9	(44.6)	123.3		94.9	(18.9)	76.0
Equity-based compensation	91.1	(30.4)	60.7		72.6	(42.6)	30.0
Acquisition and integration expenses	48.3	(12.4)	35.9		54.3	(10.4)	43.9
Gain on sale of equity method investment	—	—	—		(36.0)	8.5	(27.5)
Net loss on extinguishments of long-term debt	1.6	(0.4)	1.2		6.0	(1.5)	4.5
Other adjustments	8.0	(2.1)	5.9		4.6	(1.2)	3.4
Non-GAAP	$1,804.7	$(463.2)	$1,341.5	25.7%	$1,494.2	$(375.3)	$1,118.9	25.1%
Net income per diluted share, as reported			8.13				7.04
Non-GAAP net income per diluted share			9.79				7.97
Shares used in computing US GAAP and Non-GAAP net income per diluted share			137.0				140.5

(a)	Income tax on non-GAAP adjustments includes excess tax benefits associated with equity-based compensation.
(b)	Includes amortization expense for acquisition-related intangible assets, primarily customer relationships, customer contracts and trade names.

Free Cash Flow

	Year Ended December 31,
(dollars in millions) (unaudited)	2022	2021
Net cash provided by operating activities	$1,335.9	$784.6
Capital expenditures	(127.8)	(100.0)
Net change in accounts payable – inventory financing	84.6	(161.8)
Financing payments for revenue generating assets	—	(46.1)
Free cash flow	$1,292.7	$476.7

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Appendix B

Forward-Looking Statements

This proxy statement includes statements regarding management’s expectations for our future performance and other events that are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties that could cause actual results or other events to differ materially from those described in such statements. For a discussion of forward-looking statements and factors that could cause our actual performance to differ materially from these expectations, see the sections entitled “Forward-Looking Statements” and “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and in CDW’s subsequent Quarterly Reports on Form 10-Q filed with the SEC. CDW undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

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Appendix C

Proposed Amendments to the Certificate of Incorporation

SEVENTH AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
CDW CORPORATION

*   *   *   *

The undersigned, being an authorized officer of CDW Corporation, a corporation duly organized and existing under and by virtue of the laws of the State of Delaware (the “Corporation”), does hereby certify as follows:

FIRST: The original Certificate of Incorporation of the Corporation was filed with the Delaware Secretary of State on May 25, 2007 under the name VH Holdings, Inc.

SECOND: That an Amended and Restated Certificate of Incorporation was filed with the Delaware Secretary of State on October 5, 2007. The Second Amended and Restated Certificate of Incorporation was filed with the Delaware Secretary of State on October 11, 2007. The Third Amended and Restated Certificate of Incorporation was filed with the Delaware Secretary of State on March 7, 2008. The Fourth Amended and Restated Certificate of Incorporation was filed with the Delaware Secretary of State on August 17, 2010. The Fifth Amended and Restated Certificate of Incorporation was filed with the Delaware Secretary of State on June 13, 2013 and a Certificate of Amendment to the Fifth Amended and Restated Certificate of Incorporation was filed with the Delaware Secretary of State on each of May 19, 2016, May 23, 2018 and May 20, 2021, respectively. The Sixth Restated Certificate of Incorporation was filed with the Delaware Secretary of State on May 20, 2021 (the “Sixth Restated Certificate of Incorporation”);

THIRD: This Seventh Amended and Restated Certificate of Incorporation (this “Certificate of Incorporation”) amends and restates the Sixth Restated Certificate of Incorporation of the Corporation in its entirety to read as set forth on Exhibit A attached hereto and made a part hereof; and

FOURTH: This Certificate of Incorporation was duly adopted by the Board of Directors of the Corporation and by the stockholders of the Corporation, in accordance with Sections 242 and 245 of the Delaware General Corporation Law.

*   *   *   *   *

IN WITNESS WHEREOF, the undersigned does hereby certify under penalties of perjury that this Certificate of Incorporation is the act and deed of the undersigned and the facts stated herein are true and accordingly has hereunto set his or her hand this [•]th day of [•], 2023.

CDW Corporation,

a Delaware corporation

By:
Name:
Title:

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Exhibit A

~~SIXTH~~SEVENTH AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
CDW CORPORATION
ARTICLE ONE

The name of the corporation is CDW Corporation (the “Corporation”).

ARTICLE TWO

The address of the Corporation’s registered office in the State of Delaware is 251 Little Falls Drive, Wilmington, County of New Castle ~~County~~, 19808. The name of its registered agent at such address is Corporation Service Company. The registered office and/or registered agent of the Corporation may be changed from time to time by resolution of the Board of Directors of the Corporation (the “Board of Directors”).

ARTICLE THREE

The nature of the business of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

ARTICLE FOUR

Section 1. Authorized Shares. The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 1,100,000,000 shares, consisting of:

1.	100,000,000 shares of Preferred Stock, par value $0.01 per share (the “Preferred Stock”); and

2.	1,000,000,000 shares of Common Stock, par value $0.01 per share (the “Common Stock”).

The Preferred Stock and the Common Stock shall have the rights, preferences and limitations set forth below.

Section 2. Preferred Stock. The Board of Directors is authorized, subject to limitations prescribed by law, to provide, by resolution or resolutions for the issuance of shares of Preferred Stock in one or more series, and with respect to each series, to establish the number of shares to be included in each such series, and to fix the voting powers (if any), designations, powers, preferences, and relative, participating, optional or other special rights, if any, of the shares of each such series, and any qualifications, limitations or restrictions thereof. The powers, preferences, and relative, participating, optional and other special rights of each series of Preferred Stock and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. Subject to applicable law and within the limitations or restrictions stated in any resolution or resolutions of the Board of Directors fixing the number of shares constituting a series of Preferred Stock, the Board of Directors may increase or decrease (but not below the number of shares of any such series of Preferred Stock then outstanding) by resolution the number of shares of any such series of Preferred Stock. In the event that the number of shares of any series of Preferred Stock shall be so decreased, the shares constituting such decrease shall resume the undesignated status which such shares had prior to the adoption of the resolution originally fixing the number of shares of such series of Preferred Stock subject to the requirements of applicable law. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in an election of directors, without the separate vote of the holders of the Preferred Stock as a class, irrespective of the provisions of Section 242(b)(2) of the DGCL.

Section 3. Common Stock.

(a)	Except as otherwise provided by the DGCL or this ~~Sixth~~ Seventh Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) and subject to the rights of holders of any series of Preferred Stock, all of the voting power of the stockholders of the Corporation shall be vested in the holders of the Common Stock. Each share of Common Stock shall entitle the holder thereof to one vote for each share held by such holder on all matters voted upon by the stockholders of the Corporation; provided, however, that, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock).

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(b)	Except as otherwise required by law or expressly provided in this Certificate of Incorporation, each share of Common Stock shall have the same powers, rights and privileges and shall rank equally, share ratably and be identical in all respects as to all matters.

(c)	Subject to the rights of the holders of Preferred Stock and to the other provisions of this Certificate of Incorporation, holders of Common Stock shall be entitled to receive equally, on a per share basis, such dividends and other distributions in cash, securities or other property of the Corporation as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor.

(d)	In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the Corporation’s debts and any other payments required by law and amounts payable upon shares of Preferred Stock ranking senior to the shares of Common Stock upon such dissolution, liquidation or winding up, if any, the remaining net assets of the Corporation shall be distributed to the holders of shares of Common Stock and the holders of shares of any other class or series ranking equally with the shares of Common Stock upon such dissolution, liquidation or winding up, equally on a per share basis. A merger or consolidation of the Corporation with or into any other corporation or other entity, or a sale or conveyance of all or any part of the assets of the Corporation (which shall not in fact result in the liquidation of the Corporation and the distribution of assets to its stockholders) shall not be deemed to be a voluntary or involuntary liquidation or dissolution or winding up of the Corporation within the meaning of this Paragraph (d).

ARTICLE FIVE

The Corporation is to have perpetual existence.

ARTICLE SIX

Section 1. Board of Directors. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon them by statute or by this Certificate of Incorporation or the Bylaws of the Corporation (as amended, the “Bylaws”), the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

Section 2. Number of Directors. Subject to any rights of the holders of any class or series of Preferred Stock to elect additional directors under specified circumstances, the number of directors which shall constitute the Board of Directors shall initially be three (3) and, thereafter, shall be fixed from time to time exclusively by resolution of the Board.

Section 3. Classes of Directors. All directors shall be of one class, other than those who may be elected by the holders of any series of Preferred Stock under specified circumstances.

Section 4. Election and Term of Office. A nominee for director shall be elected to the Board of Directors at a duly called meeting of the stockholders at which a quorum is present if the votes of shares of capital stock of the Corporation present in person or represented by proxy at the meeting and entitled to vote in the election of directors cast “for” such nominee’s election exceed the votes of shares of capital stock of the Corporation present in person or represented by proxy at the meeting and entitled to vote in the election of directors cast “against” such nominee’s election (with “abstentions” and “broker non-votes” not counted as votes cast either “for” or “against” that nominee’s election); provided, however, that directors shall be elected by a plurality of the votes cast at any duly called meeting of the stockholders for which (i) the secretary of the Corporation receives a notice that a stockholder has nominated a person for election to the Board of Directors in compliance with the advance notice requirements for stockholder nominees for director set forth in the Bylaws of the Corporation; and (ii) such nomination has not been withdrawn by such stockholder on or prior to the tenth (10th) day preceding the date the Corporation first mails its notice of meeting for such meeting to the stockholders. If directors are elected by a plurality of the votes cast, stockholders shall not be permitted to vote against a nominee.

If an incumbent director is not elected by a majority of votes cast (unless, pursuant to the immediately preceding paragraph, the director election standard is a plurality), the incumbent director shall promptly tender his or her resignation to the Board of Directors for consideration. The Nominating and Corporate Governance Committee will make a recommendation to the Board of Directors on whether to accept or reject the director’s resignation, or whether other action should be taken. The Board of Directors will act on the Nominating and Corporate Governance Committee’s recommendation and publicly disclose its decision within ninety (90) days from the date of the certification of the election results. An incumbent director who tenders his or her resignation for consideration will not participate in the Nominating and Corporate Governance Committee’s or the Board of Directors’ recommendation or decision, or any deliberations related thereto.

If a director’s resignation is accepted by the Board of Directors pursuant to this Section 4, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board of Directors may fill the resulting vacancy pursuant to the provisions of Section 5 of this Article Six or may decrease the size of the Board of Directors pursuant to Section 2 of this Article Six. If a director’s resignation is not accepted by the Board of Directors pursuant to this Section 4, such director will continue to serve until such director’s successor has been duly elected and qualified or until his or her earlier death, resignation or removal as hereinafter provided.

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Directors shall be elected to hold office until the annual meeting of stockholders held in the year following the year of their election and a successor is duly elected and qualified or until his or her earlier death, resignation or removal. If any director who at the time of his or her most recent election or appointment to a term on the Board of Directors was an officer of the Corporation ceases to be an officer of the Corporation during such term as director, such director shall no longer be qualified to be a director and shall immediately cease to be a director without any further action unless otherwise determined by the Board of Directors. Nothing in this Certificate of Incorporation shall preclude a director from serving consecutive terms. Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

Section 5. Newly-Created Directorships and Vacancies. Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, disqualification, removal from office or any other cause may be filled only by resolution of a majority of the directors then in office, although less than a quorum, or by a sole remaining director. A director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office and until his or her successor is elected and qualified. A director chosen to fill a position resulting from an increase in the number of directors shall hold office until the next annual meeting of stockholders and until his or her successor is elected and qualified, or until his or her earlier death, resignation or removal. No decrease in the authorized number of directors shall shorten the term of any incumbent director.

Section 6. Removal of Directors. Subject to the rights of the holders of any series of Preferred Stock then outstanding and notwithstanding any other provision of this Certificate of Incorporation, directors may be removed with or without cause upon the affirmative vote of stockholders representing at least a majority of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (“Voting Stock”), at a meeting of the Corporation’s stockholders called for that purpose. Any director may resign at any time upon written notice to the Corporation.

Section 7. Rights of Holders of Preferred Stock. Notwithstanding the provisions of this ARTICLE SIX, whenever the holders of one or more series of Preferred Stock issued by the Corporation shall have the right, voting separately or together by series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorship shall be governed by the rights of such Preferred Stock as set forth in the certificate of designation governing such series.

Section 8. Advance Notice. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws of the Corporation.

ARTICLE SEVEN

Section 1. Limitation of Liability.

(a) To the fullest extent permitted by the DGCL as it now exists or may hereafter be amended (but, in the case of any such amendment, only to the extent such amendment permits the Corporation to provide broader rights than permitted prior thereto), no director or officer of the Corporation shall be liable to the Corporation or its stockholders for monetary damages arising from a breach of fiduciary duty as a director or officer. For purposes of this Article SEVEN, “officer” shall have the meaning provided in Section 102(b)(7) of the Delaware General Corporation Law, as it presently exists or may hereafter be amended from time to time.

(b) Any amendment, repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such amendment, repeal or modification with respect to any act, omission or other matter occurring prior to such amendment, repeal or modification.

ARTICLE EIGHT

Section 1. Action by Written Consent.

Any action required or permitted to be taken by the Corporation’s stockholders may be effected only at a duly called annual or special meeting of the Corporation’s stockholders and the power of stockholders to consent in writing without a meeting is specifically denied.

Section 2. Special Meetings of Stockholders. Subject to the rights of the holders of any series of Preferred Stock then outstanding and to the requirements of applicable law, special meetings of stockholders of the Corporation may be called only (i) by or at the direction of the Board of Directors pursuant to a written resolution adopted by the affirmative vote of the majority of the total number of directors that the Corporation would have if there were no vacancies, or (ii) subject to the requirements and limitations in Section 3 of ARTICLE II of the Bylaws, by the Secretary, the Chair of the Board or the Board of Directors upon the written request of one or more stockholders of Common Stock entitled to cast on the matter(s) to be brought before the Stockholder Requested Special Meeting (as defined in the Bylaws) not less than twenty five percent (25%) of the voting power of all outstanding shares of the Common Stock as of the date of the request, which request complies with the procedures for calling a special meeting of stockholders as set forth in the Bylaws, as may be amended from time to time. Any business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of the meeting.

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ARTICLE NINE

Reserved.

ARTICLE TEN

Reserved.

ARTICLE ELEVEN

Section 1. Amendments to the Bylaws. In furtherance and not in limitation of the powers conferred by law, the Corporation’s Bylaws may be amended, altered or repealed and new bylaws made by (i) the Board or (ii) in addition to any other vote otherwise required by law, the affirmative vote of the holders of at least a majority of the voting power of the then outstanding Voting Stock, voting together as a single class.

Section 2. Amendments to this Certificate of Incorporation. The Corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Certificate of Incorporation and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed herein and by law, and all rights, preferences and privileges of any nature conferred upon stockholders, directors or any other persons by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to this reservation. Notwithstanding any other provision of this Certificate of Incorporation or the Bylaws of the Corporation, and notwithstanding the fact that a lesser percentage or separate class vote may be specified by law or otherwise, but in addition to any affirmative vote of the holders of any particular class or series of the capital stock required by law or otherwise, no provision of ARTICLE SIX, ARTICLE SEVEN, ARTICLE EIGHT, ARTICLE TEN, ARTICLE ELEVEN or ARTICLE TWELVE of this Certificate of Incorporation may be altered, amended or repealed in any respect, nor may any provision of this Certificate of Incorporation or the Bylaws inconsistent therewith be adopted, unless in addition to any other vote required by this Certificate of Incorporation or otherwise required by law, such alteration, amendment, repeal or adoption is approved by, in addition to any other vote otherwise required by law, the affirmative vote of holders of at least a majority of the voting power of all outstanding shares of Voting Stock, voting together as a single class, at a meeting of the Corporation’s stockholders called for that purpose.

ARTICLE TWELVE

The Court of Chancery of the State of Delaware shall, to the fullest extent permitted by applicable law, be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation, its directors, officers or employees arising pursuant to any provision of the DGCL, this Certificate of Incorporation (as may be amended, altered, changed or repealed in accordance with Section 2 of ARTICLE ELEVEN) or the Bylaws of the Corporation or (iv) any action asserting a claim against the Corporation, its directors, officers or employees governed by the internal affairs doctrine, except for, as to each of (i) through (iv) above, any claim as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or for which the Court of Chancery does not have subject matter jurisdiction. If any provision or provisions of this ARTICLE TWELVE shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this ARTICLE TWELVE (including, without limitation, each portion of any sentence of this ARTICLE TWELVE containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby. Any person or entity purchasing or otherwise acquiring any interest in any shares of the Corporation shall be deemed to have notice of and to have consented to the provisions of this ARTICLE TWELVE.

* * * * *

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Appendix D

Special Meeting Bylaw Amendments

AMENDED AND RESTATED BYLAWS
OF
CDW CORPORATION

A Delaware corporation

(Adopted as of [], 2023)

ARTICLE I
OFFICES

Section 1. Offices. CDW Corporation (the “Corporation”) may have an office or offices other than its registered office at such place or places, either within or outside the State of Delaware, as the Board of Directors of the Corporation (the “Board of Directors”) may from time to time determine or the business of the Corporation may require.

ARTICLE II
MEETINGS OF STOCKHOLDERS

Section 1. Place of Meetings. The Board of Directors may designate a place, if any, either within or outside the State of Delaware, as the place of meeting for any annual meeting or for any special meeting. The Board of Directors may, in its sole discretion, determine that a meeting shall not be held at any place, but shall instead be held solely by means of remote communication in accordance with Section 211(a) of the General Corporation Law of the State of Delaware, as amended (the “DGCL”).

Section 2. Annual Meeting. An annual meeting of the stockholders shall be held at such date and time as is specified by resolution of the Board of Directors. At the annual meeting, stockholders shall elect directors to succeed those whose terms expire at such annual meeting and transact such other business as properly may be brought before the annual meeting pursuant to Section 11 of this ARTICLE II. The Board of Directors may postpone, reschedule or cancel any annual meeting of stockholders previously scheduled by the Board of Directors.

Section 3. Special Meetings.

(a)	~~Special meetings of the stockholders may only be called in the manner provided in the~~Subject to Section 2 of ARTICLE EIGHT of the Corporation’s certificate of incorporation as then in effect (the “Certificate of Incorporation”). ~~Business transacted at any~~, special meetings of the stockholders may be called, at any time for any purpose or purposes, by the Chair of the Board or the Board of Directors. A special meeting of stockholders shall ~~be limited to the purposes stated in the notice~~also be called by the Secretary upon the written request of one or more stockholders entitled to cast on the matter(s) to be brought before the Stockholder Requested Special Meeting (as defined below), representing not less than twenty five percent (25%) of the voting power of all outstanding shares of the Corporation’s common stock as of the date of the request (“Requisite Percentage”) through the date of the meeting; provided, however, that a special meeting requested by one or more stockholders pursuant to this Section 3 (a “Stockholder Requested Special Meeting”) shall be called by the Secretary only if the Meeting Requesting Person (as defined below) complies with this Section 3 and applicable law. Special meetings may not be called by any other person or persons. The Chair of the Board, the Chief Executive Officer or the Board of Directors may postpone, reschedule or cancel any special meeting of stockholders previously ~~scheduled~~called by ~~the Board~~any of ~~Directors~~them.

(b)	No business may be transacted at a special meeting of stockholders other than business that is either (x) Proposed Business (as defined below) stated in a valid Special Meeting Request (as defined below), (y) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors or (z) otherwise properly brought before a special meeting by or at the direction of the Board of Directors or the chair of the meeting. For purposes hereof, a “Meeting Requesting Person” shall mean each of the following: (A) the stockholder of record making the request to fix a Requested Record Date (as defined below) for the purpose of determining the stockholders entitled to request that the Secretary call a special meeting, (B) the beneficial owner or beneficial owners, if different from the stockholder of record, on whose behalf such request is made or (C) any affiliates of such stockholder of record or

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beneficial owner(s). No stockholder may request that the Secretary call a special meeting of stockholders pursuant to this Section 3 unless a stockholder of record has first submitted a request in writing that the Board of Directors fix a record date (a “Requested Record Date”) for the purpose of determining stockholders entitled to request that the Secretary call such special meeting, which request shall be in proper form and timely delivered to the Secretary at the principal executive office of the Corporation. To be in proper form, such request shall: (i) bear the signature(s) and the date of signature(s) by the stockholder(s) of record, holding the Requisite Percentage, submitting such request and set forth the name and address of such stockholder(s) as they appear in the Corporation’s books; (ii) include a reasonably brief description of the purpose or purposes of the special meeting, the business proposed to be conducted at the special meeting (the “Proposed Business”) and the reasons for conducting the Proposed Business at the special meeting; and (iii) as to each item of Proposed Business, each Meeting Requesting Person and each Stockholder Associated Person (as defined in Section 11(f)(vii) of ARTICLE II but substituting “Meeting Requesting Person” in all places where a reference to the stockholder giving the notice is made in such definition), include the information required to be set forth in a notice under Section 11(a)(iii) of ARTICLE II as if the Proposed Business were to be considered at an annual meeting of stockholders, except that for purposes of this Section 3(b) (iii), the term “Meeting Requesting Person” shall be substituted for the references to and requirements of the stockholder giving the notice or proposing a business in all places it appears in Section 11(a)(iii) of ARTICLE II of these Bylaws. For the avoidance of doubt, the requirements under Section 11(a)(iii) of ARTICLE II shall include Section 11(a)(iii)(I) of ARTICLE II that requires compliance with the requirements under Sections 11(b)(iii)(G) through (Y) of ARTICLE II of these Bylaws.

(c)	Within ten (10) business days after the Secretary receives a request to fix a Requested Record Date in proper form that is otherwise in compliance with this Section 3 from any stockholder of record, the Board of Directors may adopt a resolution fixing a Requested Record Date for the purpose of determining the stockholders entitled to request that the Secretary call a Stockholder Requested Special Meeting, which date shall not precede the date upon which the resolution fixing the Requested Record Date is adopted by the Board. Notwithstanding anything in this Section 3 to the contrary, no Requested Record Date shall be fixed if the Board of Directors determines that the request or requests to call a Stockholder Requested Special Meeting that would otherwise be submitted following such Requested Record Date could not comply with the requirements set forth in clause (ii) or (vii) of Section 3(e) below.

(d)	Without qualification, a Stockholder Requested Special Meeting shall not be called unless (i) one or more stockholders owning as of the Requested Record Date the Requisite Percentage timely provide one or more requests to call such special meeting in writing and in proper form to the Secretary at the principal executive office of the Corporation, and (ii) each Calling Person (as defined below) must have continuously held all their shares included in such Requisite Percentage for at least one (1) year prior to the date such Special Meeting Request (as defined below) is delivered to the Corporation (the “Required Holding Period”). To be timely for purposes of this Section 3(d), a stockholder’s request to call a special meeting must be delivered to the Secretary at the principal executive office of the Corporation not later than the sixtieth (60th) day following the Requested Record Date. In no event shall any adjournment, recess, judicial stay, rescheduling, deferral or postponement of any special meeting (including a Stockholder Requested Special Meeting) or the announcement thereof commence a new time period (or extend any time period) for the giving of a stockholder’s notice or the delivering of a stockholder’s request. To be in proper form for purposes of this Section 3, a stockholder request to call a special meeting shall include the signature(s) and the date of each signature by the stockholder(s), holding the Requisite Percentage, submitting such request and set forth (i) if each such stockholder is a stockholder of record, the name and address of such stockholder as they appear in the Corporation’s books and if such stockholder is not a stockholder of record, the name and address of such stockholder, (ii) a brief description of the Proposed Business, (iii) the text of the proposal with respect to the Proposed Business (including the complete text of any resolutions proposed for consideration and, in the event that such Proposed Business includes a proposal to amend these Bylaws, the text of the proposed amendment), (iv) the reasons for conducting the Proposed Business at the special meeting, (v) unless such stockholder is a Solicited Stockholder (as defined below), as to each item of Proposed Business, each Calling Person (as defined below) and each Stockholder Associated Person (as defined in Section 11(f)(vii) of ARTICLE II but substituting “Calling Person” in all places where a reference to the stockholder giving the notice is made in such definition), the information required to be set forth in a notice under Section 11(a)(iii) of ARTICLE II of these Bylaws as if the Proposed Business were to be considered at an annual meeting of stockholders, except that for purposes of this Section 3(d), the term “Calling Person” shall be substituted for the references to the stockholder giving the notice or proposing a business in all places such person is referred to in Section 11(a)(iii) of ARTICLE II of these Bylaws (for the avoidance of doubt, the requirements under Section 11(a)(iii) of ARTICLE II shall include the requirement under Section 11(a)(iii)(I) of ARTICLE II to comply with the requirements under Section 11(b)(iii)(G) through (Y) of ARTICLE II), (vi) documentary evidence that the shares included in such Requisite Percentage have been owned continuously for the one-year period by each Calling Person, and (vii) an acknowledgment by each stockholder, on whose behalf a Special Meeting Request is being made (or their respective duly authorized agents) that any reduction in the number of shares owned by such persons as of the date of delivery of the Special Meeting Request and through the meeting date below the Requisite Percentage shall constitute a revocation of the Special Meeting Request, and a commitment to promptly notify the Corporation of any such decrease. For purposes hereof, a “Calling Person” means the stockholder of record submitting the request to call a special meeting or if different from the stockholder of record, the beneficial owner or beneficial owners submitting the request to call a special meeting or any affiliate of such stockholder of record or beneficial owner(s); “Solicited Stockholder” means any stockholder that has provided a request to call a special meeting in response to a solicitation made pursuant to, and in accordance with, Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder by way of a definitive consent solicitation statement filed with the SEC under the Exchange Act; and “Special Meeting Request” refers to

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a request to call a special meeting that was delivered to the Secretary by the stockholder(s) holding the Requisite Percentage and is timely, in proper form, and otherwise fully complies with the requirement under this Section 3.

(e)	The Secretary shall not accept, and shall consider ineffective, any Special Meeting Request that (i) does not comply with this Section 3, (ii) relates to an item of business proposed to be transacted at the special meeting that is not a proper subject for stockholder action under applicable law, (iii) includes an item of business proposed to be transacted at such meeting that did not appear on the written request that resulted in the determination of the Requested Record Date, (iv) the Special Meeting Request is received by the Secretary during the period commencing ninety (90) days prior to the anniversary date of the prior year’s annual meeting of stockholders and ending on the date of the final adjournment of the next annual meeting of stockholders, (v) an identical or substantially similar item (a “Similar Item”) was presented at any meeting of stockholders held not more than one hundred twenty (120) days prior to receipt by the Secretary of the Special Meeting Request, (vi) the Board of Directors has called or calls for an annual or special meeting of Stockholders to be held within ninety (90) days after the Secretary receives the Special Meeting Request and the Board of Directors determines that the business of such meeting includes (among any other matters properly brought before the annual or special meeting) a Similar Item, or (vii) otherwise does not comply with applicable law.

(f)	A stockholder may revoke a Special Meeting Request by written revocation delivered to the Secretary at any time prior to the Stockholder Requested Special Meeting. If written revocation(s) of the Special Meeting Request have been delivered to the Secretary and the result is that (after giving effect to all revocations) the Special Meeting Requests represent stockholders holding less than the Requisite Percentage from the date of such requests through the date of the meeting, then: (i) if the notice of meeting has not already been mailed to stockholders, the Secretary shall refrain from mailing the notice of the Stockholder Requested Special Meeting or (ii) if the notice of meeting has already been mailed to stockholders, the Secretary shall revoke the notice of the meeting. If, subsequent to the refraining from mailing of the notice of meeting pursuant to clause (i) of the immediately preceding sentence or subsequent to the revocation of the notice of meeting pursuant to clause (ii) of the immediately preceding sentence, as applicable, (but in any event on or prior to the sixtieth (60th) day after the Requested Record Date), the Secretary has received Special Meeting Requests from stockholders holding the Requisite Percentage, then, at the option of the Board, either (A) the original record date and meeting date, time and location for the Stockholder Requested Special Meeting set in accordance with Section 3(g) below shall apply with respect to the Stockholder Requested Special Meeting or (B) the Board of Directors may disregard the original Requested Record Date and meeting date, time and location for the Stockholder Requested Special Meeting from those originally set in accordance with Section 3(g) below and, within ten (10) days following the date on which the Secretary has received the Special Meeting Requests from stockholders holding the Requisite Percentage, set a new record date and meeting date, time and location for the Stockholder Requested Special Meeting (and, in such case, notice of the Stockholder Requested Special Meeting shall be given in accordance with Section 4 of ARTICLE II).

(g)	Subject to Section 3(f) above, within ten (10) days following the date on which the Secretary has received Special Meeting Requests in accordance with this Section 3 from stockholders holding the Requisite Percentage, the Board of Directors shall fix the record date and meeting date, time and location for the Stockholder Requested Special Meeting; provided, however, that the date of any such Stockholder Requested Special Meeting shall not be more than ninety (90) days after the date on which valid Special Meeting Requests from stockholders holding the shares to be included in such Requisite Percentage are delivered to the Secretary (and are not revoked). Notwithstanding anything in these Bylaws to the contrary, the Board of Directors may submit its own proposal or proposals for consideration at any Stockholder Requested Special Meeting. Subject to the foregoing provisions of this Section 3, the record date for the Stockholder Requested Special Meeting shall be fixed in accordance with Section 12 of ARTICLE II, and the Board of Directors shall provide notice of the Stockholder Requested Special Meeting in accordance with Section 4 of ARTICLE II.

(h)	Notwithstanding anything in these Bylaws to the contrary, the (i) Secretary shall not be required to call a special meeting except in accordance with this Section 3. If the Board, in good faith, determines that any request to fix a Requested Record Date or Special Meeting Request was not properly made in accordance with this Section 3, or determines that the stockholders of record requesting that the Board of Directors fix such Requested Record Date or stockholders making the Special Meeting Request have not otherwise complied with this Section 3, then the Board of Directors shall not be required to fix such Requested Record Date, to fix a special meeting record date or to call and hold a special meeting. In addition to the requirements of this Section 3, each Meeting Requesting Person and stockholder making a Special Meeting Request shall comply with all requirements of applicable law, including all requirements of the Exchange Act, with respect to any request to fix a Requested Record Date or to call a special meeting.

(i)	Any written notice, supplement, update or other information required to be delivered by a stockholder to the Corporation pursuant to this Section 3 shall be subject to the requirements under Section 11(b)(iii)(Y)(5) of ARTICLE II; provided, that no notice, supplement, update or other information delivered by registered or certified mail shall be deemed delivered until such notice, supplement, update or other information is actually received at the Corporation’s principal executive offices.

(j)	Multiple Special Meeting Requests. In determining whether Special Meeting Requests have met the requirements of this Section 3, multiple Special Meeting Requests will be considered together only if (i) each Special Meeting Request identifies the same or substantially the same purpose or purposes of the Stockholder Requested Special Meeting and the same or substantially the same items of business proposed to be brought before the Stockholder Requested Special Meeting, and (ii) such Special Meeting Requests have been dated and delivered to the Secretary within sixty (60) days of the delivery to the Secretary of the earliest dated Special Meeting Request

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relating to such item(s) of business. A Calling Person may revoke a Special Meeting Request at any time by written revocation delivered to the Secretary and if, following such revocation, there are outstanding unrevoked requests from Meeting Requesting Persons holding less than the Requisite Percentage, the Board of Directors may, in its discretion, cancel the Stockholder Requested Special Meeting.

Section 4. Notice of Meetings. Whenever stockholders are required or permitted to take action at a meeting, notice of the meeting shall be given that shall state the place, if any, date, and time of all meetings of the stockholders, the means of remote communications, if any, by which stockholders and proxyholders not physically present may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given, not less than 10 nor more than 60 days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting, except as otherwise provided herein or required by law (meaning, here and hereinafter, as required from time to time by the DGCL or the Certificate of Incorporation).

(a)	Form of Notice. All such notices shall be delivered in writing or in any other manner permitted by the DGCL. If mailed, such notice shall be deemed given when deposited in the United States mail, postage prepaid, addressed to the stockholder at his, her or its address as the same appears on the records of the Corporation. If given by facsimile telecommunication, such notice shall be deemed given when directed to a number at which the stockholder has consented to receive notice by facsimile. Subject to the limitations of Section 4(c) of this ARTICLE II, if given by electronic transmission, such notice shall be deemed to be delivered: (i) by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (ii) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (x) such posting and (y) the giving of such separate notice; and (iii) if by any other form of electronic transmission, when directed to the stockholder. An affidavit of the secretary or an assistant secretary of the Corporation, the transfer agent of the Corporation or any other agent of the Corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

(b)	Waiver of Notice. Whenever notice is required to be given under any provisions of the DGCL, the Certificate of Incorporation or these Bylaws (these “Bylaws”), a written waiver thereof, signed by the stockholder entitled to notice, or a waiver by electronic transmission by the person or entity entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Neither the business to be transacted at, nor the purpose of, any meeting of the stockholders of the Corporation need be specified in any waiver of notice of such meeting. Attendance of a stockholder of the Corporation at a meeting of such stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

(c)	Notice by Electronic Transmission. Without limiting the manner by which notice otherwise may be given effectively to stockholders of the Corporation pursuant to the DGCL, the Certificate of Incorporation or these Bylaws, any notice to stockholders of the Corporation given by the Corporation under any provision of the DGCL, the Certificate of Incorporation or these Bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder of the Corporation to whom the notice is given. Any such consent shall be deemed revoked if: (i) the Corporation is unable to deliver by electronic transmission two (2) consecutive notices given by the Corporation in accordance with such consent; and (ii) such inability becomes known to the secretary or an assistant secretary of the Corporation or to the transfer agent or other person responsible for the giving of notice. However, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action. For purposes of these Bylaws, except as otherwise limited by applicable law, the term “electronic transmission” means any form of communication not directly involving the physical transmission of paper that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such recipient through an automated process.

Section 5. List of Stockholders. The officer who has charge of the stock ledger of the Corporation shall prepare and make available, no later than the tenth (10th) day before each meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth (10th) day before the meeting date, arranged in alphabetical order and showing the address of each such stockholder and the number of shares registered in the name of each such stockholder. Nothing contained in this section shall require the Corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of ten (10) days ending on the day before the meeting date: (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (b) during ordinary business hours, at the principal place of business of the Corporation. In the event the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation.

Section 6. Quorum. The holders of a majority in voting power of the outstanding capital stock entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders, except as otherwise provided by law, by the Certificate of Incorporation or these Bylaws. If a quorum is not present, the chair of the meeting or the holders of a majority of the voting power present in person or represented by proxy at the meeting and entitled to vote at the meeting may adjourn the meeting to another time and/or place from time to time until a quorum shall be present or represented by proxy. When a specified item of business requires a

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vote by a class or series (if the Corporation shall then have outstanding shares of more than one class or series) voting as a class or series, the holders of a majority in voting power of the outstanding stock of such class or series shall constitute a quorum (as to such class or series) for the transaction of such item of business.

Section 7. Adjourned Meetings. When a meeting is adjourned or recessed, notice need not be given of the adjourned or recessed meeting (including an adjournment taken to address a technical failure to convene or continue a meeting using remote communication) if the time and place, if any, thereof, and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person or represented by proxy and vote at such adjourned or recessed meeting, are (i) announced at the meeting at which the adjournment or recess is taken, (ii) displayed during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxy holders to participate in the meeting by means of remote communication or (iii) set forth in the notice of meeting given in accordance with these Bylaws. At the adjourned or recessed meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment or recess is for more than thirty (30) days, a notice of the adjourned or recessed meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment or recess a new record date for stockholders entitled to vote is fixed for the adjourned or recessed meeting, the Board of Directors shall fix a new record date for notice of such adjourned or recessed meeting, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and, except as otherwise required by law, shall not be more than sixty (60) days nor less than ten (10) days before the date of such adjourned or recessed meeting, and shall give notice of the adjourned or recessed meeting to each stockholder of record entitled to vote at such adjourned or recessed meeting as of the record date fixed for notice of such adjourned or recessed meeting.

Section 8. Vote Required. When a quorum is present, all matters other than the election of directors shall be determined by the affirmative vote of the majority of voting power of capital stock present in person or represented by proxy at the meeting and entitled to vote on the subject matter, unless by express provisions of an applicable law, the rules of any stock exchange upon which the Corporation’s securities are listed or the Certificate of Incorporation a different vote is required, in which case such express provision shall govern and control the vote required on such matter.

Section 9. Voting Rights. Except as otherwise provided by the DGCL, the Certificate of Incorporation, the certificate of designation relating to any outstanding class or series of preferred stock or these Bylaws, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote in person or by proxy for each share of capital stock held by such stockholder which has voting power upon the matter in question. Voting at meetings of stockholders need not be by written ballot.

Section 10. Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally. Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board.

Section 11. Advance Notice of Stockholder Business and Director Nominations; Inclusion of Stockholder Director Nominations in Corporation’s Proxy Materials.

(a)	Business at Annual Meetings of Stockholders.

(i)	Only such business (other than nominations of persons for election to the Board of Directors, which must be made in compliance with and are governed exclusively by Section 11(b) or Section 11(c), as applicable, of this ARTICLE II) shall be conducted at an annual meeting of the stockholders as shall have been brought before the meeting (A) as specified in the Corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors or any duly authorized committee thereof, (B) by or at the direction of the Board of Directors or any committee thereof, or (C) by any stockholder of the Corporation who (1) was a stockholder of record at the time of giving of notice provided for in Section 11(a) of this ARTICLE II and through the time of the meeting, (2) is entitled to vote at the meeting and (3) complies with the notice procedures set forth in Section 11(a) of this ARTICLE II. For the avoidance of doubt, the foregoing clause (C) of this Section 11(a)(i) of ARTICLE II shall be the exclusive means for a stockholder to propose such business (other than business included in the Corporation’s proxy materials pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) before an annual meeting of stockholders.

(ii)	For any business (other than nominations of persons for election to the Board of Directors, which must be made in compliance with and are governed exclusively by Section 11(b) or Section 11(c), as applicable, of this ARTICLE II) to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in proper written form as described in Section 11(a)(iii) of this ARTICLE II to the Secretary; any such proposed business must be a proper matter for stockholder action and the stockholder and the Stockholder Associated Person (as defined in Section 11(f) of this ARTICLE II) must have acted in accordance with the representations set forth in the Solicitation Statement (as defined in Section 11(a)(iii) of this ARTICLE II) required by these Bylaws. To be timely, a stockholder’s notice for such business must be received by the Secretary at the principal executive offices of

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the Corporation in proper written form not less than ninety (90) days and not more than one hundred twenty (120) days prior to the first anniversary of the preceding year’s annual meeting of stockholders; provided, however, that if and only if the annual meeting is not scheduled to be held within a period that commences thirty (30) days before such anniversary date and ends thirty (30) days after such anniversary date, or if no annual meeting was held in the preceding year, such stockholder’s notice must be received not earlier than the one hundred twentieth (120th) day prior to such annual meeting and by the later of (A) the tenth (10th) day following the day the Public Announcement (as defined in Section 11(f) of this ARTICLE II) of the date of the annual meeting is first made by the Corporation and (B) the date which is ninety (90) days prior to the date of the annual meeting. In no event shall any adjournment, recess, judicial stay, rescheduling, deferral or postponement of an annual meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. Notices delivered pursuant to Section 11(a) of this ARTICLE II) will be deemed received on any given day if received prior to the close of business on such day.

(iii)	To be in proper written form, a stockholder’s notice to the Secretary must set forth as to each matter of business the stockholder proposes to bring before the annual meeting

(A)	a reasonably brief description of the business desired to be brought before the annual meeting, the full text of the proposal or business (including the full text of any resolutions or actions proposed for consideration and if such business includes a proposal to amend the Certificate of Incorporation or these Bylaws, the specific language of the proposed amendment), the reasons for conducting such business at the annual meeting and all other information relating to such business that would be required to be disclosed in a proxy statement or other filing required to be made by such stockholder or any Stockholder Associated Person (as defined in Section 11(f) of this ARTICLE II) in connection with the solicitation of proxies in support of such proposed business by such stockholder or any Stockholder Associated Person pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder,

(B)	the name and address of the stockholder proposing such business, as they appear on the Corporation’s books and records, the name and address (if different from the Corporation’s books and records) of such proposing stockholder, the name and address of any Stockholder Associated Person covered by clauses (C) through (I) below,

(C)	(1) the class or series and number of shares of stock of the Corporation which are, directly or indirectly held of record or beneficially owned by such stockholder or by any Stockholder Associated Person (including any rights to acquire beneficial ownership at any time in the future, whether such right is exercisable immediately or only after the passage of time or the fulfillment of a condition) and the date or dates on which such shares were acquired and the investment intent of such acquisition, (2) a description of any Derivative Positions (as defined in Section 11(f) of this ARTICLE II) directly or indirectly held or beneficially owned by such stockholder or any Stockholder Associated Person, and (3) whether and to the extent to which a Hedging Transaction (as defined in Section 11(f) of this ARTICLE II) has been entered into by or on behalf of such stockholder or any Stockholder Associated Person,

(D)	(1) a complete and accurate description of all agreements, arrangements or understandings between such stockholder or any Stockholder Associated Person and any other person or entity (including their names) in connection with the proposal of such business by such stockholder and (2) a description of any material interest of such stockholder, any Stockholder Associated Person or such other person or entity in such business proposed by such stockholder, if any,

(E)	a representation that such stockholder is a stockholder of record of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the annual meeting to bring such business before the meeting and an acknowledgement that, if such stockholder does not appear to present such proposed business at such meeting, the Corporation need not present such proposed business for a vote at such meeting notwithstanding that proxies in respect of such vote may have been received by the Corporation,

(F)	all other information related to such stockholder or any Stockholder Associated Person, or such stockholder’s or any Stockholder Associated Person’s associates, that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies or consents (even if a solicitation is not involved) by such stockholder or Stockholder Associated Person in support of the business proposed to be brought before the meeting pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder and

(G)	a representation as to whether such stockholder or any Stockholder Associated Person intends or is part of a group which intends to deliver a proxy statement and/or form of proxy to the holders of at least the percentage of the Corporation’s outstanding capital stock required to approve the proposal or otherwise to solicit proxies or votes from stockholders in support of the proposal (such representation, a “Solicitation Statement”).

(H)	In addition, any stockholder who submits a notice pursuant to Section 11(a) of this ARTICLE II is required to update and supplement the information disclosed in such notice, if necessary, in accordance with Section 11(e) of this ARTICLE II.

(I)	The requirements under Sections 11(b)(iii)(G) through (Y) of this ARTICLE II shall apply to a notice of a business proposal, the stockholder giving the notice of such proposal and any Stockholder Associated Person, mutatis mutandis.

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(iv)	Notwithstanding anything in these Bylaws to the contrary, no business (other than nominations of persons for election to the Board of Directors, which must be made in compliance with and are governed exclusively by Section 11(b) or Section 11(c), as applicable, of this ARTICLE II) shall be conducted at an annual meeting except in accordance with the procedures set forth in Section 11(a) of this ARTICLE II.

(b)	Nominations at Annual Meetings of Stockholders.

(i)	Only persons who are nominated in accordance and compliance with the procedures set forth in this Section 11(b) of ARTICLE II (and, if applicable, the procedures set forth in Section 11(c) of this ARTICLE II) shall be eligible for election to the Board of Directors at an annual meeting of stockholders.

(ii)	Nominations of persons for election to the Board of Directors of the Corporation may be made at an annual meeting of stockholders only (A) by or at the direction of the Board of Directors or any committee thereof, (B) by any stockholder of the Corporation who (1) was a stockholder of record at the time of giving of notice provided for in this Section 11(b) of ARTICLE II and through the time of the annual meeting, (2) is entitled to vote at the meeting and (3) complies with the notice procedures set forth in this Section 11(b) of ARTICLE II, or (C) by an Eligible Stockholder (as defined below) in accordance with the procedures set forth in Section 11(c) of this ARTICLE II. For the avoidance of doubt, clauses (B) and (C) of this Section 11(b)(ii) of ARTICLE II shall be the exclusive means for a stockholder to make nominations of persons for election to the Board of Directors at an annual meeting of stockholders. The number of nominees a stockholder may nominate for election at a meeting may not exceed the number of directors to be elected at such meeting, and for the avoidance of doubt, no stockholder shall be entitled to make additional or substitute nominations following the expiration of the time periods set forth in this Section 11(b) of ARTICLE II. For nominations to be properly brought by a stockholder at an annual meeting of stockholders pursuant to clause (B) of this Section 11(b)(ii) of ARTICLE II, the stockholder must have given timely notice thereof in proper written form as described in Section 11(b)(iii) of this ARTICLE II to the Secretary and the stockholder and the Stockholder Associated Person must have acted in accordance with the representations set forth in the Nomination Solicitation Statement required by these Bylaws. To be timely, such stockholder’s notice for the nomination of persons for election to the Board of Directors must be received by the Secretary at the principal executive offices of the Corporation in proper written form not less than ninety (90) days and not more than one hundred twenty (120) days prior to the first anniversary of the preceding year’s annual meeting of stockholders; provided, however, that if and only if the annual meeting is not scheduled to be held within a period that commences thirty (30) days before such anniversary date and ends thirty (30) days after such anniversary date, or if no annual meeting was held in the preceding year, such stockholder’s notice must be received not earlier than the one hundred twentieth (120th) day prior to such annual meeting and by the later of (I) the tenth (10th) day following the day the Public Announcement of the date of the annual meeting is first made by the Corporation and (II) the date which is ninety (90) days prior to the date of the annual meeting. In no event shall any adjournment, recess, judicial stay, rescheduling, deferral or postponement of an annual meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. Notices delivered pursuant to this Section 11(b) of ARTICLE II will be deemed received on any given day if received prior to the close of business on such day.

(iii)	To be in proper written form, a stockholder’s notice to the Secretary shall set forth

(A)	as to each person that the stockholder proposes to nominate for election or re-election as a director of the Corporation,

	(1)	the name, age, business address and residence address of the proposed nominee,

	(2)	the principal occupation or employment of the proposed nominee,

	(3)	the class or series and number of shares of capital stock of the Corporation which are directly or indirectly owned beneficially or of record by the proposed nominee,

	(4)	the date such shares were acquired and the investment intent of such acquisition,

	(5)	a description of all direct and indirect compensation and other material monetary agreements, arrangements or understandings, written or oral, during the past three (3) years, and any other material relationships, between or among such proposed nominee or any of such proposed nominee’s affiliates or associates (each as defined below), on the one hand, and any stockholder or any Stockholder Associated Person (as defined below), on the other hand, including all information that would be required to be disclosed pursuant to Item 404 promulgated under Regulation S-K as if such stockholder and any Stockholder Associated Person were the “registrant” for purposes of such rule and the proposed nominee were a director or executive officer of such registrant,

	(6)	a description of any business or personal interests that could reasonably be expected to place such proposed nominee in a potential conflict of interest with the Corporation or any of its subsidiaries and

	(7)	all other information relating to such proposed nominee or such proposed nominee’s associates that would be required to be disclosed in a proxy statement or other filings required to be made by such stockholder or any Stockholder Associated Person in connection with the solicitation of proxies or consents for a contested election of directors (even if an election

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contest or proxy solicitation is not involved), or is otherwise required, pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder (including such person’s written consent to being named in the proxy statement as a nominee, if applicable, and to serving if elected),

(B)	as to the stockholder giving the notice, the name and address of such stockholder, as they appear on the Corporation’s books and records, the residence name and address (if different from the Corporation’s books) of such proposing stockholder, and the name and address of any Stockholder Associated Person covered by clauses (C) through (Y) below,

(C)	(1) the class or series and number of shares of stock of the Corporation which are directly or indirectly held of record or beneficially owned (specifying the type of ownership) by such stockholder or by any Stockholder Associated Person with respect to the Corporation’s securities (including any rights to acquire beneficial ownership at any time in the future, whether such right is exercisable immediately or only after the passage of time or the fulfillment of a condition), the date or dates on which such shares were acquired and the investment intent of such acquisition, (2) a description of any Derivative Positions directly or indirectly held or beneficially held by such stockholder or any Stockholder Associated Person, and (3) whether and the extent to which a Hedging Transaction has been entered into by or on behalf of such stockholder or any Stockholder Associated Person,

(D)	a complete and accurate description of all agreements, arrangements or understandings (including financial transactions and direct or indirect compensation), written or oral, between such stockholder or any Stockholder Associated Person and each proposed nominee and any other person or entity (including their names) pursuant to which the nomination(s) are to be made by such stockholder,

(E)	a representation that such stockholder is a holder of record of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the persons named in its notice, and an acknowledgment that, if such stockholder does not appear to present such proposed nominees at such meeting, the Corporation need not present such proposed nominees for a vote at such meeting, notwithstanding that proxies in respect of such vote may have been received by the Corporation,

(F)	all other information relating to such stockholder or any Stockholder Associated Person, or such stockholder’s or any Stockholder Associated Person’s associates, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies or consents for a contested election of directors (even if an election contest or proxy solicitation is not involved), or otherwise required, pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder,

(G)	a representation from such stockholder as to whether such stockholder or any Stockholder Associated Person intends or is part of a group which intends to (1) solicit proxies in support of the election of any proposed nominee in accordance with Rule 14a-19 under the Exchange Act, (2) engage in a solicitation (within the meaning of Exchange Act Rule 14a- 1(l)) with respect to the nomination or other business, as applicable, and if so, the name of each participant (as defined in Item 4 of Schedule 14A under the Exchange Act) in such solicitation or (3) deliver a proxy statement and/or form of proxy to the holders of a sufficient number of the Corporation’s outstanding shares reasonably believed by such stockholder or any Stockholder Associated Person, as the case may be, to elect each proposed nominee or otherwise to solicit proxies or votes from stockholders in support of the nomination (such representation, a “Nomination Solicitation Statement”),

(H)	the name of each nominee holder for, and number of, any securities of the Corporation owned beneficially but not of record by such stockholder or any Stockholder Associated Person and any pledge by such stockholder or any Stockholder Associated Person with respect to any of such securities,

(I)	a complete and accurate description of all agreements, arrangements or understandings, written or oral, including any Derivative Positions or Hedging Transactions that have been entered into by, or on behalf of, such stockholder or any Stockholder Associated Person, the effect or intent of which is to mitigate loss, manage risk or benefit from changes in the price of any securities of the Corporation, or maintain, increase or decrease the voting power of such stockholder or any Stockholder Associated Person with respect to securities of the Corporation, whether or not such instrument or right shall be subject to settlement in underlying shares of stock of the Corporation and without regard to whether such agreement, arrangement or understanding is required to be reported on a Schedule 13D, 13F or 13G in accordance with the Exchange Act,

(J)	any substantial interest, direct or indirect (including any existing or prospective commercial, business or contractual relationship with the Corporation), by security holdings or otherwise, of such stockholder or any Stockholder Associated Person in the Corporation or any affiliate thereof, other than an interest arising from the ownership of Corporation securities where such stockholder or any Stockholder Associated Person receives no extra or special benefit not shared on a pro rata basis by all other holders of the same class or series,

(K)	a complete and accurate description of all agreements, arrangements or understandings, written or oral, (1) between or among such stockholder and any of the Stockholder Associated Person or (2) between or among such stockholder or any

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Stockholder Associated Person and any other person or entity (naming each such person or entity), including (x) any proxy, contract, arrangement, understanding or relationship pursuant to which such stockholder or any Stockholder Associated Person, directly or indirectly, has a right to vote any security of the Corporation (other than any revocable proxy given in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a solicitation statement filed on Schedule 14A) and (y) any understanding, written or oral, that such stockholder or any Stockholder Associated Person may have reached with any stockholder of the Corporation (including the name of such stockholder) with respect to how such stockholder will vote such stockholder’s shares in the Corporation at any meeting of the Corporation’s stockholders or take other action in support of any proposed nominee or other business, or other action to be taken, by such stockholder or any Stockholder Associated Person,

(L)	any rights to dividends on the shares of the Corporation owned beneficially by such stockholder or any Stockholder Associated Person that are separated or separable from the underlying shares of the Corporation,

(M)	any proportionate interest in shares of the Corporation, Derivative Positions or Hedging Transactions held, directly or indirectly, by a general or limited partnership, limited liability company or similar entity in which such stockholder or any Stockholder Associated Person (1) is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership or (2) is the manager, managing member or, directly or indirectly, beneficially owns an interest in the manager or managing member of such limited liability company or similar entity,

(N)	any significant equity interests or any Derivative Positions or Hedging Transactions in any principal competitor of the Corporation held by such stockholder or any Stockholder Associated Person,

(O)	any direct or indirect interest of such stockholder or any Stockholder Associated Person in any contract or arrangement with the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation (including any employment agreement, collective bargaining agreement or consulting agreement),

(P)	a description of any material interest of such stockholder or any Stockholder Associated Person in the proposed nominee,

(Q)	a representation that (I) neither such stockholder nor any Stockholder Associated Person has breached any contract or other agreement, arrangement or understanding with the Corporation except as disclosed to the Corporation pursuant hereto and (II) such stockholder and each Stockholder Associated Person has complied, and will comply, with all applicable requirements of state law and the Exchange Act with respect to the matters set forth in this Section 11(b),

(R)	a complete and accurate description of any performance-related fees (other than asset-based fees) to which such stockholder or any Stockholder Associated Person may be entitled as a result of any increase or decrease in the value of the Corporation’s securities, any Derivative Positions or Hedging Transactions, including any such fees to which members of any Stockholder Associated Person’s immediate family sharing the same household may be entitled,

(S)	(1) a description of the investment strategy or objective, if any, of such stockholder or any Stockholder Associated Person who is not an individual and (2) a copy of the prospectus, offering memorandum or similar document and any presentation, document or marketing material provided to third parties (including investors and potential investors) to solicit an investment in the stockholder or any Stockholder Associated Person that contains or describes the stockholder’s or such Stockholder Associated Person’s performance, personnel or investment thesis or plans or proposals with respect to the Corporation,

(T)	all information that would be required to be set forth in a Schedule 13D filed pursuant to Rule 13d-1(a) under the Exchange Act or an amendment pursuant to Rule 13d-2(a) under the Exchange Act if such a statement were required to be filed under the Exchange Act by such stockholder or any Stockholder Associated Person, or such stockholder’s or any Stockholder Associated Person’s associates (regardless of whether such person or entity is actually required to file a Schedule 13D), including a description of any agreement that would be required to be disclosed by such stockholder, any Stockholder Associated Person or any of their respective associates pursuant to Item 5 or Item 6 of Schedule 13D,

(U)	a certification that such stockholder and each Stockholder Associated Person has complied with all applicable federal, state and other legal requirements in connection with such stockholder’s or Stockholder Associated Person’s acquisition of shares of stock or other securities of the Corporation and such stockholder’s or Stockholder Associated Person’s acts or omissions as a stockholder of the Corporation, if such stockholder or Stockholder Associated Person is or has been a stockholder of the Corporation,

(V)	a complete and accurate description of any pending or, to such stockholder’s knowledge, threatened legal proceeding in which such stockholder or any Stockholder Associated Person is a party or participant involving the Corporation or, to such stockholder’s knowledge, any current or former officer, director, affiliate or associate of the Corporation,

(W)	identification of the names and addresses of other stockholders (including beneficial owners) known by such stockholder to have provided financial support for the nomination(s) or other business proposal(s) submitted by such stockholder and, to the extent

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known, the class and number of all shares of the Corporation’s stock owned beneficially or of record by such other stockholder(s) or other beneficial owner(s), and

(X)	(1) if the stockholder (or the beneficial owner(s) on whose behalf such stockholder is submitting a notice to the Corporation) is not a natural person, the identity of each natural person associated with such stockholder (or beneficial owner(s)) responsible for the formulation of and decision to propose the business or nomination to be brought before the meeting (such person or persons, the “Responsible Person”), the manner in which such Responsible Person was selected, any fiduciary duties owed by such Responsible Person to the equity holders or other beneficiaries of such stockholder (or beneficial owner(s)), the qualifications and background of such Responsible Person and any material interests or relationships of such Responsible Person that are not shared generally by any other record or beneficial holder of the shares of any class or series of the capital stock of the Corporation and that reasonably could have influenced the decision of such stockholder (or beneficial owner(s)) to propose such business or nomination to be brought before the meeting and (2) if the stockholder or any Stockholder Associated Person (or the beneficial owner(s) on whose behalf such stockholder is submitting a notice to the Corporation) is a natural person, the qualifications and background of such natural person and any material interests or relationships of such natural person that are not shared generally by any other record or beneficial holder of the shares of any class or series of the capital stock of the Corporation and that reasonably could have influenced the decision of such stockholder (or beneficial owner(s)) to propose such business or nomination to be brought before the meeting.

(Y)	(1) In addition, any stockholder who submits a notice pursuant to this Section 11(b) of ARTICLE II is required to update and supplement the information disclosed in such notice, if necessary, in accordance with Section 11(e) of this ARTICLE II and shall comply with Section 11(g) of this ARTICLE II.

	(2)	The Corporation may require any stockholder who submits a notice pursuant to this Section 11 of ARTICLE II to furnish such other information as the Corporation may reasonably require to determine the eligibility or suitability of a proposed nominee to serve as a director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such proposed nominee, under the listing standards of each securities exchange upon which the Corporation’s securities are listed, any applicable rules of the Securities and Exchange Commission, any publicly disclosed standards used by the Board of Directors in selecting nominees for election as a director and for determining and disclosing the independence of the Corporation’s directors, including those applicable to a director’s service on any of the committees of the Board of Directors, or the requirements of any other laws or regulations applicable to the Corporation. If requested by the Corporation, any supplemental information required under this paragraph shall be provided by a stockholder within ten (10) days after it has been requested by the Corporation. In addition, the Board of Directors may require any proposed nominee to submit to interviews with the Board of Directors or any committee thereof, and such proposed nominee shall make himself or herself available for any such interviews within ten (10) days following any reasonable request therefor from the Board or any committee thereof.

	(3)	If any information submitted pursuant to this Section 11(b) by any stockholder nominating individuals for election or reelection as a director or proposing business (including in a Stockholder Requested Special Meeting) for consideration at a stockholder meeting shall be inaccurate in any material respect (as determined by the Board of Directors or a committee thereof), such information shall be deemed not to have been provided in accordance with this Section 11(b). Any such stockholder shall notify the Secretary in writing at the principal executive offices of the Corporation of any inaccuracy or change in any information submitted pursuant to this Section 11(b) (including if any stockholder or any Stockholder Associated Person no longer intends to solicit proxies in accordance with the representations made pursuant to Section 11(b)(iii)(G)) within two (2) business days after becoming aware of such inaccuracy or change, and any such notification shall clearly identify the inaccuracy or change, it being understood that no such notification may cure any deficiencies or inaccuracies with respect to any prior submission by such stockholder. Upon written request of the Secretary on behalf of the Board of Directors (or a duly authorized committee thereof), any such stockholder shall provide, within seven (7) business days after delivery of such request (or such other period as may be specified in such request), (I) written verification, reasonably satisfactory to the Board of Directors, any committee thereof or any authorized officer of the Corporation, to demonstrate the accuracy of any information submitted by such stockholder pursuant to this Section 11(b) and (II) a written affirmation of any information submitted by such stockholder pursuant to this Section 11(b) as of an earlier date. If a stockholder fails to provide such written verification or affirmation within such period, the information as to which written verification or affirmation was requested may be deemed not to have been provided in accordance with this Section 11(b).

	(4)	If (I) any stockholder or any Stockholder Associated Person provides notice pursuant to Rule 14a-19(b) under the Exchange Act with respect to any proposed nominee and (II) such stockholder or Stockholder Associated Person subsequently (x) notifies the Corporation that such stockholder or Stockholder Associated Person no longer intends to solicit proxies in support of the election or reelection of such proposed nominee in accordance with Rule 14a-19(b) under the Exchange Act or (y) then fails to comply with the requirements of Rule 14a-19(a)(2) or Rule 14a-19(a)(3) under the Exchange Act, then the Corporation shall disregard any proxies solicited for such proposed nominee (subject to applicable law). Upon request by the Corporation, if any stockholder provides notice pursuant to Rule 14a-19(b) under the Exchange Act, such stockholder

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shall deliver to the Secretary, no later than five (5) business days prior to the applicable meeting date, reasonable evidence that the requirements of Rule 14a-19(a)(3) under the Exchange Act have been satisfied.

(5)	Any written notice, supplement, update or other information required to be delivered by a stockholder to the Corporation pursuant to this Section 11(b) must be given by personal delivery, by overnight courier or by registered or certified mail, postage prepaid, to the Secretary at the Corporation’s principal executive offices;

provided, however, that the disclosures in the subclauses (A) through (Y) in this Section 11(b)(iii) of ARTICLE II shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is a stockholder giving notice solely as a result of being the stockholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner.

(iv)	Notwithstanding anything in Section 11(b)(ii) of this ARTICLE II to the contrary, if the number of directors to be elected to the Board of Directors is increased and there is no Public Announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least 10 days prior to the last day a stockholder may deliver a notice of nomination in accordance with Section 11(b)(ii), a stockholder’s notice required by Section 11(b)(ii) of this ARTICLE II shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which such Public Announcement is first made by the Corporation.

(c)	Inclusion of Stockholder Director Nominations in the Corporation’s Proxy Materials.

(i)	Subject to the provisions of these Bylaws, the Corporation shall include in its proxy statement and on its form of proxy for an annual meeting of stockholders, the name of, and shall include in any such proxy statement the Additional Information (as defined below) relating to, any eligible person nominated for election as a director of the Corporation (a “Stockholder Nominee”) by any stockholder or group of no more than 20 stockholders that satisfies the requirements of this Section 11(c) of ARTICLE II (such person or group, an “Eligible Stockholder”) and that includes in the written notice required by this Section 11(c) of ARTICLE II (the “Notice of Proxy Access Nomination”) a written statement electing to have its nominee included in the Corporation’s proxy materials. For purposes of this Section 11(c) of ARTICLE II, “Additional Information” shall consist of (A) information concerning the Stockholder Nominee and the Eligible Stockholder that the Corporation determines is required to be disclosed in the Corporation’s proxy statement by Section 14 of the Exchange Act and/or the rules and regulations promulgated thereunder and (B) if the Eligible Stockholder so elects, a statement set forth in the Notice of Proxy Access Nomination for inclusion in the proxy statement in support of such nomination as described in Section 11(c)(v)(E) of this ARTICLE II (subject, without limitation, to Section 11(c)(vi) of this ARTICLE II).

(ii)	The Corporation shall not be required to include in any proxy materials for an annual meeting of stockholders a number of Stockholder Nominees greater than 20% of the number of directors in office as of the last day on which a Notice of Proxy Access Nomination may be delivered pursuant to this Section 11(c) of ARTICLE II (the “Proxy Access Nomination Deadline”), rounded down to the nearest whole number but not less than two (the “Maximum Number of Nominees”). Notwithstanding the foregoing, the Maximum Number of Nominees shall be reduced by the number of (A) Stockholder Nominees that are subsequently withdrawn or that the Board of Directors itself decides to nominate at such annual meeting of stockholders, (B) incumbent directors who were Stockholder Nominees at any of the preceding two annual meetings of stockholders, and (C) incumbent directors or director candidates (including, without limitation, candidates who are not Stockholder Nominees) that in either case will be included in the Corporation’s proxy materials with respect to such annual meeting as unopposed (by the Corporation) nominees pursuant to any agreement, arrangement or other understanding with any stockholder or group of stockholders (other than any such agreement, arrangement or understanding entered into in connection with an acquisition of capital stock, by the stockholder or group of stockholders, from the Corporation). In the event that one or more vacancies for any reason occurs on the Board of Directors after the Proxy Access Nomination Deadline but prior to the date of the annual meeting of stockholders, and the Board of Directors resolves to reduce the size of the Board of Directors in connection therewith, the Maximum Number of Nominees shall be calculated based on the number of directors in office as so reduced. In the event that the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 11(c) of ARTICLE II exceeds the Maximum Number of Nominees, each Eligible Stockholder shall select one Stockholder Nominee for inclusion in the Corporation’s proxy statement until the Maximum Number of Nominees is reached, going in the order of the amount (greatest to least) of voting power of the Corporation’s capital stock entitled to vote on the election of directors as disclosed in the Notice of Proxy Access Nomination submitted to the Corporation. If the Maximum Number of Nominees is not reached after each Eligible Stockholder has selected one Stockholder Nominee, this selection process shall continue as many times as necessary, following the same order each time, until the Maximum Number of Nominees is reached. If any Stockholder Nominee selected pursuant to such determination later (1) withdraws from the election (or his or her nomination is withdrawn by the Eligible Stockholder) or (2) is determined not to satisfy the requirements of this Section 11(c) of ARTICLE II, no other nominee or nominees (other than any Stockholder Nominees already determined to be included in the Corporation’s proxy materials who continue to satisfy the requirements of this Section 11(c) of ARTICLE II) shall be included in the Corporation’s proxy materials or otherwise be eligible for election pursuant to this Section 11(c) of ARTICLE II.

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(iii)	In order to make a nomination pursuant to this Section 11(c) of ARTICLE II and in order for such nomination to be voted upon, an Eligible Stockholder must have owned at least 3% of the Corporation’s outstanding common stock as of the most recent date for which such amount is given in any filing by the Corporation with the Securities and Exchange Commission prior to the submission of the Notice of Proxy Access Nomination (the “Required Shares”) continuously for a period of three years as of both the date the Notice of Proxy Access Nomination is received by the Secretary in accordance with this Section 11(c) of ARTICLE II and the record date for determining the stockholders eligible to vote at the annual meeting of stockholders, and must continue to own the Required Shares through the annual meeting date. For purposes of this Section 11(c) of ARTICLE II, an Eligible Stockholder shall be deemed to “own” only those outstanding shares of the Corporation’s common stock as to which the stockholder possesses both (A) the full voting and investment rights pertaining to the shares and (B) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided, however, that the number of shares calculated in accordance with clauses (A) and (B) shall not include any shares (1) sold by or on behalf of such stockholder or any of its affiliates in any transaction that has not yet settled or closed, including any short sale, (2) borrowed by or on behalf of such stockholder or any of its affiliates for any purposes or purchased by such stockholder or any of its affiliates pursuant to an agreement to resell, or (3) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar instrument or agreement entered into by or on behalf of such stockholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of the Corporation, in any such case which instrument or agreement has, is intended to have, or if exercised by either party thereto would have, the purpose or effect of (i) reducing in any manner, to any extent or at any time in the future, such stockholder’s or any of its affiliates’ full right to vote or direct the voting of any such shares, and/or (ii) hedging, offsetting or altering to any degree gain or loss arising from the full economic ownership of such shares by such stockholder or any of its affiliates. Notwithstanding the foregoing, an Eligible Stockholder “owns” shares held in the name of a nominee or other intermediary so long as the Eligible Stockholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. An Eligible Stockholder’s ownership of shares shall be deemed to continue during any period in which the stockholder has (x) loaned such shares, provided that such stockholder has the power to recall such shares on not more than five business days’ notice, has recalled such loaned shares within five business days of being notified that its Stockholder Nominee will be included in the Corporation’s proxy materials for the relevant annual meeting of stockholders (and holds any voting power over such shares) and holds such shares (and voting power) through the date of the annual meeting of stockholders or (y) delegated any voting power over such shares by means of a proxy, power of attorney or other instrument or arrangement, provided that such stockholder has the power to revoke such delegation at any time without condition and has revoked such delegation as of the record date for the annual meeting of stockholders. The terms “owned,” “ownership,” “owning” and other variations of the word “own” shall have correlative meanings.

(iv)	For the purpose of calculating the number of stockholders that constitutes an “Eligible Stockholder” for purposes of this Section 11(c) of ARTICLE II, a group of funds that are (A) under common management and investment control, (B) under common management and funded primarily by the same employer, or (C) a “group of investment companies,” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended, (or any successor rule) (a “Qualifying Fund”) shall be treated as one stockholder, provided that (1) each fund included with a Qualifying Fund otherwise meets the requirements set forth in this Section 11(c) of ARTICLE II and (2) such group of funds shall provide, together with the Notice of Proxy Access Nomination, documentation evidencing such group’s status as a Qualifying Fund. No stockholder, alone or together with any of its affiliates, may be a member of more than one group constituting an Eligible Stockholder, and if any person appears as a member of more than one group, it shall be deemed to be a member of the group that has the largest ownership of shares of common stock of the Corporation. In the event of a nomination pursuant to this Section 11(c) of ARTICLE II by a group of stockholders, each provision in this Section 11(c) of ARTICLE II that requires the Eligible Stockholder to provide any written statements, representations, undertakings, agreements or other instruments or to meet any other conditions shall be deemed to require each stockholder that is a member of such group to provide such statements, representations, undertakings, agreements or other instruments and to meet any other conditions; provided, however, that the requirement to own the Required Shares shall apply to the ownership of the group in the aggregate. Should any stockholder withdraw from, or be deemed ineligible to participate in, a group constituting an Eligible Stockholder at any time prior to the annual meeting of stockholders, such group shall only be deemed to own the shares held by the remaining members of the group. A breach of any obligation, agreement, representation or warranty under this Section 11(c) of ARTICLE II by any member of a group constituting an Eligible Stockholder shall be deemed a breach by the Eligible Stockholder.

(v)	To be timely, the Eligible Stockholder’s Notice of Proxy Access Nomination must be delivered to the Secretary at the principal executive offices of the Corporation in proper written form not less than one hundred twenty (120) days and not more than one hundred fifty (150) days prior to the first anniversary of the date (as stated in the Corporation’s proxy materials) the definitive proxy statement was first distributed to stockholders in connection with the preceding year’s annual meeting of stockholders; provided, however, that if and only if the annual meeting is not scheduled to be held within thirty (30) days before or after the first anniversary of the preceding year’s annual meeting of stockholders, or if no annual meeting was held in the preceding year, such Notice of Proxy Access Nomination must be delivered by the later of the tenth day following the day the Public Announcement of the date of the annual meeting is first made and the date which is one hundred fifty (150) days prior to the date of the annual meeting. In no event shall the adjournment or postponement of an annual meeting of stockholders (or any Public Announcement

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thereof) commence a new time period (or extend any time period) for the giving of a Notice of Proxy Access Nomination. To be in proper form, the Notice of Proxy Access Nomination shall set forth or be submitted with the following:

(A)	A copy of the Schedule 14N relating to the Stockholder Nominee that has been or concurrently is filed with the Securities and Exchange Commission in accordance with Rule 14a-18 under the Exchange Act (or any successor rule thereto);

(B)	Written notice of nomination of the Stockholder Nominee, which notice includes the following additional information, agreements, representations and warranties by the Eligible Stockholder:

(1)	all information required from nominating stockholders and stockholder nominees with respect to the nomination of directors pursuant to Section 11(b) of this ARTICLE II;

(2)	the details of any relationship that existed within the three years preceding the submission of the Notice of Proxy Access Nomination and that would have been required to be described pursuant to Item 6(e) of Schedule 14N (or any successor item) if such relationship existed on the date of the submission of the Schedule 14N;

(3)	a description of any agreement, arrangement or understanding with respect to the nomination between or among such stockholder and/or any beneficial owner, if any, on whose behalf the nomination is made, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing;

(4)	the details of any position of the Stockholder Nominee as an officer or director of any competitor (that is, any entity that produces products or provides services that compete with or are alternatives to the products produced or services provided by the Corporation or its affiliates) or significant supplier or customer of the Corporation within the three years preceding the submission of the Notice of Proxy Access Nomination;

(5)	a representation and warranty that the Eligible Stockholder (i) acquired the Required Shares in the ordinary course of business and neither acquired, nor is holding, such shares for the purpose or with the effect of influencing or changing control of the Corporation; (ii) has not engaged in, and will not engage in, and has not and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act (without reference to the exception in Section 14a-(l)(2)(iv)) (or any successor rules) with respect to the annual meeting of stockholders, other than with respect to nominees of such Eligible Stockholder or nominees of the Board of Directors; (iii) has not nominated and will not nominate for election to the Board of Directors any person other than the Stockholder Nominee(s); (iv) agrees to comply with all laws, rules and regulations applicable to the use, if any, of soliciting material; (v) will provide facts, statements and other information in all communications with the Corporation and its stockholders that are or will be, as applicable, true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading; (vi) meets the eligibility requirements set forth in these Bylaws; and (vii) will maintain qualifying ownership of the Required Shares at least through the date of the annual meeting of stockholders;

(6)	a representation that, within five business days after each of the date of the Notice of Proxy Access Nomination and the record date for the annual meeting of stockholders, the Eligible Stockholder will provide documentary evidence from each record holder of the Required Shares (and from each intermediary through which the Required Shares are or have been held during the requisite three-year holding period) evidencing the continuous ownership by the Eligible Stockholder of the Required Shares for at least three years as of the date of the Notice of Proxy Access Nomination and the record date, respectively;

(7)	a representation that the Stockholder Nominee: (i) qualifies as independent (including with respect to all committees of the Board of Directors) under the listing standards and rules of each exchange upon which the Corporation’s common stock is listed, any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the Board of Directors in determining and disclosing independence of the Corporation’s directors; (ii) is a “non-employee director” for the purposes of Rule 16b-3 under the Exchange Act (or any successor rule); (iii) meets the director qualification requirements, if any, set forth in publicly disclosed corporate governance policies and guidelines of the Corporation; and (iv) is not and has not been subject to any event specified in Rule 506(d)(1) of Regulation D (or any successor rule) under the Securities Act of 1933 or Item 401(f) of Regulation S-K (or any successor rule) under the Exchange Act, without reference to whether the event is material to an evaluation of the ability or integrity of the Stockholder Nominee;

(8)	a representation that the Schedule 14N relating to the Stockholder Nominee and provided in accordance with this Section 11(c)(v) of ARTICLE II is accurate and complete, and fully complies with the requirements of Schedule 14N under the Exchange Act; and

(9)	a representation and warranty that the Stockholder Nominee’s candidacy will not and, if elected, the Stockholder Nominee’s membership on the Board of Directors would not, violate applicable state or federal law or the listing standards or rules of any exchange upon which the Corporation’s common stock is listed;

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(C)	An executed agreement pursuant to which the Eligible Stockholder agrees:

(1)	to comply with all applicable laws, rules, regulations and listing standards in connection with the nomination, solicitation and election of the Stockholder Nominee;

(2)	to file any written solicitation or other communication with the Corporation’s stockholders relating to one or more of the Corporation’s directors or director nominees or any Stockholder Nominee with the Securities and Exchange Commission, regardless of whether any such filing is required under rule or regulation or whether any exemption from filing is available for such materials under any rule or regulation;

(3)	to refrain from distributing any form of proxy for the annual meeting of stockholders other than the form distributed by the Corporation;

(4)	to assume all liability stemming from any action, suit or proceeding concerning any actual or alleged legal or regulatory violation arising out of any communication by the Eligible Stockholder with the Corporation, its stockholders or any other person in connection with the nomination or election of directors, including the Notice of Proxy Access Nomination;

(5)	to indemnify and hold harmless (jointly with all other group members, in the case of a group member) the Corporation and each of its directors, officers and employees individually against any liability, loss, damages, expenses or other costs (including attorneys’ fees) incurred in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of or relating to any nomination, solicitation, or other activity by the Eligible Stockholder in connection with its efforts to elect a Stockholder Nominee pursuant to this Section 11(c) of ARTICLE II; and

(6)	in the event that any information included in the Notice of Proxy Access Nomination, or any other communication by the Eligible Stockholder (including with respect to any group member), with the Corporation, its stockholders or any person in connection with the nomination or election of directors ceases to be true and accurate in all material respects (or due to a subsequent development omits a material fact necessary to make the statements made not misleading), or that the Eligible Stockholder (including any group member) has failed to continue to satisfy the eligibility requirements described in Section 11(c)(iii) of this ARTICLE II, to promptly (and in any event within 48 hours of discovering such misstatement or omission) notify the Corporation and any other recipient of such communication of the misstatement or omission in such previously provided information and of the information that is required to correct the misstatement or omission; it being understood that providing any such notification shall not be deemed to cure any such defect or limit the Corporation’s right to omit a Stockholder Nominee from its proxy materials pursuant to this Section 11(c) of ARTICLE II;

(D)	An executed agreement pursuant to which the Stockholder Nominee consents to being named in the Corporation’s proxy statement and form of proxy (and will not agree to be named in any other person’s proxy statement or form of proxy with respect to the annual meeting of stockholders) as a nominee and to serving as a director of the Corporation if elected, and represents and agrees that such Stockholder Nominee is in compliance with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation;

(E)	If desired, a statement for inclusion in the proxy statement in support of the Stockholder Nominee’s candidacy, provided that such statement (1) shall not exceed 500 words, (2) shall fully comply with Section 14 of the Exchange Act and the rules and regulations thereunder, including Rule 14a-9, and (3) is provided at the same time as the relevant Notice of Proxy Access Nomination; and

(F)	In the case of a nomination by a group constituting an Eligible Stockholder, the designation by all group members of one group member as the exclusive member to interact with the Corporation on behalf of all members of the group for purposes of this Section 11(c) of ARTICLE II and to act on behalf of all group members with respect to matters relating to the nomination, including withdrawal of the nomination.

The information, statements, representations, undertakings, agreements, documents and other obligations required by this Section 11(c) (v) of ARTICLE II shall be provided (1) with respect to and executed by each group member, in the case of a group, and (2) with respect to the persons specified in Instruction 1 to Items 6(c) and (d) of Schedule 14N (or any successor item) in the case of an Eligible Stockholder or group member that is an entity. The Notice of Proxy Access Nomination shall be deemed submitted on the date on which all information and documents referred to in this Section 11(c)(v) of ARTICLE II (other than such information and documents explicitly contemplated in this Section 11(c)(v) of ARTICLE II to be provided after the date the Notice of Proxy Access Nomination) have been delivered to, or, if sent by mail, received by the Secretary at the principal executive offices of the Corporation. Notwithstanding any other provision of these Bylaws, the Corporation may in its sole discretion solicit against, and include in the proxy statement its own statements or other information relating to, any Eligible Stockholder and/or Stockholder Nominee, including any information provided to the Corporation with respect to the foregoing.

(vi)	Notwithstanding anything to the contrary, the Corporation may omit from its proxy materials any information not timely provided in accordance with these Bylaws or any information that is provided pursuant to this Section 11(c) of ARTICLE II, including all or any

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portion of the statement in support of the Stockholder Nominee included in the Notice of Proxy Access Nomination, if the Corporation in good faith determines that: (A) such information directly or indirectly impugns the character, integrity or personal reputation of, or directly or indirectly makes charges concerning improper, illegal or immoral conduct or associations, without factual foundation, with respect to, any person; (B) such information is not true in any material respect (or omits a material fact necessary in order to make the statements made not misleading); (C) the inclusion of such information in the proxy materials would otherwise violate any applicable law, rule or regulation; or (D) the inclusion of such information in the proxy materials would impose a material risk of liability upon the Corporation.

(vii)	Notwithstanding anything to the contrary in this Section 11(c) of ARTICLE II, the Corporation shall not be required to include in its proxy materials any Stockholder Nominee or information concerning such Stockholder Nominee, nor shall a vote be required to occur with respect to any such Stockholder Nominee at any such meeting (notwithstanding that proxies in respect of such vote may have been received by the Corporation), if:

(A)	the Corporation receives a notice (whether or not subsequently withdrawn) that a stockholder intends to nominate any candidate for election to the Board of Directors at the annual meeting of stockholders pursuant to the advance notice requirements for stockholder nominees for director set forth in Section 11(b) of this ARTICLE II;

(B)	the Stockholder Nominee or the Eligible Stockholder has engaged in or is engaged in, or has been or is a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act (without reference to the exception in Section 14a-(l)(2)(iv)) (or any successor rules) with respect to the annual meeting of stockholders, other than with respect to nominees of such Eligible Stockholder or nominees of the Board of Directors;

(C)	if another person is engaging in a “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act (without reference to the exception in Section 14a-(l)(2)(iv)) (or any successor rules) with respect to the annual meeting of stockholders, other than with respect to nominees of the Board of Directors;

(D)	the Stockholder Nominee’s nomination or election to the Board of Directors would cause the Corporation to be in violation of the Corporation’s Bylaws or Certificate of Incorporation, the listing standards or rules of any exchange upon which the Corporation’s common stock is listed, or any applicable law, rule or regulation;

(E)	the Stockholder Nominee was nominated for election to the Board of Directors pursuant to this Section 11(c) of ARTICLE II at one of the Corporation’s two preceding annual meetings of stockholders and either withdrew or became ineligible or unavailable or did not receive a number of votes cast in favor of his or her election at least equal to 25% of the shares present in person or by proxy and entitled to vote at such meeting;

(F)	the Stockholder Nominee is or has been within the past three years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, as amended;

(G)	the Stockholder Nominee is subject to any order of the type specified in Rule 506(d) of regulations promulgated under the Securities Act of 1933;

(H)	the Eligible Stockholder has failed to continue to satisfy the eligibility requirements described in Section 11(c)(iii) of this ARTICLE II, any of the representations and warranties made in the Notice of Proxy Access Nomination is not or ceases to be true and accurate in all material respects (or omits a material fact necessary to make the statement not misleading), the Stockholder Nominee becomes unwilling or unable to serve on the Board of Directors, or any violation or breach occurs of the obligations, agreements, representations or warranties of the Eligible Stockholder or the Stockholder Nominee under this Section 11(c) of ARTICLE II;

(I)	the Stockholder Nominee is not independent (including with respect to any committees of the Board of Directors) under the listing standards or rules of any exchange upon which the Corporation’s common stock is listed, any applicable rules of the Securities and Exchange Commission, or any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the Corporation’s directors; or

(J)	the Eligible Stockholder or, in the case of a nomination by a group, the designated lead group member, fails to appear at the annual meeting of stockholders to present any nomination submitted by such stockholder or group pursuant to this Section 11(c) of ARTICLE II.

Notwithstanding the foregoing, if any of the conditions set forth in clause (B) are satisfied, then no Stockholder Nominees shall be included in the proxy materials and no Stockholder Nominee shall be eligible or qualified for director election.

(viii)	This Section 11(c) of ARTICLE II shall be the exclusive means for stockholders to include nominees for election as a director of the Corporation in the Corporation’s proxy statement and on its form of proxy for an annual meeting of stockholders. For the avoidance of doubt, the provisions of this Section 11(c) of ARTICLE II shall not apply to a special meeting of stockholders, and the Corporation shall not be required to include a director nominee of a stockholder or any other person in the Corporation’s proxy statement or form of proxy for any special meeting of stockholders.

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(d)	Special Meetings of Stockholders. Only such business (other than Proposed Business as defined in Section 3 of ARTICLE II of these Bylaws) shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the notice of meeting. Only persons who are nominated in accordance and compliance with the procedures set forth in this Section 11(d) of ARTICLE II shall be eligible for election to the Board of Directors at a special meeting of stockholders at which directors are to be elected. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the notice of meeting only (i) by or at the direction of the Board of Directors or any committee thereof or (ii) provided that the Board of Directors has determined that directors are to be elected at such special meeting, by any stockholder of the Corporation who (A) was a stockholder of record at the time of giving of notice provided for in this Section 11(d) of ARTICLE II and through the time of the special meeting, (B) is entitled to vote at the meeting and (C) complies with the notice procedures provided for in this Section 11(d) of ARTICLE II. For the avoidance of doubt, the foregoing clause (ii) of this Section 11(d) of ARTICLE II shall be the exclusive means for a stockholder to propose nominations of persons for election to the Board of Directors at a special meeting of stockholders at which directors are to be elected, as previously determined by the Board of Directors. For nominations to be properly brought by a stockholder at a special meeting of stockholders, the stockholder must have given timely notice thereof in proper written form as described in this Section 11(d) of ARTICLE II to the Secretary. To be timely, a stockholder’s notice for the nomination of persons for election to the Board of Directors must be received by the Secretary at the principal executive offices of the Corporation not earlier than the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the tenth day following the day on which a Public Announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall any adjournment, recess, judicial stay, rescheduling, deferral or postponement of a special meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. Notices delivered pursuant to this Section 11(d) of ARTICLE II will be deemed received on any given day if received prior to the close of business on such day. To be in proper written form, such stockholder’s notice shall set forth all of the information required by, and otherwise be in compliance with, Section 11(b)(iii) of this ARTICLE II. In addition, any stockholder who submits a notice pursuant to this Section 11(d) of ARTICLE II is required to update and supplement the information disclosed in such notice, if necessary, in accordance with Section 11(e) of this ARTICLE II and shall comply with Section 11(g) of this ARTICLE II.

(e)	Update and Supplement of Stockholder’s Notice. Any stockholder who submits a notice of proposal for business (including in a Stockholder Requested Special Meeting) or nomination for election pursuant to this Section 11 of ARTICLE II (other than an Eligible Stockholder who submits a Notice of Proxy Access Nomination pursuant to Section 11(c) of this ARTICLE II, in which case the requirements set forth in Section 11(c) shall govern such Eligible Stockholder’s obligations to update and supplement its Notice of Proxy Access Nomination) is required to update and supplement the information disclosed in such notice, if necessary, so that the information provided or required to be provided in such notice shall be true and correct (A) as of the record date for determining the stockholders entitled to notice of the meeting of stockholders and (B) as of the date that is ten (10) business days prior to such meeting of the stockholders or any adjournment, rescheduling or postponement thereof, and such update and supplement shall (i) be received by the Secretary at the principal executive offices of the Corporation (x) not later than the Close of Business on the fifth (5th) business day after the record date for determining the stockholders entitled to receive notice of such meeting (in the case of an update and supplement required to be made as of the record date, under clause (A)), and (y) not later than the Close of Business on the eighth (8th) business day prior to the date for the meeting of stockholders or any adjournment, rescheduling or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned, rescheduled or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting of stockholders or any adjournment or postponement thereof, pursuant to clause (B)), (ii) be made only to the extent that information has changed since such stockholder’s prior submission and (iii) clearly identify the information that has changed since such stockholder’s prior submission. For the avoidance of doubt, any information provided pursuant to this Section 11(e) of ARTICLE II shall not be deemed to cure any deficiencies or inaccuracies in a notice previously delivered pursuant to this Section 11 of ARTICLE II and shall not extend the time period for the delivery of notice pursuant to this Section 11 of ARTICLE II. If a stockholder fails to provide such written update within such period, the information as to which such written update relates may be deemed not to have been provided in accordance with this Section 11 of ARTICLE II.

(f)	Definitions. For purposes of this Section 11 of ARTICLE II, the term:

(i)	“Affiliate” and “Associate” each shall have the respective meanings set forth in Rule 12b-2 under the Exchange Act;

(ii)	“Beneficial owner” and “beneficially owned” shall have the meaning set forth for such terms in Section 13(d) of the Exchange Act;

(iii)	“Close of Business” shall mean 5:00 p.m. Eastern Time on any calendar day, whether or not the day is a business day;

(iv)	“Derivative Positions” means, with respect to a stockholder or any Stockholder Associated Person, any derivative positions including, without limitation, any short position, profits interest, forward, future, swap, option, warrant, convertible security, stock appreciation right or similar right, repurchase agreement or arrangement, borrowed or loaned share and so-called “stock borrowing” agreement or arrangement or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or

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series of capital stock of the Corporation or otherwise and any performance-related fees (other than an asset-based fee) to which such stockholder or any Stockholder Associated Person is entitled to based, directly or indirectly, on any increase or decrease in the value of shares of capital stock of the Corporation, the effect or intent of which is to mitigate loss, manage risk or benefit from changes in the price of any securities of the Corporation, or maintain, increase or decrease the voting power of such stockholder or any Stockholder Associated Person with respect to securities of the Corporation, whether or not such instrument or right shall be subject to settlement in underlying shares of capital stock of the Corporation and without regard to whether such agreement, arrangement or understanding is required to be reported on a Schedule 13D, 13F or 13G in accordance with the Exchange Act;

(v)	“Hedging Transaction” means, with respect to a stockholder or any Stockholder Associated Person, any hedging or other transaction (such as borrowed or loaned shares) or series of transactions, or any other agreement, arrangement or understanding, the effect or intent of which is to mitigate loss, manage risk or benefit from changes in the price of any securities of the Corporation, or maintain, increase or decrease the voting power or economic or pecuniary interest of such stockholder or any Stockholder Associated Person with respect to the Corporation’s securities, whether or not such instrument or right shall be subject to settlement in underlying shares of capital stock of the Corporation and without regard to whether such agreement, arrangement or understanding is required to be reported on a Schedule 13D, 13F or 13G in accordance with the Exchange Act;

(vi)	“Public Announcement” means disclosure in a press release reported by the Dow Jones News Service, Associated Press, Business Wire, PR Newswire or comparable news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act; and

(vii)	“Stockholder Associated Person” shall mean, with respect to any stockholder giving notice and if different from such stockholder giving notice, any beneficial owner of shares of stock of the Corporation on whose behalf such stockholder is providing notice of any nomination or other business proposed, (A) any person controlling, directly or indirectly, or acting in concert with, such stockholder, (B) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such stockholder or any other Stockholder Associated Person (other than a stockholder that is a depositary), (C) any person directly or indirectly controlling, controlled by or under common control with such stockholder giving notice or beneficial owner(s), (D) any member of the immediate family of such stockholder giving notice or beneficial owner(s) sharing the same household, (E) any person or entity who is a member of a “group” (as such term is used in Rule 13d-5 under the Exchange Act (or any successor provision at law)) with, or is otherwise known by such stockholder or other Stockholder Associated Person to be acting in concert with, such stockholder, such beneficial owner(s) or any other Stockholder Associated Person with respect to the stock of the Corporation, (F) any affiliate or associate of such stockholder, such beneficial owner(s) or any other Stockholder Associated Person, (G) if such stockholder or any such beneficial owner is not a natural person, any Responsible Person, (H) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A) with such stockholder, such beneficial owner(s) or any other Stockholder Associated Person with respect to any proposed business or nominations, as applicable and (I) any proposed nominee.

(g)	Submission of Questionnaire, Representation and Agreement. To be qualified to be a nominee for election or reelection as a director of the Corporation, a person must deliver (in the case of a person nominated by a stockholder in accordance with Sections 11(b), 11(c) or 11(d) of this ARTICLE II, in accordance with the time periods prescribed for delivery of notice under such sections) to the Secretary at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request prior to submitting notice and which the Secretary shall provide to such stockholder within ten (10) days after receiving such request) and a written representation and agreement (in the form provided by the Secretary upon written request prior to submitting notice and which the Secretary shall provide to such stockholder within ten (10) days after receiving such request) that such person (i) is not and will not become a party to (A) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (B) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (ii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, (iii) would be in compliance, and if elected as a director of the Corporation will comply with all applicable rules of any securities exchanges upon which the Corporation’s securities are listed, the Certificate of Incorporation, these Bylaws, all applicable publicly disclosed corporate governance, ethics, conflict of interest, confidentiality, stock ownership and trading policies of the Corporation, (iv) consents to being named as a nominee in the Corporation’s proxy statement and form of proxy for the meeting, (v) intends to serve a full term as a director of the Corporation, if elected, and (vi) will provide facts, statements and other information in all communications with the Corporation and the Board that are or will be true and correct in all material respects and that do not and will not omit to state any material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading. A signed copy of each of the

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questionnaire and the written representation and agreement must be delivered to the Corporation within 10 days of the date that the Corporation makes such questionnaire or statement, as applicable, available to the stockholder seeking to make such nomination or to such nominee. The Corporation may also require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve either as a director of the Corporation or as an independent director of the Corporation under applicable Securities and Exchange Commission and stock exchange rules and the Corporation’s publicly disclosed corporate governance guidelines, or that could be material to a reasonable stockholder’s understanding of the qualifications and/or independence, or lack thereof, of such nominee, as determined in the Board of Directors’ sole discretion.

(h)	Authority of Chair; General Provisions. Except as otherwise provided by applicable law, the Certificate of Incorporation or these Bylaws, the Chair of the meeting shall have the power and duty to determine whether any nomination or other business proposed to be brought before the meeting was made or brought in accordance with the procedures set forth in these Bylaws and, if any nomination or other business is not made or brought in compliance with these Bylaws, to declare that such nomination or proposal of other business be disregarded and not acted upon and no vote shall be taken with respect to such nomination or proposed business, in each case, notwithstanding that proxies with respect to such vote may have been received by the Corporation. Notwithstanding the foregoing provisions of this Section 11 of ARTICLE II, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 11 of ARTICLE II, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(i)	Compliance with Exchange Act. Notwithstanding the foregoing provisions of these Bylaws, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in these Bylaws; provided, however, that any references in these Bylaws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit the requirements applicable to any nomination or other business to be considered pursuant to Section 11 of this ARTICLE II.

(j)	Effect on Other Rights. Nothing in these Bylaws shall be deemed to (A) affect any rights of the stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act, (B) confer upon any stockholder a right to have a nominee or any proposed business included in the Corporation’s proxy statement, except as set forth in the Certificate of Incorporation or these Bylaws, (C) affect any rights of the holders of any series of preferred stock to elect directors pursuant to any applicable provisions of the Certificate of Incorporation or (D) limit the exercise, the method or timing of the exercise of, the rights of any person granted by the Corporation to nominate directors, which rights may be exercised without compliance with the provisions of this Section 11 of ARTICLE II.

Section 12. Fixing a Record Date for Stockholder Meetings. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix, except as otherwise required by law, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 60 days nor less than 10 days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be the close of business on the next day preceding the day on which notice is first given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting in conformity herewith; and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance with the foregoing provisions of this Section 12 at the adjourned meeting.

Section 13. Action by Stockholders Without a Meeting. So long as stockholders of the Corporation have the right to act by written consent in accordance with Section 1 of ARTICLE EIGHT of the Certificate of Incorporation, the following provisions shall apply:

(a)	Record Date. For the purpose of determining the stockholders entitled to consent to corporate action in writing without a meeting as may be permitted by the Certificate of Incorporation or the certificate of designation relating to any outstanding class or series of preferred stock, the Board of Directors may fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than ten (10) (or the maximum number permitted by applicable law) days after the date on which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder of record seeking to have the stockholders authorize or take action by written consent shall, by written notice to the Secretary, request that the Board of Directors fix a record date, which notice shall include the text of any proposed resolutions. If no record date has been fixed by

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the Board of Directors pursuant to this Section 13(a) or otherwise within ten (10) days of receipt of a valid request by a stockholder, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required pursuant to applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation pursuant to Section 13(b); provided, however, that if prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall in such an event be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

(b)	Generally. Every written consent shall bear the date of signature of each stockholder who signs the consent, and no written consent shall be effective to take the corporate action referred to therein unless written consents signed by a sufficient number of stockholders to take such action are delivered to the Corporation, in the manner required by this Section 13, within sixty (60) (or the maximum number permitted by applicable law) days of the date of the earliest dated consent delivered to the Corporation in the manner required by this Section 13. The validity of any consent executed by a proxy for a stockholder pursuant to an electronic transmission transmitted to such proxy holder by or upon the authorization of the stockholder shall be determined by or at the direction of the Secretary. A written record of the information upon which the person making such determination relied shall be made and kept in the records of the proceedings of the stockholders. Any such consent shall be inserted in the minute book as if it were the minutes of a meeting of stockholders. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given by the Corporation (at its expense) to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for notice of such meeting had been the date that written consent signed by a sufficient number of holders to take the action were delivered to the Corporation.

Section 14. Conduct of Meetings.

(a)	Generally. Meetings of stockholders shall be presided over by the Chair of the Board, if any, or in the Chair’s absence or disability by the Chief Executive Officer, or in the Chief Executive Officer’s absence or disability, by the President, or in the President’s absence or disability, by a Vice President, or in the absence or disability of the foregoing persons by a chairperson designated by the Board of Directors, or in the absence of such designation by a chairperson chosen at the meeting. The Secretary shall act as secretary of the meeting, but in the Secretary’s absence or disability the chair of the meeting may appoint any person to act as secretary of the meeting.

(b)	Rules, Regulations and Procedures. The Board of Directors may adopt by resolution such rules, regulations and procedures for the conduct of any meeting of stockholders of the Corporation as it shall deem appropriate including, without limitation, such rules, guidelines and procedures as it may deem appropriate regarding the participation by means of remote communication of stockholders and proxyholders not physically present at a meeting, whether such meeting is to be held at a designated place or solely by means of remote communication. Except to the extent inconsistent with such rules, regulations and procedures as adopted by the Board of Directors, the chair of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chair, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chair of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety, health and security of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chair of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement of the meeting; (v) limitations on the time allotted to questions or comments by participants; (vi) removal of any stockholder or any other individual who refuses to comply with meeting rules, regulations or procedures; (vii) the conclusion, recess or adjournment of the meeting, regardless of whether a quorum is present, to a later date and time and at a place, if any, announced at the meeting; (viii) restrictions on the use of audio and video recording devices, cell phones and other electronic devices; (ix) rules, regulations or procedures for compliance with any state or local laws; and (x) procedures (if any) requiring attendees to provide the Corporation advance notice of their intent to attend the meeting. The chair of the meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a nomination or matter or business was not properly brought before the meeting and if such chair should so determine, such chair shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board of Directors or the chair of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure. The chair of the meeting shall determine and then announce at the meeting when the polls for each matter to be voted upon at the meeting will be opened and closed. After the polls close, no ballots, proxies or votes or any revocations or changes thereto may be accepted. The chair of the meeting shall have the power, for any reason, to recess and/or adjourn any meeting of stockholders to another place, if any, date and time.

(c)	Inspectors of Elections. The Corporation may, and to the extent required by law shall, in advance of any meeting of stockholders, appoint one or more inspectors of election to act at the meeting and make a written report thereof. One or more other persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the chair of the meeting shall appoint one or more inspectors to act at the meeting. Unless otherwise required by

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law, inspectors may be officers, employees or agents of the Corporation. No person who is a candidate for an office at an election may serve as an inspector at such election. Each inspector, before entering upon the discharge of such inspector’s duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector’s ability. The inspector shall have the duties prescribed by law and shall take charge of the polls and, when the vote is completed, shall make a certificate of the result of the vote taken and of such other facts as may be required by law. Every vote taken by ballots shall be counted by a duly appointed inspector or duly appointed inspectors.

ARTICLE III
DIRECTORS

Section 1. General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to such powers as are herein and in the Certificate of Incorporation expressly conferred upon it, the Board of Directors shall have and may exercise all the powers of the Corporation, subject to the provisions of the laws of the State of Delaware, the Certificate of Incorporation and these Bylaws.

Section 2. Election. The directors shall be elected in accordance with the Certificate of Incorporation.

Section 3. Annual Meetings. The annual meeting of the Board of Directors shall be held without other notice than this Bylaw immediately after, and at the same place as, the annual meeting of stockholders.

Section 4. Regular Meetings and Special Meetings. Regular meetings, other than the annual meeting, of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by resolution of the Board of Directors. Special meetings of the Board of Directors may be called by the Chair of the Board, if any, or by two or more directors then in office, and shall be held at the place, if any, on the date and at the time as he, she or they shall fix. Any and all business may be transacted at a special meeting of the Board of Directors.

Section 5. Notice of Meetings. Notice of regular meetings of the Board of Directors need not be given except as otherwise required by law or these Bylaws. Notice of each special meeting of the Board of Directors, and of each regular and annual meeting of the Board of Directors for which notice is required, shall be given by the Secretary as hereinafter provided in this Section 5. Such notice shall be state the date, time and place, if any, of the meeting. Notice of any special meeting, and of any regular or annual meeting for which notice is required, shall be given to each director at least (a) twenty-four (24) hours before the meeting if by telephone or by being personally delivered or sent by telex, telecopy, email or similar means, (b) five (5) days before the meeting if delivered by mail to the director’s residence or usual place of business or (c) on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances. Such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage prepaid, or when transmitted if sent by telex, telecopy, email or similar means. Neither the business to be transacted at, nor the purpose of, any special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

Section 6. Waiver of Notice. Any director may waive notice of any meeting of directors by a writing signed by the director or by electronic transmission. Any member of the Board of Directors or any committee thereof who is present at a meeting shall be conclusively presumed to have waived notice of such meeting except when such member attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Such member shall be conclusively presumed to have assented to any action taken unless his or her dissent shall be entered in the minutes of the meeting or unless his or her written dissent to such action shall be filed with the person acting as the secretary of the meeting before the adjournment thereof or shall be forwarded by registered mail to the secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to any member who voted in favor of such action.

Section 7. Chair of the Board, Quorum, Required Vote and Adjournment. The Board of Directors may elect, by the affirmative vote of a majority of the directors then in office, a Chair of the Board. The Chair of the Board must be a director and may be an officer of the Corporation. Subject to the provisions of these Bylaws and the direction of the Board of Directors, he or she shall perform all duties and have all powers which are commonly incident to the position of Chair of the Board or which are delegated to him or her by the Board of Directors, preside at all meetings of the stockholders and Board of Directors at which he or she is present and have such powers and perform such duties as the Board of Directors may from time to time prescribe. If the Chair of the Board is not present at a meeting of the Board of Directors, the Chief Executive Officer (if the Chief Executive Officer is a director and is not also the Chair of the Board) shall preside at such meeting, and, if the Chief Executive Officer is not present at such meeting, a majority of the directors present at such meeting shall elect one of the directors present at the meeting to so preside. A majority of the directors then in office shall constitute a quorum for the transaction of business. Unless by express provision of an applicable law, the Certificate of Incorporation or these Bylaws a different vote is required, the vote of a majority of directors present at a meeting at which a quorum is present at the time such matter is acted upon shall be the act of the Board of Directors. At any meeting of the Board of Directors, business shall be transacted in such order and manner as the Board of Directors may from time to time determine. If a quorum shall not be present at any meeting of the Board of Directors, the directors present

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thereat may, to the fullest extent permitted by law, adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 8. Committees.

(a)	The Board of Directors (i) may designate one or more committees, including an executive committee, consisting of one or more of the directors of the Corporation, and any committees required by the rules and regulations of such exchange as any securities of the Corporation are listed. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Except to the extent restricted by applicable law or the Certificate of Incorporation, each such committee, to the extent provided by the DGCL and in the resolution creating it, shall have and may exercise all the powers and authority of the Board of Directors. Each such committee shall serve at the pleasure of the Board of Directors. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors upon request.

(b)	Each committee of the Board of Directors may fix its own rules of procedure and shall hold its meetings as provided by such rules, except as may otherwise be provided by a resolution of the Board of Directors designating such committee. Unless otherwise provided in such a resolution, the presence of at least a majority of the members of the committee shall be necessary to constitute a quorum. All matters shall be determined by a majority vote of the members present at a meeting at which a quorum is present. Unless otherwise provided in such a resolution, in the event that a member and that member’s alternate, if alternates are designated by the Board of Directors, of such committee is or are absent or disqualified, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member.

(c)	Nothing in this Section 8 of ARTICLE III shall in any way limit the exercise, method or timing of the exercise of, the rights of any person granted by the Corporation with respect to the exercise, duties, composition or conduct of any committee of the Board of Directors.

Section 9. Action by Written Consent. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 10. Compensation. The Board of Directors shall have the authority to fix the compensation, including fees, reimbursement of expenses and equity compensation, of directors for services to the Corporation in any capacity, including for attendance of meetings of the Board of Directors or participation on any committees. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 11. Reliance on Books and Records. A member of the Board of Directors, or a member of any committee designated by the Board of Directors shall, in the performance of such member’s duties, be fully protected in relying in good faith upon records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of the Corporation’s officers or employees, or committees of the Board of Directors, or by any other person as to matters the member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

Section 12. Telephonic and Other Meetings. Unless restricted by the Certificate of Incorporation, any one or more members of the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors or such committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. Participation by such means shall constitute presence in person at a meeting.

ARTICLE IV
OFFICERS

Section 1. Number. The officers of the Corporation shall be elected by the Board of Directors and shall consist of a Chief Executive Officer, a President, one or more Vice Presidents, a Secretary, a Chief Financial Officer and such other officers and assistant officers as may be deemed necessary or desirable by the Board of Directors. Any number of offices may be held by the same person. In its discretion, the Board of Directors may choose not to fill any office for any period as it may deem advisable.

Section 2. Election and Term of Office. The officers of the Corporation shall be elected by the Board of Directors. The Chair of the Board, if any, shall be elected by the Board of Directors. Vacancies may be filled or new offices created and filled by the Board of Directors. Each officer shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as hereinafter provided.

Section 3. Removal. Any officer or agent elected by the Board of Directors may be removed with or without cause by the Board of Directors, a duly authorized committee thereof or by such officers as may be designated by a resolution of the Board of Directors, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

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Section 4. Vacancies. Any vacancy occurring in any office because of death, resignation, removal, disqualification or otherwise may be filled by the Board of Directors.

Section 5. Compensation. Compensation of all executive officers shall be approved by the Board of Directors or a duly authorized committee thereof, and no officer shall be prevented from receiving such compensation by virtue of his or her also being a director of the Corporation.

Section 6. Chief Executive Officer. The Chief Executive Officer shall have the powers and perform the duties incident to that position. The Chief Executive Officer shall, in the absence of the Chair of the Board, or if a Chair of the Board shall not have been elected, preside at each meeting of (a) the Board of Directors if the Chief Executive Officer is a director or (b) the stockholders. Subject to the powers of the Board of Directors and the Chair of the Board, the Chief Executive Officer shall be in general and active charge of the entire business and affairs of the Corporation, and shall be its chief policy making officer. The Chief Executive Officer shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or provided in these Bylaws. The Chief Executive Officer is authorized to execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. Whenever the President is unable to serve, by reason of sickness, absence or otherwise, the Chief Executive Officer shall perform all the duties and responsibilities and exercise all the powers of the President.

Section 7. The President. The President of the Corporation shall, subject to the powers of the Board of Directors, the Chair of the Board and the Chief Executive Officer, have general charge of the business, affairs and property of the Corporation, and control over its officers, agents and employees. The President shall see that all orders and resolutions of the Board of Directors are carried into effect. The President is authorized to execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. The President shall have such other powers and perform such other duties as may be prescribed by the Chair of the Board, the Chief Executive Officer, the Board of Directors or as may be provided in these Bylaws.

Section 8. Vice Presidents. The Vice President, or if there shall be more than one, the Vice Presidents, in the order determined by the Board of Directors or the Chair of the Board, shall, in the absence or disability of the President, act with all of the powers and be subject to all the restrictions of the President. The Vice Presidents shall also perform such other duties and have such other powers as the Board of Directors, the Chair of the Board, the Chief Executive Officer, the President or these Bylaws may, from time to time, prescribe. The Vice Presidents may also be designated as Executive Vice Presidents or Senior Vice Presidents, as the Board of Directors may from time to time prescribe.

Section 9. The Secretary and Assistant Secretaries. The Secretary shall attend all meetings of the Board of Directors (other than executive sessions thereof) and all meetings of the stockholders and record all the proceedings of the meetings in a book or books to be kept for that purpose or shall ensure that his or her designee attends each such meeting to act in such capacity. Under the Board of Directors’ supervision, the Secretary shall give, or cause to be given, all notices required to be given by these Bylaws or by law; shall have such powers and perform such duties as the Board of Directors, the Chair of the Board, the Chief Executive Officer, the President or these Bylaws may, from time to time, prescribe; and shall have custody of the corporate seal of the Corporation. The Secretary, or an Assistant Secretary, shall have authority to affix the corporate seal to any instrument requiring it and when so affixed, it may be attested by his or her signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his or her signature. The Assistant Secretary, or if there be more than one, any of the assistant secretaries, shall in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors, the Chair of the Board, the Chief Executive Officer, the President, or Secretary may, from time to time, prescribe.

Section 10. The Chief Financial Officer. The Chief Financial Officer shall have the custody of the corporate funds and securities; shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation as shall be necessary or desirable in accordance with applicable law or generally accepted accounting principles; shall deposit all monies and other valuable effects in the name and to the credit of the Corporation as may be ordered by the Chair of the Board or the Board of Directors; shall receive, and give receipts for, moneys due and payable to the Corporation from any source whatsoever; shall cause the funds of the Corporation to be disbursed when such disbursements have been duly authorized, taking proper vouchers for such disbursements; and shall render to the Board of Directors, at its regular meeting or when the Board of Directors so requires, an account of the Corporation; shall have such powers and perform such duties as the Board of Directors, the Chair of the Board, the Chief Executive Officer, the President or these Bylaws may, from time to time, prescribe.

Section 11. Appointed Officers. In addition to officers designated by the Board in accordance with this ARTICLE IV, the Chief Executive Officer may appoint other officers below the level of Board-appointed Vice President (including any officer with an Assistant title) as the Chief Executive Officer may from time to time deem expedient and may designate for such officers titles that appropriately reflect their positions and responsibilities. Such appointed officers shall have such powers and shall perform such duties as may be assigned to them by the Chief Executive Officer or the senior officer to whom they report, consistent with corporate policies. An appointed officer shall serve until the earlier of such officer’s resignation or such officer’s removal by the Chief Executive Officer at any time, either with or without cause.

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Section 12. Other Officers, Assistant Officers and Agents. Officers, assistant officers and agents, if any, other than those whose duties are provided for in these Bylaws, shall have such authority and perform such duties as may from time to time be prescribed by resolution of the Board of Directors and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board of Directors.

Section 13. Officers’ Bonds or Other Security. If required by the Board of Directors, any officer of the Corporation shall give a bond or other security for the faithful performance of his duties, in such amount and with such surety as the Board of Directors may require.

Section 14. Delegation of Authority. The Board of Directors may by resolution delegate the powers and duties of such officer to any other officer or to any director, or to any other person whom it may select.

ARTICLE V
CERTIFICATES OF STOCK

Section 1. Form. The shares of stock of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. If shares are represented by certificates, the certificates shall be in such form as required by applicable law and as determined by the Board of Directors. Each certificate shall certify the number of shares owned by such holder in the Corporation and shall be signed by, or in the name of the Corporation by (i) the Chair of the Board, the President or a Vice President and (ii) the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Corporation designated by the Board of Directors. Any or all signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed, or whose facsimile signature or signatures have been used on, any such certificate or certificates shall cease to be such officer, transfer agent or registrar of the Corporation whether because of death, resignation or otherwise before such certificate or certificates have been issued by the Corporation, such certificate or certificates may nevertheless be issued as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer, transfer agent or registrar of the Corporation at the date of issue. All certificates for shares shall be consecutively numbered or otherwise identified. The Board of Directors may appoint a bank or trust company organized under the laws of the United States or any state thereof to act as its transfer agent or registrar, or both in connection with the transfer of any class or series of securities of the Corporation. The Corporation, or its designated transfer agent or other agent, shall keep a book or set of books to be known as the stock transfer books of the Corporation, containing the name of each holder of record, together with such holder’s address and the number and class or series of shares held by such holder and the date of issue. When shares are represented by certificates, the Corporation shall issue and deliver to each holder to whom such shares have been issued or transferred, certificates representing the shares owned by such holder, and shares of stock of the Corporation shall only be transferred on the books of the Corporation by the holder of record thereof or by such holder’s attorney duly authorized in writing, upon surrender to the Corporation or its designated transfer agent or other agent of the certificate or certificates for such shares endorsed by the appropriate person or persons, with such evidence of the authenticity of such endorsement, transfer, authorization and other matters as the Corporation may reasonably require, and accompanied by all necessary stock transfer stamps. In that event, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate or certificates and record the transaction on its books. When shares are not represented by certificates, shares of stock of the Corporation shall only be transferred on the books of the Corporation by the holder of record thereof or by such holder’s attorney duly authorized in writing, with such evidence of the authenticity of such transfer, authorization and other matters as the Corporation may reasonably require, and accompanied by all necessary stock transfer stamps, and within a reasonable time after the issuance or transfer of such shares, the Corporation shall send the holder to whom such shares have been issued or transferred a written statement of the information required by applicable law. Unless otherwise provided by applicable law, the Certificate of Incorporation, Bylaws or any other instrument, the rights and obligations of the holders of uncertificated stock and the rights and obligations of the holders of certificates representing stock of the same class and series shall be identical.

Section 2. Lost Certificates. The Corporation may issue or direct a new certificate or certificates or uncertificated shares to be issued in place of any certificate or certificates previously issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the owner of the lost, stolen or destroyed certificate. When authorizing such issue of a new certificate or certificates or uncertificated shares, the Corporation may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his or her legal representative, to give the Corporation a bond in such sum as it may direct, sufficient to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

Section 3. Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its records as the owner of shares of stock to receive dividends, to vote, to receive notifications and otherwise to exercise all the rights and powers of an owner. The Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares of stock on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise required by applicable law.

Section 4. Fixing a Record Date for Purposes Other Than Stockholder Meetings or Actions by Written Consent. In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment or any rights or the

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stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purposes of any other lawful action (other than stockholder meetings and stockholder written consents which are expressly governed by Sections 12 and 13 of ARTICLE II hereof), the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

ARTICLE VI
GENERAL PROVISIONS

Section 1. Dividends. Subject to the Certificate of Incorporation, dividends upon the shares of capital stock of the Corporation may be declared and paid by the Board of Directors, in accordance with applicable law. Dividends may be paid in cash, in property or in shares of the Corporation’s theretofore unissued capital stock, subject to the provisions of applicable law and the Certificate of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends a reserve or reserves for any proper purpose. The Board of Directors may modify or abolish any such reserves in the manner in which they were created.

Section 2. Checks, Notes, Drafts, Etc. All checks, notes, drafts or other orders for the payment of money of the Corporation shall be signed, endorsed or accepted in the name of the Corporation by such officer, officers, person or persons as from time to time may be authorized by the Board of Directors or by an officer or officers authorized by the Board of Directors to make such designation.

Section 3. Contracts. In addition to the powers otherwise granted to officers pursuant to ARTICLE IV hereof, the Board of Directors may authorize any officer or officers, or any agent or agents, in the name and on behalf of the Corporation to enter into or execute and deliver any and all deeds, bonds, mortgages, contracts and other obligations or instruments, and such authority may be general or confined to specific instances.

Section 4. Loans. Subject to compliance with applicable law (including Section 13(k) of the Securities Exchange Act of 1934), the Corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the Corporation or of its subsidiaries, including any officer or employee who is a director of the Corporation or its subsidiaries, whenever, in the judgment of the directors, such loan, guaranty or assistance may reasonably be expected to benefit the Corporation. The loan, guaranty or other assistance may be with or without interest, and may be unsecured, or secured in such manner as the Board of Directors shall approve, including, without limitation, a pledge of shares of stock of the Corporation. Nothing in this section shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the Corporation at common law or under any statute.

Section 5. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

Section 6. Corporate Seal. The Board of Directors may provide a corporate seal which shall be in the form of a circle and shall have inscribed thereon the name of the Corporation and the words “Corporate Seal, Delaware.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise. Notwithstanding the foregoing, no seal shall be required by virtue of this Section.

Section 7. Voting Securities Owned By Corporation. Voting securities in any other Corporation held by the Corporation shall be voted by the Chair of the Board, Chief Executive Officer, the President or the Chief Financial Officer, unless the Board of Directors specifically confers authority to vote with respect thereto, which authority may be general or confined to specific instances, upon some other person or officer. Any person authorized to vote securities shall have the power to appoint proxies, with general power of substitution.

Section 8. Inspection of Books and Records. Subject to applicable law, the Board of Directors shall have power from time to time to determine to what extent and at what times and places and under what conditions and regulations the accounts and books of the Corporation, or any of them, shall be open to the inspection of the stockholders; and no stockholder shall have any right to inspect any account or book or document of the Corporation, except as conferred by the laws of the State of Delaware, unless and until authorized so to do by resolution of the Board of Directors.

Section 9. Facsimile Signatures. In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors.

Section 10. Section Headings. Section headings in these Bylaws are for convenience of reference only and shall not be given any substantive effect in limiting or otherwise construing any provision herein.

Section 11. Inconsistent Provisions. In the event that any provision of these Bylaws is or becomes inconsistent with any provision of the Certificate of Incorporation, the DGCL, or any other applicable law, the provision of these Bylaws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect.

Section 12. Severability. To the extent any provision of these Bylaws would be, in the absence of this Section 12, invalid, illegal or unenforceable for any reason whatsoever, such provision shall be severable from the other provisions of these Bylaws, and all provisions of these Bylaws shall be construed so as to give effect to the intent manifested by these Bylaws, including, to the maximum extent possible, the provision that would be otherwise invalid, illegal or unenforceable.

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ARTICLE VII
INDEMNIFICATION

Section 1. Right to Indemnification and Advancement. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved (including involvement, without limitation, as a witness) in any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that he or she is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including attorneys’ fees and related disbursements, judgments, fines, excise taxes, penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee’s heirs, executors and administrators; provided, however, that, except as provided in this Section 1 of this ARTICLE VII with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section 1 of ARTICLE VII shall be a contract right. In addition to the right to indemnification conferred herein, an indemnitee shall also have the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (an “advance of expenses”); provided, however, that if and to the extent that the DGCL requires, an advance of expenses shall be made only upon delivery to the Corporation of an undertaking (an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Section 1 or otherwise. The Corporation may also, by action of its Board of Directors, provide indemnification and advancement to employees and agents of the Corporation.

Section 2. Procedure for Indemnification. Any indemnification of a director or officer of the Corporation or advance of expenses (including attorneys’ fees, costs and charges) under this Section 2 of ARTICLE VII shall be made promptly, and in any event within forty-five days (or, in the case of an advance of expenses, twenty days, provided that the director or officer has delivered the undertaking contemplated by Section 1 of this ARTICLE VII if required), upon the written request of the director or officer. If the Corporation denies a written request for indemnification or advance of expenses, in whole or in part, or if payment in full pursuant to such request is not made within forty-five days (or, in the case of an advance of expenses, twenty days, provided that the director or officer has delivered the undertaking contemplated by Section 1 of this ARTICLE VII if required), the right to indemnification or advances as granted by this ARTICLE VII shall be enforceable by the director or officer in any court of competent jurisdiction. Such person’s costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation to the fullest extent permitted by applicable law. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of expenses where the undertaking required pursuant to Section 1 of this ARTICLE VII, if any, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the DGCL for the Corporation to indemnify the claimant for the amount claimed, but the burden of such defense shall be on the Corporation to the fullest extent permitted by law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

Section 3. Insurance. The Corporation may purchase and maintain insurance on its own behalf and on behalf of any person who is or was or has agreed to become a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, partner, member, trustee, administrator, employee or agent of another corporation, partnership, joint venture, limited liability company, trust or other enterprise against any expense, liability or loss asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify such person against such expenses, liability or loss under the DGCL.

Section 4. Service for Subsidiaries. Any person serving as a director, officer, partner, member, trustee, administrator, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, at least 50% of whose equity interests are owned by the Corporation (a “subsidiary” for purposes of this ARTICLE VII) shall be conclusively presumed to be serving in such capacity at the request of the Corporation.

Section 5. Reliance. Persons who after the date of the adoption of this provision become or remain directors or officers of the Corporation or who, while a director or officer of the Corporation, become or remain a director, officer, employee or agent of a subsidiary, shall be conclusively presumed to have relied on the rights to indemnity, advance of expenses and other rights contained in this ARTICLE VII in entering into or continuing such service. The rights to indemnification and to the advance of expenses conferred in this ARTICLE VII shall

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apply to claims made against an indemnitee arising out of acts or omissions which occurred or occur both prior and subsequent to the adoption hereof. Any amendment, alteration or repeal of this ARTICLE VII that adversely affects any right of an indemnitee or its successors shall be prospective only and shall not limit, eliminate, or impair any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment or repeal.

Section 6. Non-Exclusivity of Rights; Continuation of Rights of Indemnification. The rights to indemnification and to the advance of expenses conferred in this ARTICLE VII shall not be exclusive of any other right which any person may have or hereafter acquire under the Certificate of Incorporation or under any statute, by-law, agreement, vote of stockholders or disinterested directors or otherwise. All rights to indemnification under this ARTICLE VII shall be deemed to be a contract between the Corporation and each director or officer of the Corporation who serves or served in such capacity at any time while this ARTICLE VII is in effect. Any repeal or modification of this ARTICLE VII or repeal or modification of relevant provisions of the DGCL or any other applicable laws shall not in any way diminish any rights to indemnification and advancement of expenses of such director or officer or the obligations of the Corporation arising hereunder with respect to any proceeding arising out of, or relating to, any actions, transactions or facts occurring prior to the final adoption of such repeal or modification.

Section 7. Merger or Consolidation. For purposes of this ARTICLE VII, references to the “Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this ARTICLE VII with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

Section 8. Savings Clause. If this ARTICLE VII or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify and advance expenses to each person entitled to indemnification under Section 1 of this ARTICLE VII as to all expense, liability and loss (including attorneys’ fees and related disbursements, judgments, fines, excise taxes, penalties and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such person and for which indemnification and advancement of expenses is available to such person pursuant to this ARTICLE VII to the fullest extent permitted by any applicable portion of this ARTICLE VII that shall not have been invalidated and to the fullest extent permitted by applicable law.

ARTICLE VIII
AMENDMENTS

These Bylaws may be amended, altered, changed or repealed or new Bylaws adopted only in accordance with Section 1 of ARTICLE ELEVEN of the Certificate of Incorporation.

ARTICLE IX
EMERGENCY BYLAWS

Section 1. Emergency Bylaws. This ARTICLE IX shall be operative during any emergency, disaster or catastrophe, as referred to in Section 110 of the DGCL or other similar emergency condition (including a pandemic), as a result of which a quorum of the Board of Directors or a committee thereof cannot readily be convened for action (each, an “Emergency”), notwithstanding any different or conflicting provision in the preceding Sections of these Bylaws or in the Certificate of Incorporation. To the extent not inconsistent with the provisions of this ARTICLE IX, the preceding Sections of these Bylaws and the provisions of the Certificate of Incorporation shall remain in effect during such Emergency, and upon termination of such Emergency, the provisions of this ARTICLE IX shall cease to be operative unless and until another Emergency shall occur.

Section 2. Meetings; Notice. During any Emergency, a meeting of the Board of Directors or any committee thereof may be called by any member of the Board of Directors or such committee or the Chair of the Board, the Chief Executive Officer, the President or the Secretary of the Corporation. Notice of the place, date and time of the meeting shall be given by any available means of communication by the person calling the meeting to such of the directors or committee members and Designated Officers (as defined below) as, in the judgment of the person calling the meeting, it may be feasible to reach. Such notice shall be given at such time in advance of the meeting as, in the judgment of the person calling the meeting, circumstances permit.

Section 3. Quorum. At any meeting of the Board of Directors called in accordance with Section 2 above, the presence or participation of three (3) directors shall constitute a quorum for the transaction of business, and at any meeting of any committee of the Board of Directors called in accordance with Section 2 above, the presence or participation of one (1) committee member shall constitute a quorum for the transaction of business. In the event that no directors are able to attend a meeting of the Board of Directors or any committee thereof, then the Designated Officers in attendance shall serve as directors or committee members, as the case may be, for the meeting, without any additional quorum requirement and will have full powers to act as directors or committee members, as the case may be, of the Corporation.

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Section 4. Liability. No officer, director or employee of the Corporation acting in accordance with the provisions of this ARTICLE IX shall be liable except for willful misconduct.

Section 5. Amendments. At any meeting called in accordance with Section 2 above, the Board of Directors, or any committee thereof, as the case may be, may modify, amend or add to the provisions of this ARTICLE IX as it deems it to be in the best interests of the Corporation and as is practical or necessary for the circumstances of the Emergency.

Section 6. Repeal or Change. The provisions of this ARTICLE IX shall be subject to repeal or change by further action of the Board of Directors or by action of the stockholders pursuant to ARTICLE VIII of these Bylaws, but no such repeal or change shall modify the provisions of Section 4 above with regard to action taken prior to the time of such repeal or change.

Section 7. Definitions. For purposes of this ARTICLE IX, the term “Designated Officer” means an officer identified on a numbered list of officers of the Corporation who shall be deemed to be, in the order in which they appear on the list up until a quorum is obtained, directors of the Corporation or members of a committee of the Board of Directors, as the case may be, for purposes of obtaining a quorum during an Emergency, if a quorum of directors or committee members, as the case may be, cannot otherwise be obtained during such Emergency, which officers have been designated by the Board of Directors from time to time but in any event prior to such time or times as an Emergency may have occurred.

* * * * *

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CDW LEADERSHIP

Board of Directors

Virginia C. Addicott

Retired President and Chief Executive Officer,

FedEx Custom Critical

James A. Bell

Retired Executive Vice President,

Corporate President and Chief Financial Officer,

The Boeing Company

Lynda M. Clarizio

Co-Founder and General Partner of The 98 and

Former Executive Vice President, Strategic Initiatives,

The Nielsen Company (US), LLC

Paul J. Finnegan*

Co-Chief Executive Officer,

Madison Dearborn Partners, LLC

Anthony R. Foxx

Former United States Secretary of Transportation

Marc E. Jones

Chairman, President and Chief Executive Officer,

Aeris Communications

Christine A. Leahy

Chair, President and Chief Executive Officer,

CDW Corporation

Sanjay Mehrotra

President and Chief Executive Officer,

Micron Technology, Inc.

David W. Nelms

Lead Independent Director of the Board,

CDW Corporation;

Retired Chairman and Chief Executive Officer,

Discover Financial Services, Inc.

Joseph R. Swedish

Retired Chairman, President and Chief Executive Officer,

Anthem, Inc.

Donna F. Zarcone

Retired President and Chief Executive Officer,

The Economic Club of Chicago

Executive Committee

Christine A. Leahy

Chair, President and Chief Executive Officer

Jill M. Billhorn

Senior Vice President, Corporate Sales

Sona Chawla

Chief Growth and Innovation Officer

Mark C. Chong

Senior Vice President, Integration Lead

Elizabeth H. Connelly

Senior Vice President, Healthcare

Christina M. Corley

Chief Commercial and Operating Officer

Michael S. Drory

Senior Vice President, Strategy and Corporate Development

Andrew J. Eccles

Senior Vice President, Integrated Technology Solutions

Robert F. Kirby

Senior Vice President, Public Sales

Frederick J. Kulevich

Senior Vice President, General Counsel and Corporate Secretary

Albert J. Miralles

Senior Vice President and Chief Financial Officer

Aletha C. Noonan

Senior Vice President, Product and Partner Management

Anand J. Rao

Senior Vice President, Chief Marketing and Digital Officer

Sanjay Sood

Senior Vice President and Chief Technology Officer

Carolyn A. Wiesenhahn

Chief People Officer and Senior Vice President, Coworker Success

* Retiring immediately prior to the 2023 Annual Meeting.

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CDW Corporation
75 Tri-State International
Lincolnshire, IL 60069

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CDW PEOPLE WHO GET IT®

CDW CORPORATION
75 TRI-STATE INTERNATIONAL
LINCOLNSHIRE, IL 60069

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/CDW2023**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V06806-P89221 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CDW CORPORATION

The Board of Directors recommends you vote FOR the following ten Directors (Term to Expire at 2024 Annual Meeting):

1. Election of Directors

Nominees:	For	Against	Abstain
1a. Virginia C. Addicott	☐	☐	☐
1b. James A. Bell	☐	☐	☐
1c. Lynda M. Clarizio	☐	☐	☐
1d. Anthony R. Foxx	☐	☐	☐
1e. Marc E. Jones	☐	☐	☐
1f. Christine A. Leahy	☐	☐	☐
1g. Sanjay Mehrotra	☐	☐	☐
1h. David W. Nelms	☐	☐	☐
1i. Joseph R. Swedish	☐	☐	☐
1j. Donna F. Zarcone	☐	☐	☐

The Board of Directors recommends you vote FOR proposal 2.	For	Against	Abstain
2. To approve, on an advisory basis, named executive officer compensation.	☐	☐	☐

The Board of Directors recommends you vote 1 YEAR on proposal 3.	1 Year	2 Years	3 Years	Abstain
3. To approve, on an advisory basis, the frequency of the advisory vote to approve named executive officer compensation.	☐	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

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V06807-P89221

CDW CORPORATION
Annual Meeting of Stockholders
May 18, 2023
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Frederick J. Kulevich and Albert J. Miralles, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of CDW Corporation that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 a.m., CDT, on May 18, 2023, to be held virtually at: www.virtualshareholdermeeting.com/CDW2023, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF EACH OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR PROPOSALS 2, 4, 5, 6 AND 1 YEAR ON PROPOSAL 3. IF ANY OTHER MATTERS PROPERLY COME BEFORE THE MEETING, OR ANY ADJOURNMENT THEREOF, THE PERSON(S) NAMED ABOVE WILL VOTE IN THEIR DISCRETION. THIS PROXY REVOKES ANY PROXY PREVIOUSLY GIVEN.

Continued and to be signed on reverse side